                             PARTICIPATION AGREEMENT

                            Dated as of May 25, 1995

                                      among


FOUNDATION HEALTH MEDICAL SERVICES,
as Construction Agent and as Lessee,

FOUNDATION HEALTH CORPORATION, as Guarantor,

FIRST SECURITY BANK OF UTAH, N.A.,
not individually, except as expressly
stated herein, but solely as Owner Trustee under the FH Trust 1995-1


SUMITOMO BANK LEASING AND FINANCE, INC.
and
THE BANK OF NOVA SCOTIA
and
NATIONSBANK OF TEXAS, N.A.,
as Holders,


and


NATIONSBANK OF TEXAS, N.A.,
as Administrative Agent for the
Lenders

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  THE LOANS. . . . . . . . . . . . . . . . . . . . . . . . .       1

SECTION 2.  HOLDER ADVANCES  . . . . . . . . . . . . . . . . . . . . .       1

SECTION 3.  SUMMARY OF TRANSACTIONS. . . . . . . . . . . . . . . . . .       2
     3.1.  Operative Agreements. . . . . . . . . . . . . . . . . . . .       2
     3.2.  Property Purchase . . . . . . . . . . . . . . . . . . . . .       2
     3.3.  Construction of Improvements; Lease or
           Disposition of Properties . . . . . . . . . . . . . . . . .       2
     3.4.  Holder Advances . . . . . . . . . . . . . . . . . . . . . .       3

SECTION 4.  THE CLOSINGS . . . . . . . . . . . . . . . . . . . . . . .       3
     4.1.  Initial Closing Date. . . . . . . . . . . . . . . . . . . .       3
     4.2.  Initial Closing Date; Property Closing Dates. . . . . . . .       3

SECTION 5.  FUNDING OF ADVANCES; REPORTING REQUIREMENTS ON COMPLETION DATE;
LESSEE DELIVERY OF NOTICES . . . . . . . . . . . . . . . . . . . . . .       3
     5.1.  General . . . . . . . . . . . . . . . . . . . . . . . . . .       3
     5.2.  Procedures for Funding. . . . . . . . . . . . . . . . . . .       3
     5.3.  Conditions to the Holders' and the Lenders' Obligations to
           Advance funds for the Acquisition of Property . . . . . . .       4
     5.4.  Conditions to the Holders' and the Lenders' Obligations to Make
           Construction Advances for the Commencement of Construction
           of any Improvements . . . . . . . . . . . . . . . . . . . .       6
     5.5.  Conditions to the Holders' and the Lenders' Obligations to Make
           Construction Advances for the Ongoing Construction
           on any Property prior to the Construction Period Termination
           Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
     5.6.  Advances Subsequent to Completion Date;
           Reporting and Delivery Requirements on
           Completion Date . . . . . . . . . . . . . . . . . . . . . .       8
     5.7.  Construction Agent Delivery of Allocation
           Notice, Notice Regarding the Holder
           Construction Property Cost and Construction
           Budget Modifications. . . . . . . . . . . . . . . . . . . .       9



SECTION 6.  CONDITIONS OF THE INITIAL CLOSING. . . . . . . . . . . . .       9
     6.1.  Conditions to the Lessor's and the Holders' Obligations . .       9
     6.2.  Conditions to the Lessee's Obligations. . . . . . . . . . .      11
     6.3.  Conditions to the Obligations . . . . . . . . . . . . . . .      13

SECTION 7.  REPRESENTATIONS AND WARRANTIES ON THE INITIAL CLOSING DATE . . . 13
     7.1.  Representations and Warranties of the Holders . . . . . . .      13
     7.2.  Representations and Warranties of the Owner
           Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .      15
     7.3.  Representations and Warranties of the
           Construction Agent and the Lessee . . . . . . . . . . . . .      18
     7.4.  Representations and Warranties of the Agent . . . . . . . .      22

SECTION 8.  REPRESENTATIONS AND WARRANTIES ON FUNDING
DATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
     8.1.  Representations and Warranties on Property
           Closing Dates . . . . . . . . . . . . . . . . . . . . . . .      23
     8.2.  Representations and Warranties Upon Initial
           Construction Advances . . . . . . . . . . . . . . . . . . . . . . 25
     8.3.  Representations and Warranties Upon the Date
           of Each Construction Advance that is not an
           Initial Advance . . . . . . . . . . . . . . . . . . . . . .      27

SECTION 9.  PAYMENT OF CERTAIN EXPENSES. . . . . . . . . . . . . . . .      28
     9.1.  Transaction Expenses. . . . . . . . . . . . . . . . . . . .      28
     9.2.  Brokers' Fees and Stamp Taxes . . . . . . . . . . . . . . .      29
     9.3.  Certain Fees and Expenses . . . . . . . . . . . . . . . . .      29
     9.4.  Unused Fee. . . . . . . . . . . . . . . . . . . . . . . . .      29

SECTION 10.  OTHER COVENANTS AND AGREEMENTS. . . . . . . . . . . . . .      30
     10.1.  Cooperation with the Construction Agent or the Lessee. . .      30
     10.2.  Covenants of the Owner Trustee and the Holders . . . . . .      30
     10.3.  Lessee and Guarantor Covenants, Consent and Acknowledgment      34
     10.4.  Sharing of Certain Payments. . . . . . . . . . . . . . . .      34
     10.5.  Grant of Easements, etc. . . . . . . . . . . . . . . . . .      35
     10.6.  Construction Period Termination Date . . . . . . . . . . .      35

SECTION 11.  CREDIT AGREEMENT AND TRUST AGREEMENT. . . . . . . . . . .      36
     11.1.  Construction Agent's and Lessee's Credit
            Agreement Rights . . . . . . . . . . . . . . . . . . . . .      36
     11.2.  Construction Agent's and Lessee's Trust
            Agreement Rights . . . . . . . . . . . . . . . . . . . . .      37

SECTION 12.  TRANSFER OF INTEREST. . . . . . . . . . . . . . . . . . .      37
     12.1.  Restrictions on Transfer . . . . . . . . . . . . . . . . .      37
     12.2.  Effect of Transfer . . . . . . . . . . . . . . . . . . . .      38

SECTION 13.  INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . .      38
     13.1.  General Indemnity. . . . . . . . . . . . . . . . . . . . .      38
     13.2.  General Tax Indemnity. . . . . . . . . . . . . . . . . . .      41
     13.3.  Joint and Several Obligations of the Indemnity Provider. .      46

SECTION 14.  MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . .      46
     14.1.  Survival of Agreements . . . . . . . . . . . . . . . . . .      46
     14.2.  No Broker, etc . . . . . . . . . . . . . . . . . . . . . .      46
     14.3.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .      46
     14.4.  Counterparts . . . . . . . . . . . . . . . . . . . . . . .      48
     14.5.  Amendments and Termination . . . . . . . . . . . . . . . .      48
     14.6.  Headings, etc. . . . . . . . . . . . . . . . . . . . . . .      48
     14.7.  Parties in Interest. . . . . . . . . . . . . . . . . . . .      48
     14.8.  GOVERNING LAW; SUBMISSION TO JURISDICTION;
            WAIVER OF JURY TRIAL; FINAL AGREEMENT. . . . . . . . . . .      48
     14.9.  Severability . . . . . . . . . . . . . . . . . . . . . . .      49
     14.10. Liability Limited. . . . . . . . . . . . . . . . . . . . .      50
     14.11. Rights of Lessee . . . . . . . . . . . . . . . . . . . . .      51
     14.12. Further Assurances . . . . . . . . . . . . . . . . . . . .      51
     14.13. Calculations under Operative Agreements. . . . . . . . . .      52
     14.14. Confidentiality. . . . . . . . . . . . . . . . . . . . . .      52

EXHIBITS

A - Forms of Requisition - Sections 4.2 and 5.2

B - Officer's Certificate - Section 5.6

C - Legal Opinion - Section 6.1(c)

D - Officer's Certificate - Section 6.1(g)

E - Officer's Certificate - Section 6.1(h)

F - Officer's Certificate - Section 6.2(d)

G - Officer's Certificate - Section 6.2(e)

H - Legal Opinion - Section 6.2(f)

I - Form of Limited Power of Attorney

Appendix A     Rules of Usage and Definitions
                             PARTICIPATION AGREEMENT

     PARTICIPATION AGREEMENT, dated as of May 25, 1995 (this "Agreement"), is by and among FOUNDATION HEALTH MEDICAL SERVICES, a California corporation ("Lessee" or the "Construction Agent"); FOUNDATION HEALTH CORPORATION, a Delaware corporation (the "Guarantor"), FIRST SECURITY BANK OF UTAH, N.A., a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as Owner Trustee under the FH Trust 1995-1 (the "Owner Trustee" or the "Lessor"); NATIONSBANK OF TEXAS, N.A., a national banking association, as Administrative Agent (in such capacity, the "Agent") for the Lenders, the Lenders (as herein defined); and SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation, THE BANK OF NOVA SCOTIA, a Canadian corporation, and NATIONSBANK OF TEXAS, N.A., a national banking association, as holders of the certificates issued with respect to the FH Trust 1995-1 (collectively, the "Holders" and individually, a "Holder"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

     In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1.  THE LOANS.

     The Lenders agree to make loans to the Lessor from time to time in an aggregate principal amount of up to $58,200,000 in order for the Lessor to acquire the Properties and certain Improvements and to develop and construct certain improvements in accordance with the Agency Agreement and the terms and provisions hereof, and in consideration of the receipt of such Loan proceeds, the Lessor will issue the Notes (together with any note or notes issued in exchange or substitution therefor in accordance with the Credit Agreement, the "Notes"). The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Lenders agree to make the Loans from time to time at the request of the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to acquire the Properties, to acquire the Equipment, to construct certain Improvements and to cause the Lessee to lease the Properties, each in accordance with the Agency Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

     SECTION 2.  HOLDER ADVANCES.

     Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto on the Initial Closing Date, each Property Closing Date and each other date Advances are made in accordance with Section 5 hereof, each Holder shall make a Holder Advance on a pro rata basis to the Owner Trustee with respect to the FH Trust 1995-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Advances shall be three percent (3%) of the amount of the Advance being funded on such date; provided, no Holder shall be obligated for any Holder Advance in excess of its pro rata share of the Available Holder Commitment. No prepayment or any other payment with respect to any Advance shall be permitted such that the Holder Advance with respect to such Advance is less than 3% of the outstanding amount of such Advance, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.

     SECTION 3.  SUMMARY OF TRANSACTIONS.

     A. OPERATIVE AGREEMENTS. On the date hereof (the "Initial Closing Date"), each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Guaranty Agreement, the Agency Agreement, the Credit Agreement, the Trust Agreement, the Security Agreement and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

     B. PROPERTY PURCHASE. On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Section 2 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will make Loans in accordance with Section 5 of this Agreement and the terms and provisions of the Credit Agreement, and (c) the Lessor will purchase the applicable Property identified by the Construction Agent and grant the Agent a Lien on such Property by execution of the required Security Documents.

     C. CONSTRUCTION OF IMPROVEMENTS; LEASE OR DISPOSITION OF PROPERTIES. Construction Advances will be made with respect to particular Improvements to be constructed and with respect to ongoing construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of Lessor respecting the construction of such Improvements and the expenditures of the Construction Advances related thereto. The Construction Agent shall promptly notify Lessor upon Completion of the Improvements and at such time Lessee shall execute and deliver to Lessor a Lease Supplement relating to the particular Property, whereupon the Basic Term shall commence with respect to such Property.

     D. HOLDER ADVANCES. As more particularly provided in the Trust Agreement and Section 8 of the Credit Agreement, at all times prior to the Maturity Date or an Acceleration, the outstanding Holder Advances shall represent at least 3% of the sum of the outstanding Loans plus outstanding Holder Advances.

     SECTION 4.  THE CLOSINGS.

     A. INITIAL CLOSING DATE. All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Moore & Van Allen, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

     B. INITIAL CLOSING DATE; PROPERTY CLOSING DATES; CONSTRUCTION ADVANCES. The Construction Agent shall deliver to the Lessor and the Agent a requisition (a "Requisition"), in the form attached hereto as EXHIBIT A or in such other form as is reasonably satisfactory to the Lessor and the Agent, in connection with (a) the Initial Closing Date relating to the Transaction Expenses and other fees, expenses and disbursements payable by the Lessor pursuant to Section 9.1(a) with invoices (in form and substance acceptable to the Agent and the Lessor) for such Transaction Expenses and other fees, expenses and disbursements attached to such Requisition, (b) each Property Closing Date relating to each Acquisition Advance pursuant to Section 5.3 and (c) each date of a Construction Advance pursuant to Sections 5.4 or 5.5.

     SECTION 5. FUNDING OF ADVANCES; REPORTING REQUIREMENTS ON COMPLETION DATE; LESSEE DELIVERY OF NOTICES.

     A.   GENERAL.   To the extent funds have been made available to the Lessor as Loans by the Lenders and Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) to pay interest regarding the Loans relating to a Property and to pay the Holder Yield regarding the Holder Advances relating to a Property, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Basic Term Commencement Date with respect to such Property, (ii) at the direction of the Construction Agent to acquire Properties in accordance with the terms of this Agreement, the Agency Agreement, the Lease and the other Operative Agreements, and (iii) to make Advances to the Construction Agent to permit the development, construction, modification and renovation, as applicable, of Improvements in accordance with the terms of the Agency Agreement, the Lease and the other Operative Agreements.

     B. PROCEDURES FOR FUNDING. 1. The Construction Agent shall designate the date for the initial Advance in accordance with the requirements of this Agreement, and thereafter, each and every Advance shall be made on a Scheduled Interest Payment Date. Not less than three (3) Business Days prior to each date on which an Advance is to be made, the Construction Agent shall deliver to the Lessor and the Agent, (A) on the Initial Closing Date and on each Property Closing Date, a Requisition as described in Section 4.2 hereof (including without limitation a legal description of the Land, a schedule of the Improvements and a schedule of the Equipment acquired on such date, each of the foregoing in a form reasonably acceptable to the Lessor and the Agent) and (B) on each date for a Construction Advance, a Requisition identifying (among other things) the Work performed for which an Advance is requested and the Property to which such Work relates.

          2. Each Requisition shall: (i) be irrevocable, (ii) request an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holder make a Holder Advance and that the Lenders make Loans to the Lessor for the payment of the Property Acquisition Costs (in the case of a Property Closing Date) or other Property Costs (in the case of a Construction Advance) that have previously been incurred and were not the subject of a prior Requisition, in each case as specified in the Requisition.

          3. So long as no Default or Event of Default has occurred and is continuing and subject to the Lessor and the Agent having each received the materials required by Sections 5.3, 5.4 or 5.5, as applicable, on each Property Closing Date or the date on which the Construction Advance is to be made, as applicable, (i) the Lenders shall make Loans to the Lessor in an aggregate amount equal to 97% of the Requested Funds specified in any Requisition, up to an aggregate principal amount equal to the Available Commitments, (ii) each Holder shall make a pro rata Holder Advance based on its Holder Commitment in an amount such that the aggregate of all Holder Advances at such time shall be 3% of the balance of the Requested Funds specified in such Requisition, provided no such Holder Advance shall exceed such Holder's pro rata share of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Advances made on such date shall
     (x) be used by the Lessor to pay the Property Acquisition Costs (in the case of a Property Closing Date), (y) be used by the Lessor to pay interest regarding the Loans and to pay the Holder Yield regarding the Holder Advances relating to a Property, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Basic Term Commencement Date with respect to such Property, or (z) be advanced by the Lessor to the Construction Agent or the Lessee to pay Property Costs, as applicable.

     C. CONDITIONS TO THE HOLDERS' AND THE LENDERS' OBLIGATIONS TO ADVANCE FUNDS FOR THE ACQUISITION OF PROPERTY. The obligations of the Holders to make a Holder Advance, and of the Lenders to make Loans to the Lessor, on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by Lessor under Section 9.1(b) of this Agreement and to acquire a Property (an "Acquisition Advance") are subject to the prior or contemporaneous satisfaction or waiver of the following conditions:

          1. the correctness on such Property Closing Date of the representations and warranties of the Owner Trustee, the Construction Agent, the Lessee, the Guarantor and the Holders contained herein and in each of the other Operative Agreements;

          2.   [intentionally omitted];

          3. the Agent and the Owner Trustee shall have received a fully executed counterpart of the Requisition, appropriately completed;

          4.   [intentionally omitted];

          5. the Construction Agent shall have delivered to the Lessor a Deed with respect to the Land and existing Improvements, respecting such of the foregoing as are being acquired on such Property Closing Date to the Lessor, and such Land and existing Improvements shall be located in an Approved State;

          6. there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by such Requisition;

          7. the Construction Agent shall have delivered to the Agent and the Owner Trustee, title insurance policies in favor of the Owner Trustee and the Agent in form and substance acceptable to the Owner Trustee and the Agent, with such title exceptions thereto as are acceptable to the Owner Trustee and the Agent (it being agreed by the Owner Trustee and the Agent that title exceptions of the nature of or similar to those disclosed on title insurance policies reviewed by the Agent prior to the Initial Closing Date will be acceptable to the Owner Trustee and the Agent);

          8. the Construction Agent shall have delivered to the Agent and the Owner Trustee (i) a Phase I environmental site assessment and (ii) a survey, in each case prepared by an independent recognized professional acceptable to the Agent and the Owner Trustee and in a form and substance that satisfies all applicable Legal Requirements and is otherwise acceptable to the Agent and the Owner Trustee;

          9. the Construction Agent shall have caused to be delivered to the Agent and the Owner Trustee a legal opinion (in form and substance satisfactory to the Agent and the Owner Trustee) from counsel located in the state where the Property is located or, if the Agent and the Owner Trustee have previously received an opinion from counsel in such state, the Agent and the Owner Trustee (in their discretion) may accept an update or a reaffirmation of the previous opinion;

          10. the Owner Trustee and the Agent shall be satisfied, in their discretion, that the acquisition of the Property and the execution of the Mortgage Instrument and the other Security Documents will not adversely affect the rights of the Owner Trustee, the Holders, the Agent or the Lenders under or with respect to the Operative Agreements in effect as of the applicable Property Closing Date (it being understood and acknowledged that the Agent and the Owner Trustee may require that the Construction Agent deliver an acceptable legal opinion in connection with this condition); and
          11. the Lessor shall have delivered to the Agent and there shall have been recorded by the Agent a Mortgage Instrument and Lender Financing Statements respecting such Property, each in a form acceptable to the Agent.

     D. CONDITIONS TO THE HOLDERS' AND THE LENDERS' OBLIGATIONS TO MAKE CONSTRUCTION ADVANCES FOR THE COMMENCEMENT OF CONSTRUCTION OF ANY IMPROVEMENTS. The obligations of the Holders to make a Holder Advance, and the Lenders to make Loans to the Lessor for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by Lessor under Section 9.1(b) of this Agreement, to make an Initial Construction Advance or to pay interest regarding the Loans relating to a Property and to pay the Holder Yield regarding the Holder Advances relating to a Property, in each case regarding such interest and Holder Yield to the extent accrued and payable under the Credit Agreement or Trust Agreement (as the case may be), during the period prior to the Basic Term Commencement Date with respect to such Property, are subject to the satisfaction or waiver of the following conditions precedent:

          1. the correctness on such date of the representations and warranties of the Owner Trustee, the Construction Agent, the Lessee, the Guarantor, and the Holders contained herein and in each of the other Operative Agreements;

          2.   [intentionally omitted];

          3. the Agent and the Owner Trustee shall have received a fully executed counterpart of the Requisition;

          4. with respect to each Initial Construction Advance, the Agent and the Owner Trustee shall have received a copy of the Construction Budget for each Property for the completion of the Improvements for which such Advance relates and a copy of the Plans and Specifications for each such Property for which such Advance relates;

          5. with respect to each Initial Construction Advance, the title insurance policy delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (d) above;

          6. there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by such Requisition; and

          7. with respect to each Initial Construction Advance, based upon Construction Budgets which satisfy the requirements of subparagraph (d) above, the Available Commitment and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements.

     E. CONDITIONS TO THE HOLDERS' AND THE LENDERS' OBLIGATIONS TO MAKE CONSTRUCTION ADVANCES FOR THE ONGOING CONSTRUCTION ON ANY PROPERTY PRIOR TO THE CONSTRUCTION PERIOD TERMINATION DATE. The obligations of the Holders to make a Holder Advance, and the Lenders to make Loans, to the Lessor, in connection with all subsequent requests for Advances to pay the Transaction Expenses, fees, expense and other disbursements payable by Lessor under Section 9.1(b) of this Agreement, to pay interest regarding the Loans relating to a Property and to pay the Holder Yield regarding the Holder Advances relating to a Property, in each case regarding such interest and Holder Yield to the extent accrued and payable under the Credit Agreement or Trust Agreement (as the case may be), during the period prior to the Basic Term Commencement Date with respect to such Property and to pay Property Costs with respect to any Property prior to the Construction Period Termination Date are subject to the satisfaction or waiver of the following conditions precedent:

          (a) the correctness on such date of the representations and warranties of the Owner Trustee, the Construction Agent, the Lessee, the Guarantor and the Holders contained herein and in each of the other Operative Agreements;

          (b) the performance by the Construction Agent and the Lessee hereto of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to each such date;

          (c) the Agent and the Owner Trustee shall have received a fully executed counterpart of the Requisition, appropriately completed;

          (d)  based upon Construction Budgets which satisfy the requirements of
     Section 5.4(d) of this Agreement, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements; and

          (e) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Advance requested by such Requisition.

     F. ADVANCES SUBSEQUENT TO COMPLETION DATE; REPORTING AND DELIVERY REQUIREMENTS ON COMPLETION DATE. (a) The parties hereto acknowledge and agree that Construction Advances may be requested for a Property after the Completion Date for such Property, either to pay for Improvements constructed prior to such Completion Date for which invoices are not available until after the Completion Date or to pay for the construction of additional Improvements after the Completion Date; provided, however, (i) in no event shall such a Construction Advance be made after the Construction Period Termination Date, and (ii) any such Construction Advance made for the construction of Improvements after the Completion Date shall also require the compliance by the Lessee with the terms of Section 11.1 of the Lease. Within sixty (60) days after the Completion Date for each Property, the Construction Agent shall deliver to the Agent and the Owner Trustee an Officer's Certificate in the form attached hereto as EXHIBIT B specifying (y) the Completion Date for the construction of Improvements at the Property and (z) the aggregate Property Cost for the Property incurred through the Completion Date (with supporting documentation to the extent reasonably requested by the Agent). Such Officer's Certificate shall also include, in form reasonably acceptable to the Agent and the Holders, a certification to the effect that all Improvements have been constructed substantially in accordance with all applicable Legal Requirements, in a good and workmanlike manner and otherwise substantially in compliance with the standards and practices of the Construction Agent with respect to properties and improvements owned by the Construction Agent. If additional Improvements are constructed after the Completion Date of such Property as referred to in the first sentence of this
Section 5.6, then such Officer's Certificate shall be updated and resubmitted to the Agent and the Owner Trustee within sixty (60) days after the completion of such additional Improvements.

     (b) Within thirty (30) days after the Completion Date for each Property the Construction Agent shall deliver to the Agent an Appraisal for such Property, which Appraisal shall indicate an appraised value for such Property of at least eighty percent (80%) of the Property Cost for such Property.

     (c) Within thirty (30) days after the Completion Date for each Property, the Construction Agent shall deliver originals of the following to the Agent (and copies thereof to the Owner Trustee) each of which shall be in a form reasonably acceptable to the Agent: (i) a Lease Supplement, (ii) a memorandum of lease with respect to such Lease Supplement (in form suitable for recording), and (iii) Lessor Financing Statements executed by the Lessee and the Lessor.

     G. CONSTRUCTION AGENT DELIVERY OF ALLOCATION NOTICE, NOTICE REGARDING THE HOLDER CONSTRUCTION PROPERTY COST AND CONSTRUCTION BUDGET MODIFICATIONS. The Construction Agent covenants and agrees to deliver (i) to the Agent each month during the Commitment Period the Allocation Notice referred to in the first sentence of Section 2.3(b) of the Credit Agreement, (ii) to the Owner Trustee each month during the Commitment Period a notice specifying the Holder Construction Property Cost of each of the Construction Period Properties for which an Advance was requested during such months and (iii) to the Agent and the Owner Trustee each month any modification to any Construction Budget regarding any Property; provided, no Construction Budget may be increased unless the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(e) of this Agreement.

     SECTION 6.  CONDITIONS OF THE INITIAL CLOSING.

     A. CONDITIONS TO THE LESSOR'S AND THE HOLDERS' OBLIGATIONS. The obligations of the Lessor and the Holders to consummate the transactions contemplated by this Agreement, including the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, are subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to the Initial Closing Date and (iv) the satisfaction or waiver by the Lessor and the Holders of all of the following conditions on or prior to the Initial Closing Date:

          (a) Each of the Operative Agreements to be entered into on the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessor, and shall be in full force and effect, and no default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Lessor shall have received a fully executed copy of each of the Operative Agreements (other than the Notes of which it shall have received specimens). The Operative Agreements (or memoranda thereof), any supplements thereto and any financing statements and fixture filings in connection therewith required under the Uniform Commercial Code shall have been filed, if necessary, in such manner as to enable the Lessee's counsel to render its opinion referred to in Section 6.1(c) hereof;

          (b) All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor and the Agent;

          (c) Counsel for the Lessee and the Guarantor acceptable to the other parties hereto shall have issued to the Lessor, the Agent, the Lenders and the Holders its opinion in the form attached hereto as EXHIBIT C or in such other form as is reasonably acceptable to such parties;

          (d) All Governmental Actions necessary (or in the reasonable opinion of the Agent or its counsel, advisable) in connection with the transactions described herein, in each case required by any law or regulation enacted, imposed or adopted on or after the date hereof or by any change in fact or circumstances since the date hereof, shall have been obtained or made and be in full force and effect;

          (e) No action or proceeding shall have been instituted, nor shall any action or proceeding be overtly threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority or to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby which is reasonably likely to have a Material Adverse Effect;

          (f) In the reasonable opinion of the Lessor and the Holders and their counsel, the transactions contemplated by the Operative Agreements do not and will not violate any material Legal Requirements and do not and will not subject the Lessor or the Holders to any adverse regulatory prohibitions or constraints, in each case enacted, imposed, adopted or proposed since the date hereof;

          (g) The Lessor and the Agent shall each have received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee and the Guarantor in the form attached hereto as EXHIBIT D or in such other form as is reasonably acceptable to such parties stating that (a) each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Initial Closing Date; (b) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (c) each Operative Agreement to which Lessee or the Guarantor is a party is in full force and effect with respect to it; and (d) the Lessee and the Guarantor have duly performed and complied with all material covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by them on or prior to the Initial Closing Date;

          (h) The Lessor and the Agent shall each have received (a) a certificate of the Secretary or an Assistant Secretary of Lessee and the Guarantor in the form attached hereto as EXHIBIT E or in such other form as is reasonably acceptable to such parties attaching and certifying as to (1) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by Lessee and the Guarantor, as applicable, of each of the Operative Agreements to which it is or will be a party, (2) its certificate of incorporation certified as of a recent date by the Secretary of State of the State of its incorporation and its by-laws, and
     (3) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and
     (b) a good standing certificate from the appropriate officer of each state in which it is required to be qualified to do business as to its good standing in such state; and

          (i) As of the Initial Closing Date, there shall not have occurred any material adverse change in the consolidated assets, liabilities, operations, business or financial condition of the Lessee or the Guarantor from that set forth in Guarantor's consolidated financial statements dated December 31, 1994.

     B. CONDITIONS TO THE LESSEE'S OBLIGATIONS. The obligation of the Lessee to consummate the transactions contemplated by this Agreement, including the obligation to execute and deliver the Operative Agreements to which it is a party on the Initial Closing Date, is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and (iv) the satisfaction or waiver by the Lessee of all of the following conditions on or prior to the Initial Closing Date:

          (a) In the reasonable opinion of the Lessee and its counsel, the transactions contemplated by the Operative Agreements do not violate any Legal Requirements and shall not subject Lessee to any adverse regulatory prohibitions or constraints, in each case enacted, imposed, adopted or proposed since the date hereof;

          (b) No action or proceeding shall have been instituted nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority or to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby which is reasonably likely to have a Material Adverse Effect;

          (c) Each of the Operative Agreements shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessee, and shall be in full force and effect, and no Default, other than Defaults of the Lessee, shall exist thereunder, and the Lessee shall have received a fully executed copy of each of the Operative Agreements;

          (d) The Lessee and the Agent shall have received an Officer's Certificate of the Lessor dated as of such Closing Date in the form attached hereto as EXHIBIT F or in such other form as is reasonably acceptable to Lessee and the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it, and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

          (e) The Lessee and the Agent shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Lessor in the form attached hereto as EXHIBIT G or in such other form as is reasonably acceptable to Lessee and the Agent, attaching and certifying as to (A) the signing resolutions, (B) its articles of incorporation or other equivalent charter documents, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company, (C) its by-laws and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the state of incorporation of the Trust Company; and

          (f) Counsel for the Lessor acceptable to the other parties hereto shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as EXHIBIT H or in such other form as is reasonably acceptable to such parties.

     C. CONDITIONS TO THE OBLIGATIONS OF THE AGENT AND THE LENDERS. The obligation of the Agent and each Lender to consummate the transactions contemplated by this Agreement on the Initial Closing Date, including the obligation to execute and deliver each of the Operative Agreements to which each such entity is a party on the Initial Closing Date, is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and (iv) the receipt by the Agent of the items required to be delivered to the Agent pursuant to this Article 6.

     SECTION 7.  REPRESENTATIONS AND WARRANTIES ON THE INITIAL CLOSING DATE.

     A. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. Effective as of the Initial Closing Date, each Holder severally as to itself, and not jointly, represents and warrants to each of the other parties hereto that:

          (a)    (i)     Sumitomo Bank Leasing and Finance, Inc. is a
     corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under each Operative Agreement to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party;

                (ii) The Bank of Nova Scotia is a corporation duly organized, validly existing and in good standing under the laws of Canada and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under each Operative Agreement to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party;

               (iii) NationsBank of Texas, N.A. is a national banking association, validly existing and in good standing under the federal banking laws of the United States and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under each Operative Agreement to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party;

          (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party have been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of the partners or stockholders of, or approval or consent of any trustee or holder of any indebtedness or obligations of, such Holder which have not been obtained, (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it (except no representation or warranty is made as to any Legal Requirement to which it may be subject solely as a result of the activities of the Lessee) as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any Property or any of the Improvements (other than Liens created by the Operative Agreements) under its certificate of incorporation or other equivalent charter documents, as the case may be, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties is bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority (other than arising solely by reason of the business, condition or activities of the Lessee or any Affiliate thereof or the construction or use of the Properties or the Improvements);

          (c) Each Operative Agreement to which it is or will be a party has been, or will be, duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof;

          (d) There is no action or proceeding pending or, to its knowledge, threatened against it before any Governmental Authority that questions the validity or enforceability of any Operative Agreement to which it is or will become a party or that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party;

          (e) It has not assigned or transferred any of its right, title or interest in or under the Lease except in accordance with the Operative Agreements;

          (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

          (g) It is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company' or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. It is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended;

          (h) Except as otherwise contemplated by the Operative Agreements, it shall not, nor shall it direct the Owner Trustee to, use the proceeds of any Holder Advance for any purpose other than the purchase and/or lease of Properties, the construction of Improvements and the payment of the Holder Yield regarding the Holder Advances which accrues under the Trust Agreement prior to the Basic Term Commencement Date with respect to a particular Property; and

          (i) It is acquiring its interest in the Trust Estate for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in the Trust Estate, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any interest in the Property, the Trust Estate or the Lease to the registration requirements of Section 5 of the Securities Act. No representation or warranty contained in this
     Section 7.1(i) shall include or cover any action or inaction of any Lessee or any Affiliate thereof whether or not purportedly on behalf of the Holders, the Owner Trustee or any of their Affiliates.

     B. REPRESENTATIONS AND WARRANTIES OF THE OWNER TRUSTEE. Effective as of the Initial Closing Date, Trust Company in its individual capacity and as the Owner Trustee, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h), (i), (j) and (k) are made solely in its capacity as the Owner
Trustee:

          (a) It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is or will be a party;

          (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any current law, governmental rule or regulation relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) does or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

          (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

          (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

          (e) It has not assigned or transferred any of its right, title or interest in or under the Lease or the Agency Agreement except in accordance with the Operative Agreements;

          (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

          (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances have not been applied by the Owner Trustee for any purpose other than the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 9.1(a) and (b) of this Agreement, the purchase and/or lease of the Properties, the acquisition of Equipment, the construction of Improvements and the payment of interest regarding the Loans and the payment of the Holder Yield regarding the Holder Advances, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be), during the period prior to the Basic Term Commencement Date with respect to a particular Property;

          (h) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

          (i) The Owner Trustee's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

          (j) The Owner Trustee is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System of the United States; and

          (k) The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act.

     C. REPRESENTATIONS AND WARRANTIES OF THE CONSTRUCTION AGENT AND THE LESSEE. Effective as of the Initial Closing Date the Construction Agent and the Lessee represent and warrant to each of the other parties hereto that:

          (a) Each of the Construction Agent and the Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of California; each of their Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its organization; and each of the Construction Agent and the Lessee and each of their Subsidiaries is duly qualified to do business in each other jurisdiction where the nature of its business makes such qualification necessary, except where such failure to so qualify would not have a Material Adverse Effect.

          (b) The execution and delivery by each of the Construction Agent and the Lessee of this Agreement and the other Operative Agreements to which the Construction Agent or the Lessee is a party and the performance by each of the Construction Agent and the Lessee of its respective obligations under this Agreement and the other Operative Agreements to which it is a party is within the corporate powers of each of the Construction Agent and the Lessee, has been duly authorized by all necessary corporate action on the part of each of the Construction Agent and the Lessee (including any necessary shareholder action), has received all governmental approval (to the extent necessary as of the Initial Closing Date), and does not and will not (i) violate any provision of applicable Law, decree, judgment or award which is binding on each of the Construction Agent and the Lessee or any of their Subsidiaries where such violation would be likely to have a Material Adverse Effect, (ii) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of either the Construction Agent or the Lessee or any of their Subsidiaries or of any agreement, indenture, instrument or other document which is binding on either of the Construction Agent or the Lessee or any of their Subsidiaries or (iii) result in, or require, the creation or imposition of any Lien (other than a Permitted Lien or as otherwise permitted pursuant to the terms of the Operative Agreements) on any asset of either of the Construction Agent or the Lessee or any of their Subsidiaries.

          (c) This Agreement is, and upon the execution and delivery thereof the other Operative Agreements to which the Construction Agent or the Lessee is a party will be, the legal, valid and binding obligation of each of the Construction Agent and the Lessee, enforceable against each of the Construction Agent and the Lessee in accordance with their terms, subject to applicable bankruptcy and insolvency laws and principles of equity. The Construction Agent and the Lessee have each executed the various Operative Agreements required to be executed as of the Initial Closing Date.

          (d) There no actions, suits or proceedings pending or, to the knowledge of the Construction Agent or the Lessee, overtly threatened with respect to Lessee that are reasonably likely to have a Material Adverse Effect;

          (e) Except to the extent already obtained, as of the Initial Closing Date no Governmental Action by any Governmental Authority or authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person is required to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement or (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, in each case, except those which have been obtained;

          (f)  [intentionally omitted]

          (g) Since the date of the financial statements described in Section 6.1(i), there has been no event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

          (h) No litigation (including, without limitation, derivative actions), arbitration proceeding or governmental proceeding is pending or, to the knowledge of either the Construction Agent or the Lessee, threatened against either of the Construction Agent or the Lessee or any of their Subsidiaries which, is reasonably likely to result, either individually or collectively, in a Material Adverse Effect. Other than any liability incident to such litigation or proceedings, none of the Construction Agent, the Lessee nor any of their Subsidiaries has any contingent liability not provided for or disclosed in the financial statements referred to in
     Section 7.3(f) which is reasonably likely to have a Material Adverse
     Effect.

          (i) Neither the Construction Agent nor the Lessee knows of any proposed material tax assessments against it which, is reasonably likely to have a Material Adverse Effect;

          (j) Neither the Construction Agent nor the Lessee has incurred any material accumulated unfunded deficiency within the meaning of ERISA nor has incurred any material liability to the PBGC established under ERISA (or any successor thereto under ERISA) in connection with the employee benefit plan established or maintained by the Construction Agent or the Lessee. Each of the Construction Agent and the Lessee is in compliance in all material respects with those provisions of ERISA and the regulations and public interpretations thereunder which are applicable to the Construction Agent or the Lessee. No Reportable Event has occurred with respect to any Plan;

          (k) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in the Property, subject only to the Permitted Exceptions, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

          (l) Neither the Construction Agent nor the Lessee has filed a voluntary petition in bankruptcy or been adjudicated a bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, receivership, dissolution or similar relief under any bankruptcy, receivership, insolvency, or other law relating to relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any part of its properties or its interest in any Property. No court of competent jurisdiction has entered an order, judgment, or decree approving a petition filed against the Construction Agent or the Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal or state bankruptcy, receivership, insolvency or other law relating to relief for debtors, and no other liquidator has been appointed for the Construction Agent or the Lessee or all or any part of its properties or its interest in any Property, and no such action is pending. Neither the Construction Agent nor the Lessee has given notice to any Governmental Authority or any Person of insolvency or pending insolvency, or suspension or pending suspension of operations; and

          (m) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than the purchase of Properties, the acquisition of Equipment, and the construction of Improvements.

          (n)  [intentionally omitted]

          (o) Neither the Construction Agent, the Lessee nor any of their Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act or
     (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (p) Neither the Construction Agent, the Lessee nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advance will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or maintaining or extending credit to others for such purpose.

          (q) Each of the Construction Agent, the Lessee and their Subsidiaries has filed all material tax returns and reports required by Law to have been filed by it and has paid all Taxes and governmental charges thereby shown to be owing, except any such Taxes or charges which are either being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall in accordance with GAAP have been set aside on its books or where the failure to make such payment would not have a Material Adverse Effect.

          (r) To the best of the knowledge of each of the Construction Agent and the Lessee, after inquiry it has deemed appropriate, each of the Construction Agent, the Lessee and their Subsidiaries is in compliance with all Environmental Laws and Occupational Safety and Health Laws where failure to comply would reasonably be expected to have a Material Adverse Effect. None of the Construction Agent, the Lessee nor any of their Subsidiaries has received notice of any claims that any of them is not in compliance in all material respects with any Environmental Law where failure to comply could have a Material Adverse Effect.

          (s) Each of the Construction Agent, the Lessee and their Subsidiaries is in compliance with all statutes, judicial and administrative orders, permits and governmental rules and regulations which are material to its business or the non-compliance with which would be reasonably likely to result in a Material Adverse Effect.

          (t) All written information heretofore or contemporaneously herewith furnished by either the Construction Agent or the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Construction Agent, the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

     C. REPRESENTATIONS AND WARRANTIES OF THE AGENT. Effective as of the Initial Closing Date, the Agent represents and warrants to each of the other parties hereto that:

          (a) It is a national banking association duly organized and validly existing under the laws of the United States of America and has the full power and authority to enter into and perform its obligations under this Agreement and each other Operative Agreement to which it is or will be a party;

          (b) This Agreement and each other Operative Agreement to which it is a party have been, or when executed and delivered will be, duly authorized by all necessary corporate action on the part of the Agent and have been, or on such Closing Date will have been, duly executed and delivered by the Agent and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are, or upon execution and delivery thereof will be, legal, valid and binding obligations of the Agent, enforceable against it in accordance with their respective terms;

          (c) The execution, delivery and performance by the Agent of this Agreement and each other Operative Agreement to which it is or will be a party are not, and will not be, inconsistent with the articles of incorporation or by-laws or other charter documents of the Agent, do not and will not contravene any applicable Law of the State of Texas or of the United States of America governing its activities and will not contravene any provision of, or constitute a default under any indenture, mortgage, contract or other instrument of which it is a party or by which it or its properties are bound, or require any consent or approval of any Governmental Authority under any applicable law, rule or regulation of the State of Texas or any federal law, rule or regulation of the United States of America governing its activities; and

          (d) Except as otherwise contemplated by the Operative Agreements, the Agent shall not, nor shall it direct the Owner Trustee to, use the proceeds of any Loan for any purpose other than the purchase of Properties, the acquisition of Equipment, the construction of Improvements and the payment of interest regarding the Loans which accrue under the Credit Agreement during the period prior to the Basic Term Commencement Date with respect to a particular Property.

     SECTION 8.  REPRESENTATIONS AND WARRANTIES ON FUNDING DATES.

     A. REPRESENTATIONS AND WARRANTIES ON PROPERTY CLOSING DATES. The Construction Agent, the Lessee and the Guarantor each hereby represent and warrant as of each Property Closing Date as follows:

          1. The representations and warranties of the Construction Agent, the Lessee and the Guarantor set forth in the Operative Agreements are true and correct in all respects on and as of such Property Closing Date as if made on and as of such date. The Construction Agent, the Lessee and the Guarantor are in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such Property Closing Date;

          2. The Properties to be acquired are being acquired at a price that is not in excess of fair market value and such Properties consist of
     (i) unimproved Land, (ii) Land and existing Improvements thereon which will be renovated and/or modified in accordance with the terms of this Agreement, or (iii) Equipment. Each of the Properties is located at the location set forth on the applicable Requisition, all of which are in one of the Approved States;

          3. Upon the acquisition of each Property on such Property Closing Date, and at all times thereafter, the Lessor will have good and marketable title to such Property, subject only to Permitted Liens;

          4. The execution and delivery of each Operative Agreement delivered by the Construction Agent and/or the Lessee on such Property Closing Date and the performance of the obligations of the Construction Agent and the Lessee under each Operative Agreement have been duly authorized by all requisite corporate action of the Construction Agent or the Lessee, as applicable;

          5. Each Operative Agreement delivered on such Property Closing Date by the Construction Agent and/or the Lessee has been duly executed and delivered by the Construction Agent and/or the Lessee;

          6. Each Operative Agreement delivered by the Construction Agent and/or the Lessee on such Property Closing Date is a legal, valid and binding obligation of the Construction Agent or the Lessee, as applicable, enforceable against the Construction Agent or the Lessee, as applicable, in accordance with its respective terms subject to applicable bankruptcy and insolvency loans and principles of equity;

          7.   [intentionally omitted];

          8.   [intentionally omitted];

          9. No portion of any Property being acquired by the Lessor on such Property Closing Date is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

          10. The Construction Agent has obtained insurance coverage for each Property being acquired by the Lessor on such Property Closing Date which meet the requirements of Article XIV of the Lease and all of such coverage is in full force and effect;

          11. Each Property being acquired by the Lessor on such Property Closing Date complies with all material Legal Requirements (including, without limitation, all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect;

          12.  [intentionally omitted];

          13. All utility services and facilities necessary for the construction of the Improvements existing on, or to be constructed after, such Property Closing Date (including, without limitation, gas, electrical, water and sewage services and facilities) are or will be available at the boundaries of the real property upon which such Improvements exist or will be constructed on each such Property; and

          14. All conditions precedent contained in this Agreement and in the other Operative Agreements relating to the acquisition of a Property by the Lessor have been satisfied in full.

     B. REPRESENTATIONS AND WARRANTIES UPON INITIAL CONSTRUCTION ADVANCES. The Construction Agent, the Lessee and the Guarantor each hereby represent and warrant as of each date on which an Initial Construction Advance is made as follows:

          1. The representations and warranties of the Construction Agent, the Lessee and the Guarantor set forth in the Operative Agreements are true and correct in all material respects on and as of the date of such Initial Construction Advance as if made on and as of such date. The Construction Agent, the Lessee and the Guarantor are in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such date;

          2. The Lessor has good and marketable title to each Property, subject only to Permitted Liens;

          3. Upon filing in the filing offices designated by the Construction Agent or the Lessee, the Lender Financing Statements, together with an assignment of the filed Lender Financing Statements, will create a valid and perfected first priority security interest in all the Properties and other collateral described therein in which a security interest can be perfected by filing under the UCC;

          4. All consents, licenses, permits, authorizations, assignments and building permits required by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for construction, completion, occupancy, operation, leasing or subleasing of each Property with respect to which an Advance is being made have been obtained and are in full force and effect, except to the extent that the failure to so obtain would not, individually or in the aggregate, have a Material Adverse Effect;

          5. The Construction Agent has obtained insurance coverage covering the Property which is the subject of such Advance which meets the requirements of Article VI of the Agency Agreement before commencing construction, repairs or modifications, as the case may be, and such coverage is in full force and effect;

          6. The Improvements which are the subject of the Advance, as improved in accordance with the Plans and Specifications, will comply with all Legal Requirements and Insurance Requirements (including, without limitation, all zoning and land use laws and Environmental Laws), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect. The Plans and Specifications have been or will be prepared in accordance with all applicable Legal Requirements (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect, and upon completion of such Improvements in accordance with the Plans and Specifications, such Improvements will not encroach in any manner onto any adjoining land (except as permitted by express written easements) and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply in all respects with all applicable Legal Requirements (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect. Upon completion of such Improvements in accordance with the Plans and Specifications, (i) there will be no material defects to such Improvements including, without limitation, the plumbing, heating, air conditioning and electrical systems thereof and (ii) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for their intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws), except to the extent that failure to obtain any such permit would not, individually or in the aggregate, have a Material Adverse Effect. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best knowledge of the Lessee, the Construction Agent or the Guarantor, threatened which adversely affects the title to, or the use, operation or value of, such Properties. No fire or other casualty with respect to such Properties has occurred which fire or other casualty has had a Material Adverse Effect. All utilities serving the related Properties, or proposed to serve the related Properties in accordance with the Plans and Specifications, are located in, and in the future will be located in, and vehicular access to such Improvements is provided by, either public rights-of-way abutting the related Property or Appurtenant Rights. All licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the real property underlying such Improvements during the construction of such Improvements and the use and operation of such Improvements following such construction, (ii) the construction of such Improvements in accordance with the Plans and Specifications and the Agency Agreement and (iii) the use and operation of such Improvements following such construction with the applicable Equipment which such Improvements support for the purposes for which they were intended have either been irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable; and

          7. All conditions precedent contained in this Agreement and in the other Operative Agreements relating to the initial Advance to the Construction Agent of funds for the purpose of commencing construction, repairs or modifications on any Property have been satisfied in full.

     C. REPRESENTATIONS AND WARRANTIES UPON THE DATE OF EACH CONSTRUCTION ADVANCE THAT IS NOT AN INITIAL ADVANCE. The Construction Agent, the Lessee and the Guarantor each hereby represent and warrant as of each date on which a Construction Advance is made, when such advance is not an Initial Construction Advance, as follows:

          8. The representations and warranties of the Construction Agent, the Lessee and the Guarantor set forth in the Operative Agreements (including the representations and warranties set forth in Section 8.2) are true and correct in all material respects on and as of the date of such Construction Advance as if made on and as of such date. The Construction Agent, the Lessee and the Guarantor are in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such date;

          9. Construction of the Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and in compliance with all Insurance Requirements and Legal Requirements, except to the extent noncompliance with any Legal Requirements would not, individually or in the aggregate, have a Material Adverse Effect;

          10. All consents, licenses, permits, authorizations, assignments and building permits required by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for construction, completion, occupancy, operation, leasing or subleasing of each Property have been obtained and are in full force and effect except to the extent the failure to so obtain would not, individually or in the aggregate, have a Material Adverse Effect;

          11. When completed, the Improvements shall be wholly within any building restriction lines (unless consented to by applicable Government Authorities), however established; and

          12. (i) Assuming that the applicable UCC Financing Statements have been filed in the filing offices designated by the Lessee or the Construction Agent, the Advance is secured by the Lien of the Security Agreement, and (ii) there have been no Liens against the applicable Improvements since the filing of the Lender Financing Statements other than Permitted Liens.

     SECTION 9.  PAYMENT OF CERTAIN EXPENSES.

     A. TRANSACTION EXPENSES. (a) Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, such Transaction Expenses (if any) as may be designated by the Lessee to the Lessor; provided, however, the Lessor shall pay such amounts described in this Section 9.1(a) only if (i) such amounts are properly described in a Requisition delivered on or before the Initial Closing Date, and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date after delivery and receipt of the Requisition referenced in Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the Holders shall make Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses referenced in this Section 9.1(a). The Lessee and the Guarantor jointly and severally agree to pay all amounts designated by the Lessee for payment by the Lessor in accordance with the first sentence of this Section 9.1(a) to the extent such amounts are not paid by Lessor.

          (b) Lessor agrees on each Property Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Property Closing Date, the date of such Advance, or such Completion Date including all Transaction Expenses (arising from such Property Closing Date, the date of such Advance or such Completion Date), all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4, 5.5 and/or 5.6 (including without limitation any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Property Closing Date, the date of such Advance or such Completion Date including, without limitation, all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents; provided, however, the Lessor shall pay such amounts described in this Section 9.1(b) only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On each Property Closing Date, on the date of any Construction Advance or any Completion Date, after delivery of the applicable Requisition in satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Advance and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 9.1(b). The Lessee and the Guarantor jointly and severally agree to pay all amounts referred to in this Section 9.1(b) to the extent not paid by the Lessor.

     B. BROKERS' FEES AND STAMP TAXES. Lessee agrees to pay or cause to be paid any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements and not paid by the Lessor in accordance with the terms of Section 9.1(b).

     C. CERTAIN FEES AND EXPENSES. Lessee and Guarantor jointly and severally agree to pay or cause to be paid (i) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any necessary co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee, for acting as owner trustee under the Trust Agreement,
(ii) all reasonable costs and expenses incurred by the Construction Agent, Lessee, the Agent, the Lenders, the Holders or the Lessor in entering into any future amendments or supplements requested by Lessee with respect to any of the Operative Agreements, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Lessee and (iii) all reasonable costs and expenses incurred by the Lessor, the Construction Agent, the Lessee, the Holders, the Lenders or the Agent in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Lessee pursuant to Article XX of the Lease.

     D. UNUSED FEE. The Lessee and the Guarantor jointly and severally agree to pay to the Agent for the account of each Lender a commitment fee (the "Lender Commitment Fee"), and to the Agent for the account of each Holder a commitment fee (the "Holder Commitment Fee"), in each case during the Commitment Period, computed at a rate per annum equal to the Commitment Fee Rate on the average daily amount, with respect to the Lenders, of the Available Commitment of such Lender and, with respect to the Holders, of the Available Holder Commitment of such Holder during the period for which payment is made, payable quarterly in arrears on each Commitment Fee Payment Date, commencing on the first such date to occur after the Initial Closing Date. Lender Commitment Fees and Holder Commitment Fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. If all or a portion of any Lender Commitment Fee or Holder Commitment Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee and the Guarantor on demand, at a rate per annum equal to the rate described in Section 2.7(b) of the Credit Agreement plus 2%, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     SECTION 10.  OTHER COVENANTS AND AGREEMENTS.

     A. COOPERATION WITH THE CONSTRUCTION AGENT OR THE LESSEE. The Holders, the Owner Trustee (at the direction of the Holders) and the Agent shall, to the extent reasonably requested by the Construction Agent or Lessee (but without assuming additional liabilities on account thereof), at the Construction Agent's or the Lessee's expense cooperate with the Construction Agent or the Lessee in connection with its covenants contained herein including, without limitation, at any time and from time to time, upon the request of the Construction Agent or the Lessee to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Construction Agent or the Lessee may reasonably request in order to perform such covenants.

     B. COVENANTS OF THE OWNER TRUSTEE AND THE HOLDERS. Each of the Owner Trustee and the Holders hereby agree that so long as this Agreement is in effect:

          (a) Each of the Holders and the Owner Trustee (both in its trust capacity and in its individual capacity) will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; provided, however, that the Holders and the Owner Trustee shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

          (b) Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Holders and the Owner Trustee hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

          (c) (i) The Owner Trustee or any successor may resign or be removed by the Holders as Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed; and (ii) At the direction of the Lessee the Owner Trustee will be removed by the Holders and a successor appointed in accordance with the provisions of
     Article IX of the Trust Agreement, provided that (A) such successor meets the requirements of Section 9.1(c) of the Trust Agreement, and (B) such successor is approved in writing by the Agent and the Holders, which approval shall not be unreasonably withheld or delayed;

          (d) The Owner Trustee, in its capacity as Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Agreements;

          (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

          (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

          (g) The Owner Trustee shall give prompt notice to the Lessee and the Agent if the Owner Trustee's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to a Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name;

          (h) Provided that no Lease Default or Lease Event of Default has occurred and is continuing, neither the Owner Trustee nor any Holder shall, without the prior written consent of the Lessee, consent to or permit any amendment, supplement or other modification of the terms and provisions of the Credit Agreement or the Notes;

          (i) Neither the Owner Trustee nor any Holder shall consent to or permit any amendment, supplement or other modification of the terms and provisions of any Operative Agreement, in each case without the prior written consent of the Agent except as described in Section 10.5 of this Agreement;

          (j) The Owner Trustee (i) shall take such actions and shall refrain from taking such actions with respect to the Operative Agreements and/or relating to the Properties and shall grant such approvals and otherwise act or refrain from acting with respect to the Operative Agreements and/or relating to the Properties in each case as directed in writing by the Agent, notwithstanding any contrary instruction or absence of instruction by any Holder or Holders; and (ii) shall not take any action, grant any approvals or otherwise act under or with respect to the Operative Agreements and/or any matters relating to the Properties without first obtaining the prior written consent of the Agent (and without regard to any contrary instruction or absence of instruction by any Holder);

          (k) The Owner Trustee shall provide to the Lessee on a quarterly basis copies of the books and records of the Owner Trustee relating to the Trust Estate;

          (l) The Owner Trustee may, by written request to the Holders given not later than 120 days and not more than 180 days prior to the Maturity Date, make a request (an "EXTENSION REQUEST") that the Maturity Date be extended from the then applicable Maturity Date (the "Existing Maturity Date") to a date that is one year after the Existing Maturity Date (the "EXTENDED MATURITY DATE"); provided, however, in no event shall the Maturity Date be extended beyond May 25, 2005. No later than the date (the "EXTENSION RESPONSE DATE") which is 30 days after such request has been delivered to each of the Holders, each Holder will notify the Owner Trustee in writing (with a copy to the Administrative Agent) whether or not it consents to such Extension Request (which consent may be granted or denied by each Holder in its sole discretion and may be conditioned on receipt of such financial information or other documentation as may be specified by such Lender), PROVIDED, that any Holder that fails to so advise the Owner Trustee on or prior to the Extension Response Date shall be deemed to have denied such Extension Request. The extension of the Existing Maturity Date contemplated by an Extension Request shall become effective as of the Existing Maturity Date (the "EXTENSION EFFECTIVE DATE") if, but only if, each of the following conditions is satisfied: (i) all of the Lenders (other than the Non-Consenting Lenders which have been replaced by Replacement Lenders in accordance with Section 2.5(d) of the Credit Agreement) shall have consented to such Extension Request and all of the Holders (other than non-consenting Holders which have been replaced in accordance with Section 10.2(m) hereof) shall have confirmed in writing to the Owner Trustee and the Administrative Agent that they have consented to such Extension Request; (ii) (x) each of the representations and warranties made by the Owner Trustee in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of each of the date of such Extension Request and such Extension Effective Date as if made on and as of such date, except to the extent relating to an earlier date (y) no Default or Event of Default shall have occurred and be continuing on the date of such Extension Request or on such Extension Effective Date and
     (z) on each of the date of such Extension Request and such Extension Effective Date the Holders and the Administrative Agent shall have received a certificate of the Owner Trustee as to the matters set forth in clauses
     (x) and (y) above and (iii) the Administrative Agent and the Holders shall have received satisfactory evidence that the Expiration Date with respect to each Property under the Lease shall have been extended to the Extended Maturity Date; and

          (m) The Lessee shall be permitted to replace any Holder failing or refusing to give a consent requested under Section 10.2(e) hereof with a replacement bank or other financial institution (a "REPLACEMENT HOLDER") at any time on or prior to the Extension Effective Date; provided, that
     (i) such replacement does not conflict with any Requirement of Law,
     (ii) the Replacement Holder shall purchase, at par, the Certificate of such Holder and other amounts owing to such non-consenting Holder on or prior to the date of replacement (which other amounts shall include any Loans outstanding if such Holder (or an Affiliate of such Holder) is also a Lender), and (iii) the Replacement Holder shall have agreed to be subject to all of the terms and conditions of the Agreement (including the extension of the Maturity Date contemplated by the Extension Request) and the other Operative Agreements to which the Holders are a party.

     B.  LESSEE AND GUARANTOR COVENANTS, CONSENT AND ACKNOWLEDGMENT.

          (a) Lessee and Guarantor hereby each acknowledge and agree that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various properties described therein in favor of the Agent (which property includes specifically without limitation all rights and claims of the Owner Trustee under the Guaranty Agreement). Lessee and Guarantor hereby each irrevocably consent to the creation, perfection and maintenance of such Liens and acknowledge and agree that the Agent may hereafter exercise any or all rights of the Owner Trustee with respect to the property on which such Liens are granted.

          (b) Lessor hereby instructs Lessee, and Lessee hereby acknowledges and agrees, that until such time as the Loans are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to the Lessor or the Owner Trustee shall instead be paid directly to the Agent or as the Agent may direct from time to time and (ii) Lessee shall cause all notices, certificates, communications and other information which is delivered, or is required to be delivered, to the Lessor, the Owner Trustee or any Holder also to be delivered at the same time to the Agent.

          (c) Lessee shall not consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement without, in each case, obtaining the prior written consent of the Agent.

     C. SHARING OF CERTAIN PAYMENTS. The parties hereto acknowledge and agree that all payments due and owing by the Lessee to the Lessor under the Lease or any of the other Operative Agreements shall be made by the Lessee directly to the Agent as more particularly provided in Section 10.3 hereof. The Holders and the Agent, on behalf of the Lenders, acknowledge the terms of Section 8 of the Credit Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree all such payments and amounts are to be allocated as provided in Section 8 of the Credit Agreement. In connection therewith the Holders hereby (a) appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Mortgage Instruments to secure the Holder Amount and (b) acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Mortgage Instruments shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Lenders without notice to or consent from the Holders.

     D. GRANT OF EASEMENTS, ETC. 1. The Agent and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, and until such time as the Agent gives instructions to the contrary to the Owner Trustee, the Owner Trustee shall, from time to time at the request of the Lessee, in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, and (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases.

          2. To the extent requested by the Lessee with respect to any individual Property, the Owner Trustee hereby agrees to provide the Lessee with a limited power of attorney in the form attached hereto as EXHIBIT I referring to such Property and permitting the Lessee to act on behalf of Lessor in connection with the matters described in such limited power of attorney; PROVIDED, the limited power of attorney may be utilized only to the extent (x) no Default or Event of Default shall have occurred or be continuing at the time of the contemplated exercise of the Limited Power of Attorney and (y) the agreements executed by the Lessee pursuant to such limited power of attorney shall be executed in the normal course of the Lessee's business, at market rates, on commercially reasonable terms and accomplished in a manner so as not to diminish the value of any Property in any material respect. Lessee shall provide to the Agent promptly after execution such documents and other instruments executed in connection with the limited power of attorney granted hereby. The Agent, the Holder, the Lenders, the Construction Agent, the Lessor and the Lessee acknowledge and agree to the foregoing. To the extent any Event of Default has occurred and is continuing or the Lessee has received written notice of the occurrence of any Default, the limited power of attorney shall immediately terminate and be of no further force or effect unless reinstated in writing by the Owner Trustee and acknowledged and agreed to by the Holder and the Agent. Each action taken by the Lessee under the limited power of attorney shall automatically be deemed to be a representation and warranty as of such date that the conditions set forth in the first sentence of this
     Section 10.5(b) are satisfied in full as of such date.

     E. CONSTRUCTION PERIOD TERMINATION DATE. The Lessee shall have the right to request that the Owner Trustee and the Agent extend the Construction Period Termination Date from May 25, 1997 to November 25, 1997 upon delivery of a written request for such extension to the Owner Trustee and the Agent at least ninety (90) and not more than one hundred and eighty (180) days prior to May 25, 1997. The Owner Trustee and the Agent (provided that the Agent has no actual knowledge of the existence of an Event of Default) shall not unreasonably deny such request. The Construction Agent agrees that it will not commence new construction with respect to a Property within one hundred and twenty (120) days prior to the Construction Period Termination Date.

     SECTION 11  CREDIT AGREEMENT AND TRUST AGREEMENT.

     A. CONSTRUCTION AGENT'S AND LESSEE'S CREDIT AGREEMENT RIGHTS. Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Construction Agent, the Lessee and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Credit Agreement Default, the Construction Agent and the Lessee (as designated below) shall have the following rights:

          1. the Construction Agent shall have the right and obligation (as more specifically provided in Section 5.7 hereof) to designate the portion of the Loans on which interest is due and payable for purposes of the definition of "Allocated Interest" in Section 1.1 of the Credit Agreement;

          2. the Construction Agent shall have the right to give the notice referred to in Section 2.3 of the Credit Agreement, to designate the account to which a borrowing under the Credit Agreement is to be credited pursuant to Section 2.3 of the Credit Agreement and to provide the Allocation Notice;

          3. the Lessee shall have the right to terminate or reduce the Commitments pursuant to Section 2.5(a) of the Credit Agreement, to make an Extension Request pursuant to Section 2.5(c) of the Credit Agreement and to replace any Non-Consenting Lender pursuant to Section 2.5(d) of the Credit Agreement;

          4.   the Lessee shall have the right to replace any Lender pursuant to
     Section 2.13(b) of the Credit Agreement;

          5. the Lessee shall have the right to cure Credit Agreement Events of Default to the extent not created by any act or omission of the Lessee, the Construction Agent or the Guarantor or any Subsidiary or affiliate thereof;

          6. the Lessee shall have the right to approve or disapprove any successor agent pursuant to Section 7.9 of the Credit Agreement;

          7. the Lessee shall have the right to consent (or to withhold consent) to any assignment by a Lender to which the Lessee has the right to consent pursuant to Section 9.8 of the Credit Agreement; and

          8. without limiting the foregoing clauses (a) through (g), and in addition thereto, the Lessee shall have the right to exercise any other right of the Owner Trustee under the Credit Agreement upon not less than five (5) Business Days' prior written notice from the Lessee to the Owner Trustee, unless the Owner Trustee objects to such exercise within five (5) Business Days of receipt of such notice.

     B. CONSTRUCTION AGENT'S AND LESSEE'S TRUST AGREEMENT RIGHTS. Notwithstanding anything to the contrary contained in the Trust Agreement, the Construction Agent, the Lessee, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Lease Default or Lease Event of Default, the Construction Agent and the Lessee (as designated below) shall have the following rights:

          1. the Construction Agent shall have the right and the obligation (as more specifically provided in Section 5.7 hereof) to designate the portion of the Holder Advances on which Holder Yield is due and payable for purposes of the definition of Allocated Return in Section 3.1(c) of the Trust Agreement;

          2. the Lessee shall have the right to request that another funding office be designated pursuant to Section 3.10(b) of the Trust Agreement;

          3. no removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee; and

          4. the Holders and the Owner Trustee shall not amend, supplement or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Lessee without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.

     SECTION 12  TRANSFER OF INTEREST.

     A. RESTRICTIONS ON TRANSFER. Any Lender may assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with the terms of Section 9.8 of the Credit Agreement. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the consent of the Agent and the Lessee, which consent shall not be unreasonably withheld or delayed and, as more specifically provided in the Trust Agreement, with the consent of the other Holders; provided, however, (i) subject to the following subparagraph (ii), the Lessee may withhold its consent in its sole discretion with respect to any proposed assignment, transfer or other conveyance to any Person that is deemed by the Lessee to be a competitor of the Guarantor (or any of its affiliates) or to be an affiliate of such a competitor, and (ii) notwithstanding the foregoing provisions of this sentence, the consent of the Lessee to such assignment, transfer or other conveyance shall not be required during the existence and continuance of any Event of Default. The Owner Trustee may, subject to the Lien of the applicable Security Documents but only with the prior written consent of the Agent and the Holders (which consent may be withheld by the Agent and/or the Holders in their sole discretion), directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement, this Agreement (including, without limitation, any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease.

     B. EFFECT OF TRANSFER. From and after any transfer effected in accordance with this Section 12, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by the Owner Trustee or a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee and the Lessor or Holder or Lender, as the case may be, and shall be deemed an "Owner Trustee", "Lessor", "Holder", or "Lender" as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this
Section 12, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including, without limitation, rights to indemnification under any such document.

     SECTION 13  INDEMNIFICATION.

     A. GENERAL INDEMNITY. Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person (other than to the extent such Claims arise from the gross negligence, willful misconduct or willful breach of such Indemnified Person) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including, without limitation, Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of a Property or any part thereof, including the acquisition, holding or disposition of any interest in any Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any property whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to any Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreement; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; and (g) personal injury, death or property damage, including Claims based on strict or absolute liability in tort.

     If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty
(30) days after the receipt of such notice by the Indemnity Provider; provided, however, that, in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before 7 days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure materially precludes the Indemnity Provider from contesting such Claim.

     If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including, without limitation, by pursuit of appeals) (provided, however, that (A) if such Claim can be pursued by the Indemnity Provider on behalf of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim, the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that (i) any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict that could have a materially adverse effect on the Indemnified Person and (ii) any such separate counsel shall be directed by the Indemnified Person to cooperate in good faith with the Indemnity Provider and its counsel)) by, in the sole discretion of the Person conducting and controlling the response to such Claim
(1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

     The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such settlement would not have a materially adverse effect on the Lessee or the Guarantor and if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 13.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

     Notwithstanding the foregoing provisions of this Section 13.1, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 13.1) exceeds $75,000, (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), and (E) no Event of Default shall have occurred and be continuing. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

     B. GENERAL TAX INDEMNITY. (a) The Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

          (b) Notwithstanding anything to the contrary in Section 13.2(a) hereof, franchise taxes or taxes imposed on the overall gross or net income of an Indemnified Person (other than taxes in the nature of sales, use, rental, transfer, property or similarly-based taxes) shall be excluded from the indemnity required by Section 13.2(a); PROVIDED, HOWEVER, that the provisions of this Section 13.2(b) shall not exclude from the indemnity described in Section 13.2(a) hereof (i) income taxes imposed on the Lessor to the extent that such taxes do not relieve an Indemnified Person other than Lessor from income taxes that would not have been subject to indemnification under Section 13.2(a), and (ii) franchise or income taxes to the extent that such taxes are imposed on an Indemnified Person by any state or local jurisdiction in which the Indemnified Person would not be subject to such taxes but for the location, possession or use of any Property in such jurisdiction (it being understood that any such indemnity would be payable only to the extent of the net harm incurred by such Indemnified Person from such taxes, taking into account any incremental tax benefit in another tax jurisdiction resulting from payment of such taxes).

          (c) (i) Subject to the terms of Section 13.2(f), the Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

               (ii) In the case of Impositions for which no contest is conducted pursuant to Section 13.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable). In the case of Impositions for which a contest is conducted pursuant to Section 13.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection
          (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under
          Section 13.2(f).

          (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports, and the Indemnity Provider shall reimburse the Indemnified Person for any third party and out-of-pocket costs that the Indemnified Person may incur in providing such information. Notwithstanding anything to the contrary in this subsection (d), the Indemnity Provider shall not be required to prepare any income or franchise tax returns for any Indemnified Person.

          (e) If an Indemnified Person does not notify the Indemnity Provider in writing within thirty (30) days after its receipt of a written Claim for any Imposition against such Indemnified Person (or within such shorter period of time as may be necessary to notify the Indemnity Provider at least seven (7) days prior to the time that action is required by law or regulation to be taken with respect to such Claim, but in no event less than ten (10) days after the Indemnified Person's receipt of such Claim), then the Indemnity Provider shall have no obligation under Section 13.2(a) to indemnify such Indemnified Person for any interest, penalties or additions to tax attributable to the period during which notice is not provided as required by this subsection (e).

          (f) (i) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Impositions, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim or proceeding without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that, in the case of any such Claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim or proceeding without the consent of the Indemnity Provider before 7 days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure materially precludes the Indemnity Provider from contesting such Claim.

                (ii) If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to commence such contest), the Indemnity Provider shall request in writing that such Indemnified Person contest such Imposition, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control such contest and (B) in the case of any contest, the Indemnified Person may request the Indemnity Provider to conduct and control such contest (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

               (iii) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided, that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim by any taxing authority, the contest of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
          13.2 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.

                (iv)     Notwithstanding the foregoing provisions of this
          Section 13.2, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to contest any Impositions in its own name or that of the Indemnified Person unless
          (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable third party and out-of-pocket costs, losses and expenses that such Indemnified Person actually incurs in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements,
          (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised in any audit involving such Indemnified Person for which the Indemnity Provider may be liable to pay an indemnity under this Section 13.2) exceeds $75,000, (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall involve the payment of the Imposition prior to the contest, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the Imposition that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), and (E) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.2, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent tax counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

          (g) EXCEPTION. Notwithstanding anything to the contrary in Sections 13.2(a) or (b) hereof, an Indemnity Provider shall not be required to indemnify any Indemnified Person to the extent that any action taken or failed to be taken by any Indemnified Person causes or otherwise results in the amount of any tax-related Imposition or other tax-related indemnifiable liability to be greater than the amount such Imposition or liability would otherwise have been; PROVIDED THAT, this exception shall only apply to the extent that: (i) such action or inaction restricts, limits or otherwise expressly or impliedly modifies or amends one or more of the provision of the Operative Agreements without the consent of the Indemnity Provider and such restriction, limitation or modification results in an increase in the amount of a tax-related Imposition or other tax-related indemnifiable liability; or (ii) such action or inaction constitutes gross negligence or willful misconduct on the part of an Indemnified Person, or constitutes a material breach of a covenant applicable to an Indemnified Person under the Operative Agreements.

     C.  JOINT AND SEVERAL OBLIGATIONS OF THE INDEMNITY PROVIDER.
Notwithstanding any of the provisions of any other Operative Agreement, Foundation Health Medical Services and Foundation Health Corporation hereby acknowledge and agree that such entities have jointly and severally assumed and undertaken the indemnity obligations and other obligations under this Section 13.

     SECTION 14  MISCELLANEOUS.

     A. SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Equipment, the construction of any Improvements, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Owner Trust, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

     B. NO BROKER, ETC. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

     C. NOTICES. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service or by hand and any such notice shall become effective upon receipt and shall be directed to the address of such Person as indicated:

If to the Lessee, the Construction Agent or the Guarantor, to it at the following address:

          Foundation Health Corporation
          3400 Data Drive
          Rancho Cordova, California  95670
          Attn: Chief Financial Officer
          Telephone No.: (916) 631-5000
          Telecopy No.: (916) 631-5335

If to the Owner Trustee, to it at the following address:

          First Security Bank of Utah, N.A.
          79 South Main Street
          Salt Lake City, Utah  84111
          Attn: Val T. Orton
          Telephone No.: (801) 246-5300
          Telecopy No.: (801) 246-5053

If to the Holders, to each such Holder at the following address:

          Sumitomo Bank Leasing and Finance, Inc.
          277 Park Avenue
          New York, New York  10172
          Attn: Chief Credit Officer
          Telephone No.: (212) 224-5205
          Telecopy No.: (212) 224-5222

          The Bank of Nova Scotia
          101 California Street, 48th Floor
          San Francisco, California  94111
          Attn: Alan Pendergast
          Telephone No.: (415) 986-1100
          Telecopy No.: (415) 397-0791

          NationsBank of Texas, N.A.
          444 S. Flower Street, Suite 1500
          Los Angeles, California  90071
          Attn: Mr. Brad DeSpain
          Telephone No.: (213) 234-4912
          Telecopy No.: (213) 624-5815

     If to the Agent, to it at the following address:

          NationsBank of Texas, N.A.
          444 S. Flower Street, Suite 1500
          Los Angeles, California  90071
          Attn: Mr. Brad DeSpain
          Telephone No.: (213) 236-4912
          Telecopy No.: (213) 624-5815

     With a copy to:

          NationsBank of Texas, N.A.
          Corporate Credit Services
          901 Main Street, 13th Floor
          Dallas, Texas  95201
          Attn: Marie Lancaster
          Telecopy No.: (214) 508-2515

     From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto.

     D. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     E. AMENDMENTS AND TERMINATION. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Agreement may be terminated by an agreement signed in writing by the Owner Trustee, the Holders, the Lessee, the Guarantor, the Agent and the Lenders.

     F. HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     G. PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto; provided, that the Lenders are intended to be third-party beneficiaries of this Agreement.

     H. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; FINAL AGREEMENT.

          (a) THIS AGREEMENT AND THE OTHER OPERATIVE AGREEMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES OF SUCH STATE (EXCEPT TO THE EXTENT MATTERS RELATED TO A PROPERTY ARE NECESSARILY GOVERNED BY THE LAW OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED).

          (b) THE LESSEE, THE GUARANTOR, THE AGENT, THE HOLDERS, THE LESSOR AND THE TRUST COMPANY, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER OF THE OPERATIVE AGREEMENTS,
     (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN LOS ANGELES COUNTY, CALIFORNIA, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND
     (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, THE LESSEE AND THE GUARANTOR AGREE THAT THEY WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY FORUM OTHER THAN LOS ANGELES COUNTY, CALIFORNIA (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT (ON BEHALF OF THE LENDERS) OR THE TRUSTEE (ON BEHALF OF THE HOLDERS OR THE LENDERS) TO BRING ANY ACTION, SUIT OR PRECEDING IN ANY OTHER FORUM. THE LESSEE, THE GUARANTOR, THE AGENT, THE HOLDERS, THE LESSOR AND THE TRUST COMPANY EACH FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO SUCH PERSON AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 14.3 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

          (c) THE LESSEE, THE GUARANTOR, THE AGENT, THE HOLDERS, THE LESSOR AND THE TRUST COMPANY, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT, OR IN CONNECTION WITH ANY OF THE OTHER OPERATIVE AGREEMENTS, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

          (d) THE WRITTEN OPERATIVE AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     I. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     J.  LIABILITY LIMITED.

          (a) The Agent, the Lessee, the Guarantor and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 7.2 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

          (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, neither the Lessor nor any Holder nor any officer, director, shareholder, or partner thereof, nor any of the successors or assigns of the foregoing (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any respect for any liability or obligation relating to the payment of the principal of, or interest on, the Notes. The Agent (for itself and on behalf of the Lenders) agrees that, in the event the Agent or any Lender pursues any remedies available to them under the Credit Agreement, the Notes, this Agreement, the Security Agreement, the Mortgage Instruments or under any other Operative Agreement, neither the Lenders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate and the Lessee; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate in respect of any and all liabilities, obligations and undertakings contained herein, in the Credit Agreement, in the Notes, in the Security Agreement, the Mortgage Instruments or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in this Agreement, the Credit Agreement, the Notes, the Security Agreement, the Mortgage Instruments or any other Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or arising under this Agreement, the Security Agreement, the Mortgage Instruments or the Credit Agreement or secured by the Security Agreement, the Mortgage Instruments or any other Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve the Lessor from liability and responsibility for (but only to the extent of the damages arising by reason of): (a) active waste knowingly committed by the Lessor with respect to the Properties or (b) any fraud on the part of the Lessor or any such Exculpated Person; (iii) relieve the Lessor from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any Operative Agreement) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, or any deposits or any escrows or amounts owed by the Lessee under the Agency Agreement held by the Lessor, or any rents or other income received by the Lessor from the Lessee that are not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and its rights and powers thereunder or to obtain a judgment against the Lessor's interest in the Properties or to the extent the Lessor may be personally liable as otherwise contemplated in clauses (ii) and (iii) of this Section.

     K. RIGHTS OF LESSEE. Notwithstanding any provision of the Operative Agreements, if at any time all obligations (i) of the Owner Trustee under the Credit Agreement and the Security Documents and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

     L. FURTHER ASSURANCES. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee and the Guarantor, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee and the Guarantor, at their own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

     M. CALCULATIONS UNDER OPERATIVE AGREEMENTS. The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent.

     N. CONFIDENTIALITY. Each of the Owner Trustee, the Holders, the Agent and the Lenders severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the Guarantor, the Lessee and their respective Subsidiaries which is provided to it by the Guarantor, the Lessee or their Subsidiaries, and shall not disclose such information to any Person except:

          1. to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

          2. to the extent such information is independently obtained from a source other than the Lessee or the Guarantor or any of their Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

          3. to counsel, auditors or accountants retained by any such Person or any Affiliates of any such Person provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Lender, the Agent or the Owner Trustee, any Holder or any Affiliate in the course of examinations of such Persons;

          4. in connection with any litigation or the enforcement or preservation of the rights of the Agent, the Owner Trustee, the Lessor, any Lender or any Holder under the Operative Agreements;

          5. to the extent required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

          6. the Agent may disclose such information to the Lenders and the Owner Trustee may disclose such information to the Holders; or

          7. to the extent disclosure to other financial institutions or other Persons is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement and/or any Note to such other financial institutions (who will in turn be required by the Agent to agree in writing to maintain confidentiality as if they were Lenders originally party to the Credit Agreement) or (ii) assignment by any Holder of interests in the Trust Agreement to another Person (who will in turn be required by the transferring Holder to agree in writing to maintain confidentiality as if it were a Holder originally party to this Participation Agreement).

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

     FOUNDATION HEALTH MEDICAL SERVICES, as Construction Agent and as Lessee


                                                   By:
                                                      ----------------------
                                                   Name:
                                                        --------------------
                                                   Title:
                                                         -------------------


                                               FOUNDATION HEALTH CORPORATION,
                                               as Guarantor


                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

FIRST SECURITY BANK OF UTAH, N.A.,
not individually, except as expressly stated herein, but solely as Owner Trustee under the FH Trust 1995-1


                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

                        SUMITOMO BANK LEASING AND FINANCE, INC., as a Holder


                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

                                       THE BANK OF NOVA SCOTIA, as a Holder


                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

                                    NATIONSBANK OF TEXAS, N.A., as a Holder

                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------


                                               NATIONSBANK OF TEXAS, N.A.,
                                           as Administrative Agent and as a
                                                         Lender

                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

                                                THE SUMITOMO BANK, LIMITED,
                                          SAN FRANCISCO BRANCH, as a Lender

                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

                                       THE BANK OF NOVA SCOTIA, as a Lender
                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

                                    EXHIBIT A


                                REQUISITION FORM
        (Pursuant to Sections 4.2 and 5.2 of the Participation Agreement)

     Foundation Health Medical Services, a California corporation ("FOUNDATION") hereby certifies as true and correct and delivers the following Requisition to First Security Bank of Utah, N.A., not individually, except as expressly stated in the Participation Agreement (hereinafter defined), but solely as Owner Trustee under the FH Trust 1995-1 ("LESSOR"), ____________________ and ________________, as holders (the "HOLDERS") and NationsBank of Texas, N.A., as Administrative Agent for the Lenders pursuant to the Credit Agreement (the "AGENT"):

     Reference is made herein to that certain Participation Agreement dated as of __________ ___, 1995 (as such may be amended from time to time, the "PARTICIPATION AGREEMENT") among Foundation, in its capacity as Lessee, Foundation Health Corporation, as Guarantor and as Construction Agent, the Lessor, the Holders and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one:
                  ____ INITIAL CLOSING DATE: _________________
          (one Business Day prior notice required for Advance)

          ____ PROPERTY CLOSING DATE:_________________
          (three Business Days prior notice required for Advance)

          ____ CONSTRUCTION ADVANCE DATE:_____________
          (three Business Days prior notice required for Advance)

1. On a Property by Property basis, Transaction Expenses and other fees, expenses and disbursements under Section 9.1(a) or (b) of the Participation Agreement and any and all Property Costs and other amounts contemplated to be financed under the Participation Agreement including without limitation any Work, broker's fees, taxes, recording fees and the like (with supporting invoices attached):

                          Party to Whom      Amount Owed
                          Amount is Owed   (in U.S. Dollars)













Total:

2. Legal Description of Land (which shall be a legal description of the Land in connection with an Advance to pay Property Acquisition Costs and which shall otherwise be a street address for the applicable Property): See attached SCHEDULE 1

3. Aggregate Loans and Holder Advances requested since the Initial Closing Date with respect to each Property for which Advances are requested under this Requisition (listed on a Property by Property basis), including all amounts requested under this Requisition:

     In connection with this Requisition, Foundation hereby requests that the Lenders make Loans to the Lessor in the amount of $______________ and that the Holder make a Holder Advance to the Lessor in the amount of $________________. Foundation hereby certifies (i) that the foregoing amounts requested do not exceed the total aggregate of the Available Commitments plus the Available Holder Commitment and (ii) that each of the provisions of the Participation Agreement applicable to the Loans and the Holder Advances requested hereunder have been compiled with as of the date of this Requisition.

     Foundation has caused this Requisition to the executed by its duly authorized officer as of this _____ day of __________, 199__.

                              FOUNDATION HEALTH MEDICAL SERVICES

                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

                                   SCHEDULE 1

                            Legal Description of Land

                                    EXHIBIT B


                       FOUNDATION HEALTH MEDICAL SERVICES

                              OFFICER'S CERTIFICATE
            (Pursuant to Section 5.6 of the Participation Agreement)


FOUNDATION HEALTH MEDICAL SERVICES, a California corporation (the "Company") DOES HEREBY CERTIFY as follows:

1.   The address for the subject Property is ___________________
     __________________________________.

2. The Completion Date for the construction of Improvements at the Property occurred on ______________.

3.   The aggregate Property Cost for the Property was $___________.

4. All Improvements have been made in accordance with all applicable material Legal Requirements, in a good and workmanlike manner and otherwise in substantial compliance with the standards and practices of the Company with respect to Company-owned properties and improvements.

Capitalized terms used in this Officer's Certificate and not otherwise defined have the respective meanings ascribed thereto in the Participation Agreement dated as of __________ __, 1995 among the Company, as Lessee, Foundation Health Corporation, as Guarantor, ___________________ and __________________ as
Holders, First Security Bank of Utah, N.A., as Owner Trustee and NationsBank of Texas, N.A., as the Administrative Agent.

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this ____ day of ______________, 199__.

                              FOUNDATION HEALTH MEDICAL SERVICES


                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

                                    EXHIBIT A

                                    EXHIBIT C


               [Outside Counsel Opinion for Lessee and Guarantor]
           (Pursuant to Section 6.1(c) of the Participation Agreement)



                              __________ ___, 1995

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

     Re: Tax Retention Operating Lease Financing Provided in favor of Foundation Health Medical Services

Dear Sirs:

We have acted as special counsel to Foundation Health Medical Services, a California corporation (the "Lessee") and Foundation Health Corporation, a Delaware corporation (the "Guarantor"), in connection with certain transactions contemplated by the Participation Agreement dated as of __________ ___, 1995 (the "Participation Agreement"), among the Lessee, First Security Bank of Utah, N.A. (the "Owner Trustee"), the Guarantor, ____________________ and __________________, as Holders (the "Holders") and NationsBank of Texas, N.A., as the administrative agent for the Lenders (the "Administrative Agent"). This opinion is delivered pursuant to Section 6.1(c) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of the Operative Agreements, and such other corporate documents and records of the Lessee and the Guarantor, certificates of public officials and representatives of the Lessee and the Guarantor as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto other than the Lessee or the Guarantor; (iii) the genuineness of all signatures (other than the signatures of persons signing on behalf of the Lessee and the Guarantor), the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties other than the Lessee or the Guarantor have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) the enforceability of the Operative Agreements against all parties thereto other than the Lessee or the Guarantor.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including the matters set forth in the last two paragraphs hereof, we are of the opinion that:

     (a) The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under the Operative Agreements to which it is a party. The Lessee is duly qualified as a foreign corporation to do business and is in good standing in the States of ____________ and ____________ and all other jurisdictions in which its failure to so qualify would materially impair its ability to perform its obligations under the Operative Agreements to which it is a party or its financial position or its business as now and now proposed to be conducted.

     (b) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under the Operative Agreements to which it is a party. The Guarantor is duly qualified as a foreign corporation to do business and is in good standing in all jurisdictions in which its failure to so qualify would materially impair its ability to perform its obligations under the Operative Agreements to which it is a party or its financial position or its business as now and now proposed to be conducted.

     (c) The execution, delivery and performance by the Lessee of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of the Lessee and the Operative Agreements to which the Lessee is a party have been duly executed and delivered by the Lessee.

     (d) The execution, delivery and performance by the Guarantor of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of the Guarantor and the Operative Agreements to which the Guarantor is a party have been duly executed and delivered by the Guarantor.

     (e) The Operative Agreements to which the Lessee is a party constitute valid and binding obligations of the Lessee enforceable against the Lessee in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     (f) The Operative Agreements to which the Guarantor is a party constitute valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). Without limiting the generality of the foregoing the Owner Trustee or the Agent, as applicable, shall have the right to proceed against the Guarantor under the Guaranty Agreement and obtain and enforce a judgment thereunder following an Event of Default without first having to proceed against the Lessee or any other Person or against any security held by the Owner Trustee or the Agent at any time or having to pursue any other remedy available to the Owner Trustee or the Agent under any of the Operative Agreements, and without waiving any security, rights or remedies that the Owner Trustee or the Agent may have under any of the other Operative Agreements.

     (gP The execution and delivery by the Lessee of the Operative Agreements to which it is a party and compliance by the Lessee with all of the provisions thereof do not and will not (i) contravene the provisions of, or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any of its property under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which the Lessee is a party or by which it or any of its property may be bound or affected, or (ii) contravene any Laws or any order of any Governmental Authority applicable to or binding on the Lessee.

     (h) The execution and delivery by the Guarantor of the Operative Agreements to which it is a party and compliance by the Guarantor with all of the provisions thereof do not and will not (i) contravene the provisions of, or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any of its property under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which the Guarantor is a party or by which it or any of its property may be bound or affected, or (ii) contravene any Laws or any order of any Governmental Authority applicable to or binding on the Guarantor.

     (i) No Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Lessee of any of the Operative Agreements to which it is a party.

     (j) No Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Guarantor of any of the Operative Agreements to which it is a party.

     (k) There are no actions, suits or proceedings pending or to our knowledge, threatened against the Lessee in any court or before any Governmental Authority, that concern any Property or the Lessee's interest therein or that question the validity or enforceability of any Operative Agreement to which the Lessee is a party or the overall transaction described in the Operative Agreements to which the Lessee is a party.

     (l) There are no actions, suits or proceedings pending or to our knowledge, threatened against the Guarantor in any court or before any Governmental Authority or that question the validity or enforceability of any Operative Agreement to which the Guarantor is a party or the overall transaction described in the Operative Agreements to which the Guarantor is a party.

     (m) Neither the nature of the Properties, nor any relationship between the Lessee and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Operative Agreements to which the Lessee is a party is such as to require any approval of stockholders of, or approval or consent of any trustee or holders of indebtedness of, the Lessee, except for such approvals and consents which have been duly obtained and are in full force and effect.

     (n) Neither the nature of the Properties, nor any relationship between the Guarantor and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Operative Agreements to which the Guarantor is a party is such as to require any approval of stockholders of, or approval or consent of any trustee or holders of indebtedness of, the Guarantor, except for such approvals and consents which have been duly obtained and are in full force and effect.

     (o) The Credit Agreement creates, for the benefit of the holders of the Notes, the security interest in the Trust Estate which by its terms it purports to create.

     (p) The issuance, sale and delivery of the Notes and the issuance and delivery of the Certificates under the circumstances contemplated by the Participation Agreement do not, under existing law, require registration of the Notes or the certificates being issued on the date hereof under the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, or the qualification of the Loan Agreement under the Trust Indenture Act of 1939, as amended.

     (q) The Operative Agreements (other than the Trust Agreement) to which First Security Bank of Utah, N.A., individually or as Owner Trustee, as the case may be, is a party constitute valid and binding obligations of First Security Bank of Utah, N.A., individually or as Owner Trustee, as the case may be, enforceable against First Security Bank of Utah, N.A., individually or as Owner Trustee, in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors, rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     (r) The execution and delivery by First Security Bank of Utah, N.A., individually or as Owner Trustee, as the case may be, of the Operative Agreements (other than the Trust Agreement) to which it is a party and compliance by First Security Bank of Utah, N.A., individually or as Owner Trustee, with all of the provisions thereof do not and will not contravene any law, rule or regulation of the States of ____________ or ___________.

     (s) The amounts to be paid by the Lessee and the Borrower under the Operative Agreements do not violate the usury laws of the State of California.

     (t) The choice of law and choice of forum provisions in each of the Operative Agreements will be enforced by the courts of the State of California.

     (u) No intangibles tax, mortgage recording tax, documentary transfer tax or similar taxes or charges, other than nominal recordation or filing fees, are required to be paid as a condition of the legality or enforceability of the Operative Agreements.

     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the States of ____________ and ____________ [STATES OF PROPERTY LOCATIONS] the federal laws of the United States of America and, as applicable, the General Corporation Law of the States of Delaware and California. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of Lessee, Guarantor, NationsBank of Texas, N.A, as the Administrative Agent, the Holders and First Security Bank of Utah, N.A., not individually, but solely as Owner Trustee under the FH Trust 1995-1 and may not be relied upon by any other person other than such parties and their successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.
                                   Very truly yours,

                                   [LESSEE'S OUTSIDE COUNSEL]

                                Distribution List

NationsBank of Texas, N.A., as Administrative Agent

Foundation Health Medical Services

Foundation Health Corporation

______________________, as a Holder

______________________, as a Holder

First Security Bank of Utah, N.A., not individually, but solely as Owner Trustee under the FH Trust 1995-1

                                    EXHIBIT D


                       FOUNDATION HEALTH MEDICAL SERVICES

                              OFFICER'S CERTIFICATE
           (Pursuant to Section 6.1(g) of the Participation Agreement)


     FOUNDATION HEALTH MEDICAL SERVICES, a California corporation (the "Company"), DOES HEREBY CERTIFY as follows:

1. Each and every representation and warranty of the Company contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

2. No Default or Event of Default has occurred and is continuing under any Operative Agreement.

3. Each Operative Agreement to which the Company is a party is in full force and effect with respect to it.

4. The Company has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of __________ ___, 1995 among the Company, as Lessee, Foundation Health Corporation, as Guarantor, __________________ and ___________________, as Holders, First Security Bank of Utah, N.A., as the Owner Trustee and NationsBank of Texas, N.A., as the Administrative Agent.

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, 1995.

                              [FOUNDATION HEALTH MEDICAL SERVICES/FOUNDATION HEALTH CORPORATION]


                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

                                    EXHIBIT E

                       FOUNDATION HEALTH MEDICAL SERVICES

                              OFFICER'S CERTIFICATE
           (Pursuant to Section 6.1(h) of the Participation Agreement)

FOUNDATION HEALTH MEDICAL SERVICES, a California corporation (the "Company") DOES HEREBY CERTIFY as follows:

1. Attached hereto as EXHIBIT A is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

2. Attached hereto as EXHIBIT B is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of ____________. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

3. Attached hereto as EXHIBIT C is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

Name                           Office                   Signature

_____________               _________________       ____________________

_____________               _________________       ____________________

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of ___________, 1995.


                              FOUNDATION HEALTH MEDICAL SERVICES

                                    EXHIBIT A

                                BOARD RESOLUTIONS

                                    EXHIBIT B

                            ARTICLES OF INCORPORATION

                                    EXHIBIT C

                                     BYLAWS

                                    EXHIBIT F


                        FIRST SECURITY BANK OF UTAH, N.A.

                              OFFICER'S CERTIFICATE
           (Pursuant to Section 6.2(d) of the Participation Agreement)


_____________________, not individually (except with respect to paragraph 1 below, to the extent any such representations and warranties are made in its individual capacity) but solely as owner trustee under the FH Trust 1995-1 (the "Owner Trustee"), DOES HEREBY CERTIFY as follows:

(a) Each and every representation and warranty of the Owner Trustee contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

(b) Each Operative Agreement to which the Owner Trustee is a party is in full force and effect with respect to it.

(c) The Owner Trustee has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of __________ ___, 1995 among Foundation Health Medical Services, as Lessee, Foundation Health Corporation, as Guarantor,
____________________ and ___________________, as Holders, First Security Bank of
Utah, N.A., as Owner Trustee and NationsBank of Texas, N.A., as the Administrative Agent.

IN WITNESS WHEREOF, the Owner Trustee has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________ 1995.

                              ____________, not individually, except as expressly stated herein, but solely as Owner Trustee under the FH Trust 1995-1

                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

                                    EXHIBIT G


                        FIRST SECURITY BANK OF UTAH, N.A.

                              OFFICER'S CERTIFICATE
           (Pursuant to Section 6.2(e) of the Participation Agreement)


                              ______________, a ___________ corporation (the
"Owner Trustee") DOES HEREBY CERTIFY as follows:

1. Attached hereto as EXHIBIT A is a true, correct and complete copy of the resolutions of the Board of Directors of the Owner Trustee duly adopted by the Board of Directors of the Owner Trustee on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

2. Attached hereto as EXHIBIT B is a true, correct and complete copy of the Articles of Incorporation of the Owner Trustee on file in the Office of ____________. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

3. Attached hereto as EXHIBIT C is a true, correct and complete copy of the Bylaws of the Owner Trustee. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.



Name                           Office                   Signature

_____________               _________________       ____________________

_____________               _________________       ____________________

IN WITNESS WHEREOF, the Owner Trustee has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________ 1995.

                                          FIRST SECURITY BANK OF UTAH, N.A.
                                                   By:
                                                      ---------------------
                                                   Name:
                                                        -------------------
                                                   Title:
                                                         ------------------

                                    EXHIBIT A

                                BOARD RESOLUTIONS

                                    EXHIBIT B

                            ARTICLES OF INCORPORATION

                                    EXHIBIT C

                                     BYLAWS

                                    EXHIBIT H


                    [Owner Trustee's Outside Counsel Opinion]
                       (Pursuant to Section 6.2(f) of the
                            Participation Agreement)

                               __________ __, 1995



TO THOSE ON THE ATTACHED DISTRIBUTION LIST

RE:  TRUST AGREEMENT DATED AS OF __________ ___, 1995

Dear Sirs:

We have acted as special counsel for First Security Bank of Utah, N.A., a national banking association, in its individual capacity ("FSB") and in its capacity as trustee (the "Owner Trustee") under the Trust Agreement dated as of ___________ ___, 1995 (the "Trust Agreement") by and among it, NationsBank of Texas, N.A. (the "Beneficiary"), in connection with the execution and delivery by the Owner Trustee of the Operative Agreements to which it is a party. Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Appendix A to the Participation Agreement dated as of __________ ___, 1995 (the "Participation Agreement") by and among Foundation Health Medical Services, Foundation Health Corporation, __________________ and _____________________, as Holders, First Security Bank of Utah, N.A., in its individual capacity as expressly set forth therein and otherwise as Owner Trustee and NationsBank of Texas, N.A., as Administrative Agent.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

     1. FSB is a national banking association duly organized, validly existing and in good standing under the laws of United States of America and each of FSB and the Owner Trustee has under the laws of the State of Utah and federal banking law the power and authority to enter into and perform its obligations under the Trust Agreement and each other Operative Agreement to which it is a party.

     2.   The Owner Trustee is the duly-appointed trustee under the Trust
     Agreement.

     3. The Trust Agreement has been duly authorized, executed and delivered by one of the officers of FSB and, assuming due authorization, execution and delivery by the beneficiary, is a legal, valid and binding obligation of the Owner Trustee (and to the extent set forth therein, against FSB), enforceable against the Owner Trustee (and to the extent set forth therein, against FSB) in accordance with its terms, and the Trust Agreement creates under the laws of the State of Utah for the Beneficiary the beneficial interest in the Trust Estate it purports to create and is a valid trust under the laws of the State of Utah.

     4. The Operative Agreements to which it is party have been duly authorized, executed and delivered by FSB, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of FSB, enforceable against FSB in accordance with their respective terms.

     5. The Operative Agreements to which it is party have been duly authorized, executed and delivered by the Owner Trustee, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terms. The Notes and the Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and the Certificates are entitled to the benefits and security afforded by the Trust Agreement in accordance with its terms and the terms of the Trust Agreement.

     6. The execution and delivery by each of FSB and the Owner Trustee of the Trust Agreement and the Operative Agreements to which it is a party, and compliance by FSB or Owner Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Laws applicable to or binding on FSB, or as Owner Trustee, or contravene the provisions of, or constitute a default under, its charter documents or by-laws or, to our knowledge after due inquiry, any indenture, mortgage contract or other agreement or instrument to which FSB or Owner Trustee is a party or by which it or any of its property may be bound or affected.

     7. The execution and delivery of the Operative Agreements by each of FSB and the Owner Trustee and the performance by each of FSB and the Owner Trustee of their respective obligations thereunder does not require on or prior to the date hereof the consent or approval of, the giving of notice to, the registration or filing with, or the taking of any action in respect of any Governmental Authority or any court.

     8. Assuming that the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposed within the contemplation of
     Section 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Agent, the Lenders, the Lessee or the Holder, as the case may be, of the Operative Agreements or in connection with the acquisition of any Property by the Owner Trustee or in connection with the making by the Holder of its investment in the Trust or its acquisition of the beneficial interest in the Trust Estate or in connection with the issuance and acquisition of the Certificate, or the Notes, and neither the Owner Trustee, the Trust Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement.

     9. There is no fee, tax or other governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates, Notes or the beneficial interests in the Trust Estate, by reason of the creation of the trust under the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement within the State of Utah.

     10. Upon the filing of the financing statement on form UCC-1 in the form attached hereto as Exhibit A with the _____________, the Administrative Agent's security interest in the Trust Estate, for the benefit of the Lenders, will be perfected, to the extent that such perfection is governed by Article 9 of the Uniform Commercial Code as in effect in the State of Utah (the "Utah UCC").

Your attention is directed to the Utah UCC, which provides, in part, that a filed financing statement which does not state a maturity date or which states a maturity date of more than five years is effective only for a period of five years from the date of filing, unless within six months prior to the expiration of said period a continuation statement is filed in the same office or offices in which the original statement was filed. The continuation statement must be signed by the secured party, identify the original statement by file number and state that the original statement is still effective. Upon the timely filing of a continuation statement, the effectiveness of the original financing statement is continued for five years after the last date to which the original statement was effective. Succeeding continuation statements may be filed in the same manner to continue the effectiveness of the original statement.

The opinions set forth in paragraphs 3 and 4 above are subject to the qualification that enforceability of the Trust Agreement and the other Operative Agreements to which the Owner Trustee is a party, in accordance with their respective terms, may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally.

We are attorneys admitted to practice in the State of Utah and in rendering the foregoing opinions we have not passed upon, or purported to pass upon, the laws of any jurisdictions other than the State of Utah and the federal banking law governing the banking and trust powers of FSB.

                              Very truly yours,

                              [NAME OF OWNER TRUSTEE'S OUTSIDE COUNSEL]

                                DISTRIBUTION LIST


NationsBank of Texas, N.A., as Administrative Agent

Foundation Health Medical Services

Foundation Health Corporation

_______________________, as a Holder

_______________________, as a Holder

First Security Bank of Utah, N.A., not individually, but solely as Owner Trustee under the FH Trust 1995-1

                                   Appendix A
Rules of Usage and Definitions



1.  Rules of Usage

The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

          (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

          (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

          (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

          (d) References to any Person shall include such Person, its successors and permitted assigns and transferees.


          (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

          (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

          (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (i) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

                                 2.  Definitions

     "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to Lessor, the Holders, the Administrative Agent or any other Person under the Lease or under any of the other Operative Agreements including, without limitation, payments of Purchase Option Price, Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations. "ABR" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "acquire" or "purchase" shall mean, with respect to any Property, the acquisition or purchase of such Property by the Owner Trustee from any Person.

     "Acceleration" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Acquisition Advance" shall mean an advance of funds to pay Property Acquisition Costs pursuant to Section 5.3 of the Participation Agreement.

     "Advance" shall mean a Construction Advance or an Acquisition Advance.

     "Affiliate" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased or decreased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients (less any tax savings realized as a result of the payment of the indemnified amount and the item which gives rise to the indemnification obligation) with respect to the receipt by the recipient of such amounts, such increased or decreased payment (as so reduced) is equal to the payment otherwise required to be made.

     "Agency Agreement" shall mean the Agency Agreement, dated as of the Initial Closing Date, between the Construction Agent and the Owner Trustee.

     "Agency Agreement Event of Default" shall mean an "Event of Default" as defined in Section 5.1 of the Agency Agreement.

     "Agent" or "Administrative Agent" shall mean NationsBank of Texas, N.A., as Administrative Agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement.

     "Allocated Interest" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Allocated Return" with respect to any Construction Period Property for which the Basic Term has not commenced shall mean, as of any Scheduled Interest Payment Date, the amount of Holder Yield due and payable on such date with respect to a portion of the Holder Advances (which portion shall be designated by the Owner Trustee by written notice to the Holders) having an aggregate stated amount equal to the Holder Construction Property Cost of such Property as of such date.

     "Applicable Margin" shall have the meaning given such term in Section 1.1 of the Credit Agreement.

     "Appraisal" shall mean, with respect to any Property a limited appraisal in summary format to be delivered in connection with Section 5.6 of the Participation Agreement or in accordance with the terms of Section 10.1(e) of the Lease, which Appraisal shall, in each case (i) be prepared by a reputable MAI appraiser reasonably acceptable to the Agent, (ii) be prepared using the income approach and the cost approach to determine the appraised value of the applicable Property (based on the intended use of such Property) and using an appraisal methodology based on usual comparative data collection and conceptual analyses employed in more extensive narrative appraisals, and (iii) in the judgment of counsel to the Agent, comply with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

     "Appraisal Procedure" shall have the meaning given such term in Section
22.4 of the Lease.

     "Approved State" shall mean California, Texas, Arizona and any other state located in the United States in which the Guarantor or any of its Subsidiaries operates or intends to operate a Medical Facility.

     "Appurtenant Rights" shall mean (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying any Improvements, or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

     "Available Commitment" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Available Holder Commitments" shall mean an amount equal to the excess, if any, of (i) the amount of the Holder Commitments over (ii) the aggregate amount of the Holder Advances made since the Initial Closing Date minus Holder Advances repaid or prepaid as a result of the purchase by the Construction Agent of a Construction Period Property pursuant to the terms of Section 6.3 of the Agency Agreement (but without giving effect to any other repayments of any Holder Advances).

     "Average Eurodollar Margin" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Basic Rent" shall mean, the sum of (i) the Loan Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

     "Basic Term" shall have the meaning specified in Section 2.2(a) of the Lease.

     "Basic Term Commencement Date" shall have the meaning specified in Section 2.2(a) of the Lease.

     "Basic Term Expiration Date" shall have the meaning specified in Section 2.2(a) of the Lease.

     "Best's" shall mean A.M. Best Company, Inc.

     "Borrowing Date" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Sacramento, California or Dallas, Texas, are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Loan bearing interest based on the Eurodollar Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease" means any lease of property (whether real, personal or mixed) which is, in accordance with GAAP, required to be classified and accounted for on the books of the lessee as a capital lease.

     "Casualty" shall mean any damage or destruction of all or any portion of a Property as a result of a fire, earthquake or other casualty.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

     "Certificate" shall mean a Certificate in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreement in favor of each Holder.

     "Certifying Party" shall have the meaning specified in Section 26.1 of the Lease.

     "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever.

     "Closing Date" shall mean the Initial Closing Date and each Property Closing Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute hereto.

     "Collateral" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Commitment" shall have the meaning defined in Section 1.1 of the Credit Agreement.

     "Commitment Fee Payment Date" shall mean the last day of each March, June, September and December and the last day of the Commitment Period, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement.

     "Commitment Fee Rate" shall mean, with respect to the Commitments or the Holder Commitments, a rate equal to 15 basis points (0.15%) per annum for the Commitment Period.

     "Commitment Period" shall mean the period from the Initial Closing Date to and including the Construction Period Termination Date, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement.

     "Completion" shall mean, with respect to a Property, such time as final completion of the Improvements on such Property has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all material Legal Requirements and Insurance Requirements and a certificate of occupancy has been issued with respect to such Property by, and certificate of completion recorded with, the appropriate governmental entity.

     "Completion Date" shall mean, with respect to a Property, the earlier of
(i) the date on which Completion for such Property has occurred and (ii) the Construction Period Termination Date.

     "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

     "Construction Advance" shall mean an advance of funds to pay Property Costs pursuant to Section 5.4 or 5.5 of the Participation Agreement.

     "Construction Agent" shall mean Foundation Health Medical Services, a California corporation, as construction agent under the Agency Agreement.

     "Construction Budget" shall mean the cost of constructing and developing any Improvements as determined by the Construction Agent in its reasonable, good faith judgment.

     "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

     "Construction Period" shall mean, with respect to a Property, the period commencing on the Construction Commencement Date for such Property and ending on the Completion Date for such Property.

     "Construction Period Termination Date" shall mean May 25, 1997, as such date may be extended to November 25, 1997 in accordance with the terms of
Section 10.6 of the Participation Agreement.

     "Construction Period Property" shall have the meaning specified in Section
1.1 of the Credit Agreement.

     "Co-Owner Trustee" shall have the meaning specified in Section 9.2 of the Trust Agreement.

     "Credit Agreement" shall mean the Credit Agreement, dated as of the Initial Closing Date, among the Lessor, the Agent and the Lenders, as specified therein.

     "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

     "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

     "Credit Documents" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Deed" shall mean a warranty deed regarding Land and/or Improvements in form and substance satisfactory to the Owner Trustee and the Agent.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Election Notice" shall have the meaning given to such term in Section 20.2 of the Lease.

     "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

     "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

     "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and state statutes analogous thereto.

     "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

     "Equipment" shall mean equipment, apparatus, furnishings and fittings acquired using the proceeds of the Loans or the Holder Advances by the Construction Agent, the Lessee or the Lessor as covered by a Requisition, whether or not now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements or other improvements to real property.

     "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement as Schedule I-A.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" shall have the meaning given to such term as the Guaranty Agreement.

     "Eurocurrency Reserve Requirements" shall have the meaning specified in
Section 1.1 of the Credit Agreement.

     "Eurodollar Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the Eurodollar Rate.

     "Eurodollar Rate" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Eurodollar Reserve Rate" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Event of Default" shall mean a Lease Event of Default, a Guaranty Event of Default, an Agency Agreement Event of Default or a Credit Agreement Event of Default.

     "Excepted Payments" shall mean: (a) all indemnity payments (including indemnity payments made pursuant to Section 13 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

     (b) any amounts (other than Basic Rent, Termination Value, or Purchase Option Price) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates (including the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;

     (c) any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder's interest in the Trust Estate (or a portion thereof);

     (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent;

     (e) any insurance proceeds under policies maintained by the Owner Trustee or any Holder;

     (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Owner Trustee or any Holder;

     (g) all right, title and interest of any Holder or the Owner Trustee to any Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Documents and the Lease pursuant to the terms thereof;

     (h) upon termination of the Credit Agreement pursuant to the terms thereof, all remaining property covered by the Lease or Security Documents;

     (i)  all payments in respect of the Holder Yield;

     (j) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (i) above; and

     (k) any rights of either the Owner Trustee or Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts.

     "Excepted Rights" shall mean the rights retained by the Owner Trustee pursuant to Section 8.2(a)(i) of the Credit Agreement and all right, title and interest of Owner Trustee in the Shared Rights.

     "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

     "Existing Credit Agreement" shall have the meaning given to such term in the Guaranty Agreement.

     "Expiration Date" shall mean the Basic Term Expiration Date or the last day of any Extended Term, if applicable.

     "Expiration Date Purchase Option" shall mean the Lessee's option to purchase all (but not less than all) of the Properties on the Expiration Date.

     "Extended Term" shall mean the five periods each of one year's duration which immediately follow the end of the Basic Term with respect to which Lessee has exercised its Renewal Option pursuant to Section 21.1 of the Lease.

     "Eurodollar Margin Increase" shall have the meaning given to such term in the Credit Agreement.

     "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero, that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and the Lessee are in compliance with the other requirements of the Operative Agreements.

     "FH Trust 1995-1" shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.

     "Fixtures" shall mean all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

     "Force Majeure Event" shall mean any event beyond the control of the Construction Agent, other than a Casualty or Condemnation, including, but not limited to, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, governmental activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition.

     "GAAP" shall have the meaning given to such term in the Existing Credit Agreement.

     "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of any Property.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" shall mean Foundation Health Corporation, a Delaware corporation.

     "Guarantor Revolving Credit Facility" shall have the meaning specified in
Section 1.1 of the Credit Agreement.

     "Guaranty Agreement" shall mean the Guaranty Agreement dated as of the date hereof pursuant to which the Guarantor guarantees the obligations of the Lessee under the Lease and the obligations of the Construction Agent under the Construction Agency Agreement.

     "Guaranty Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Guaranty Event of Default.

     "Guaranty Event of Default" shall mean an Event of Default as defined in
Section 2.05 of the Guaranty Agreement.

     "Hazardous Substance" shall mean any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

     "Holder Advance" shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

     "Holder Amount" shall mean as of any date, the aggregate amount of Holder Advances made by each Holder to the Trust Estate pursuant to Section 2 of the Participation Agreement and Section 3.1 of the Trust Agreement less any payments of any Holder Advances received by the Holders pursuant to Section 3.4 of the Trust Agreement.

     "Holder Applicable Margin" shall mean the sum of (a) .93%, plus (b) the Eurodollar Margin Increase.

     "Holder Commitment Fee" shall have the meaning specified in Section 9.4(b) of the Participation Agreement.

     "Holder Commitments" shall mean $1,800,000, provided, that the Holder Commitment of each Holder shall mean $600,000.

     "Holder Construction Property Cost" shall mean, with respect to each Construction Period Property for which the Basic Term has not commenced, at any date of determination, an amount equal to the outstanding Holder Advances made with respect thereto under Section 3.1(a) and (c) of the Trust Agreement.

     "Holder Overdue Rate" shall mean the lesser of (i) the ABR plus two and one-half percent (2 1/2%) and (ii) the highest rate permitted by applicable law.

     "Holder Property Cost" shall mean with respect to a Property an amount equal to the outstanding Holder Advances with respect thereto.

     "Holders" shall mean the several banks and other financial institutions which are from time to time holders of Certificates in connection with the FH Trust 1995-1.

     "Holder Yield" shall mean the Eurodollar Reserve Rate plus the Holder Applicable Margin; provided, however, (i) upon delivery of the notice described in Section 3.7(c) of the Trust Agreement, the outstanding Holder Advances of each Holder shall bear a yield at the ABR applicable from time to time from and after the dates and during the periods specified in Section 3.7(c) of the Trust Agreement, and (ii) upon the delivery by a Holder of the notice described in
Section 3.8(c) of the Trust Agreement, the Holder Advances of such Holder shall bear a yield at the ABR applicable from time to time after the dates and during the periods specified in Section 3.8(c) of the Trust Agreement.

     "Impositions" shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or foreign withholdings ("Taxes") and all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of such Property or any part thereof or interest therein; (b) the Notes or Certificates or any part thereof or interest therein; or (c) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto or otherwise in connection with the transactions contemplated thereby.

     "Improvements" shall mean, with respect to the construction, renovation and/or Modification of a Medical Facility, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Property Closing Date.

     "Indebtedness" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Indemnified Person" shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Agent, the Holders, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

     "Indemnity Provider" shall mean each of (i) Foundation Health Medical Services, a California corporation and (ii) Foundation Health Corporation, a Delaware corporation, with such entities acting on a joint and several basis.

     "Initial Closing Date" shall mean the date of the Participation Agreement.

     "Initial Construction Advance" shall mean any initial Advance to pay for:
(i) Property Costs for construction of any Improvements; and (ii) the Property Costs of restoring or repairing any Property which is required to be restored or repaired in accordance with Section 15.1(e) of the Lease.

     "Insurance Company" shall mean an organization licensed under the Insurance Regulations to conduct insurance operations (or an organization required to be licensed as such).

     "Insurance Regulation" means any Law applicable to an Insurance Company as such.

     "Insurance Regulator" means any Person charged with the administration, oversight or enforcement of any Insurance Regulation.

     "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of Lessee.

     "Insurance Subsidiary" means any Subsidiary of the Guarantor that is an Insurance Company at the time of determination.

     "Interest Period" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

     "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Construction Agent on the Property Closing Date relating to such parcel and (b) Schedule I-C to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section 2.4 of the Lease.

     "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

     "Lease" or "Lease Agreement" shall mean the Lease Agreement (Tax Retention Operating Lease) dated as of the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto, as such Lease Agreement may from time to time be supplemented, amended or modified in accordance with the terms thereof.

     "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

     "Lease Event of Default" shall have the meaning specified in Section 17.1 of the Lease.

     "Lease Supplement" shall mean each Lease Supplement substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto, as such Lease Supplement may be supplemented, amended or modified from time to time.

     "Legal Requirements" shall mean all foreign, Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, the Holders, the Agent, any Lender or any Improvements or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et. seq., and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property or the Appurtenant Rights.

     "Lender Commitment Fee" shall have the meaning specified in Section 9.4(a) of the Participation Agreement.

     "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in any Equipment or in any Improvements.

     "Lenders" shall mean the several banks and other financial institutions from time to time party to the Credit Agreement.

     "Lessee" shall have the meaning set forth in the Lease.

     "Lessor" shall mean the Owner Trustee, not in its individual capacity, but as Lessor under the Lease.

     "Lessor Basic Rent" shall mean the scheduled Holder Yield due on the Holder Advances on any Specified Interest Payment Date pursuant to the Trust Agreement (but not including (i) any such scheduled Holder Yield due on the Holder Advances prior to the Basic Term Commencement Date with respect to the Property to which such Holder Advances relate or (ii) overdue amounts under the Trust Agreement or otherwise).

     "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

     "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements,
(c) any claim against the Lessor or Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify Lessor or Trust Company, in its individual capacity, pursuant to Section 13 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

     "Limited Recourse Amount" shall mean with respect to the Properties on an aggregate basis, an amount equal to the sum of the Termination Values with respect to all of the Properties on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to the Properties.

     "Loans" shall have the meaning specified in Section 2.1(a) of the Credit Agreement.

     "Loan Basic Rent" shall mean the interest due on the Loans on any Specified Interest Payment Date pursuant to the Credit Agreement (but not including interest on (i) any such Loan prior to the Basic Term Commencement Date with respect to the Property to which such Loan relates or (ii) any overdue amounts under Section 2.7(b) of the Credit Agreement or otherwise).

     "Loan Property Cost" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Majority Lenders" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.2 of the Lease, the period commencing on the date such Sale Notice is given and ending on the anniversary date of the Initial Closing Date next succeeding the date such Sale Note is given.

     "Material Adverse Effect", for purposes of all the Operative Agreements, shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Guarantor and its Subsidiaries taken as a whole; provided, however, it is understood and agreed that such Material Adverse Effect shall not be deemed to occur under this subparagraph (a) unless the matter at issue will have a monetary effect in an amount that, when added to other matters occurring during the fiscal year in which such matter in question occurred, would cause a reduction of the Net Worth of the Guarantor and its Subsidiaries during such fiscal year of ten percent (10%) or more, (b) the ability of the Guarantor, the Lessee or any Subsidiary to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders, the Holders, or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements, or (e) the value, utility or useful life of any Property or the use, or ability of the applicable Lessee to use, any Property for the purpose for which it was intended.

     "Maturity Date" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Maximum Property Cost" shall mean the aggregate amount of the Property Costs for all Properties subject to the Lease as of the applicable determination date.

     "Maximum Residual Guarantee Amount" shall mean an amount equal to the product of the aggregate Property Cost for all of the Properties times 87%.

     "Medical Facility" shall mean (i) any real property location used by the Lessee or any of its affiliates to provide health care, and (ii) any corporate office facility used by the Lessee or any of its affiliates.

     "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

     "Moody's" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee in favor of the Agent and evidencing a Lien on a Property, in form and substance reasonably acceptable to the Agent.

     "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or required by the Lessee or any of its Subsidiaries or ERISA Affiliates.

     "Multiple Employer Plan" shall mean a plan to which the Lessee or any ERISA Affiliate and at least one other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

     "Net Proceeds" shall mean all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Agent or Lessor are entitled to be reimbursed pursuant to the Lease.

     "Net Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease (net of all expenses of sale) are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than expected wear and tear during the Term of the Lease.

     "Net Worth" shall have the meaning specified in Section 1.01 of the Guaranty Agreement.

     "Notes" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Occupational Safety and Health Law" shall mean the Occupational Safety and Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating or relating to, or imposing liability or standards of conduct concerning, employee health and/or safety, as now or at any time hereafter in effect.

     "Officer's Certificate" shall mean a certificate signed by any individual holding the office of vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

     "Operative Agreements" shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Guaranty Agreement, the Lease (and a memorandum thereof in a form reasonably acceptable to the Agent), each Lease Supplement (and a memorandum thereof in a form reasonably acceptable to the Agent), the Security Agreement and each Mortgage Instrument.

     "Overdue Rate" shall mean (i) with respect to Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.7(b) of the Credit Agreement, (ii) with respect to Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the applicable rate specified in the Trust Agreement, and (iii) with respect to any other amount, the amount referred to in clause (y) of Section 2.7(c) of the Credit Agreement.

     "Owner Trustee" shall mean First Security Bank of Utah, N.A., not individually, except as expressly stated in the various Operative Agreements, but solely as Owner Trustee under the FH Trust 1995-1, and any successor or replacement Owner Trustee expressly permitted under the Operative Agreements.

     "Participation Agreement" shall mean the Participation Agreement dated as of May 25, 1995, among the Lessee, the Guarantor, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders and the Agent, as such Participation Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

     "Payment Date" shall mean any Specified Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Advances is due under the Credit Agreement or the Trust Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer
Plan), and to which the Company or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Permitted Exceptions" shall mean:

               (i) Liens of the types described in clauses (i), (ii) and (v) of the definition of Permitted Liens;

               (ii) Liens for Taxes not yet due; and

               (iii) all encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent, do not materially impair the use of the Property for its intended purpose.

     "Permitted Liens" shall mean:

               (i) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

               (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease;

               (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

               (iv) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

               (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

               (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

               (vii) Liens in favor of municipalities to the extent agreed to by the Lessor and Lessee; and

               (viii)    Permitted Exceptions.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or any other entity.

     "Plans and Specifications" shall mean, with respect to Improvements, the construction documents for such Improvements to be constructed or already existing, as such construction documents may be amended, modified or supplemented from time to time in accordance with the terms of the Participation Agreement.

     "Prime Lending Rate" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Property" shall mean, with respect to each Medical Facility that is acquired, constructed and/or renovated pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land.

     "Property Acquisition Cost" shall mean the cost to Lessor to purchase a Property on a Property Closing Date.

     "Property Closing Date" shall mean each date on which the Lessor purchases a Property.

     "Property Cost" shall mean with respect to a Property the aggregate amount of the Loan Property Cost, plus the Holder Property Cost for such Property (as such amounts shall be increased equally among all Properties respecting the Holder Advances and the Loans extended from time to time to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in Sections 9.1(a) and (b) of the Participation Agreement), it being specifically understood and agreed that Property Cost shall include all amounts requested in a Requisition submitted pursuant to the terms of this Participation Agreement provided that such amount relates to the Property in question and is a cost that can be capitalized with respect to such Property in accordance with GAAP (including specifically without limitation any allocated overhead costs that may be so capitalized).

     "Purchase Option" shall have the meaning given to such term in Section 20.2 of the Lease.

     "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leek, flow, discharge, disposal or emission of a Hazardous Substance.

     "Renewal Option" shall have the meaning specified in Section 21.1 of the Lease.

     "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

     "Reportable Event" shall have the meaning specified in ERISA.

     "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

     "Requirement of Law" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

     "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Sale Date" shall have the meaning given to such term in Section 22.1(a) of the Lease.

     "Sale Notice" shall mean a notice given to Lessor in connection with the election by Lessee of its Sale Option.

     "Sale Option" shall have the meaning given to such term in Section 20.2 of the Lease.

     "Scheduled Interest Payment Date" shall have the meaning specified in
Section 1.1 of the Credit Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Security Agreement" shall mean the Security Agreement, dated as of the Initial Closing Date between the Owner Trustee and the Agent.

     "Security Documents" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Shared Rights" shall mean the rights retained by the Lessor, but not to the exclusion of the Agent, pursuant to Section 8.2(a)(ii) of the Credit Agreement.

     "S&P" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Specified Interest Payment Date" shall have the meaning specified in
Section 1.1 of the Credit Agreement.

     "Subsidiary" shall have the meaning specified in Section 1.1 of the Credit Agreement.

     "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to Lessor, the Holders, the Administrative Agent or any other Person under the Lease or under any of the other Operative Agreements including, without limitation, payments of Purchase Option Price, Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

     "Taxes" shall have the meaning specified in the definition of Impositions.

     "Term" shall mean the Basic Term and each Extended Term, if any.

     "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

     "Termination Event" shall mean (a) with respect to any Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of the Lessee or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of the Lessee or any ERISA Affiliate from a Multiemployer Plan.

     "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

     "Termination Value" shall mean (a) with respect to all Properties, an amount equal to the sum of (i) the aggregate outstanding principal and interest balance on the Notes, plus (ii) the aggregate outstanding principal amount of the Holder Advances plus the accrued and unpaid Holder Yield thereon, in each case as of the applicable Payment Date and (b) with respect to a particular Property, an amount equal to the product of the Termination Value of all the Properties times a fraction, the numerator of which is the Property Cost allocatable to the particular Property in question and the denominator of which is the aggregate Property Cost for all the Properties.

     "Total Condemnation" shall mean a Condemnation that involves a taking of Lessor's entire title to a Property.

     "Transaction Expenses" shall mean all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation:

          (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel (other than counsel to the Lenders, the Agent or the Holders) in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

          (b) any and all other reasonable fees, charges or other amounts payable to the Lenders, Agent, the Holders, the Owner Trustee or any broker which arises under any of the Operative Agreements;

          (c) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and

          (d) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement.

     "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

     "Trust Agreement" shall mean the Trust Agreement dated as of the Initial Closing Date, between the Holders and the Owner Trustee.

     "Trust Company" shall mean First Security Bank of Utah, N.A. in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

     "Trust Estate" shall have the meaning specified in Section 2.2 of the Trust Agreement.

     "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

     "Unfunded Amount" shall have the meaning specified in Section 3.2 of the Agency Agreement.

     "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "Voting Power" shall mean, with respect to securities issued by any Person, the combined voting power of all securities of such person which are issued and outstanding at the time of determination and which are entitled to vote in the election of directors or such Person, other than securities having such power only by reason of the happening of a contingency.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to any Property.

                                    EXHIBIT I

                       [Form of Limited Power of Attorney]

- -------------------------------------------------------------------------------

                                 LEASE AGREEMENT
                         (Tax Retention Operating Lease)

                            Dated as of May 25, 1995

                                     between

                       FIRST SECURITY BANK OF UTAH, N.A.,
                                not individually,
                           but solely as Owner Trustee
                           under the FH Trust 1995-1,
                                    as Lessor

                                       and

                       FOUNDATION HEALTH MEDICAL SERVICES,
                                    as Lessee








- -------------------------------------------------------------------------------

This Lease Agreement is subject to a security interest in favor of NationsBank of Texas, N.A., as Administrative Agent (the "Agent") under a Credit Agreement dated as of May 25, 1995, among First Security Bank of Utah, N.A., not individually except as expressly stated therein, but solely as Owner Trustee under the FH Trust 1995-1, the Lenders and the Agent, as amended, modified, supplemented, restated and/or replaced from time to time. This Lease Agreement has been executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

                                TABLE OF CONTENTS


ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     2.1  Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     2.2  Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     2.3  Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     2.4  Lease Supplements. . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     3.1  Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     3.2  Payment of Basic Rent. . . . . . . . . . . . . . . . . . . . . . . . 3
     3.3  Supplemental Rent. . . . . . . . . . . . . . . . . . . . . . . . . . 3
     3.4  Performance on a Non-Business Day. . . . . . . . . . . . . . . . . . 3
     3.5  Rent Payment Provisions. . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     4.1  Utility Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     5.1  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     6.1  Net Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     6.2  No Termination or Abatement. . . . . . . . . . . . . . . . . . . . . 5

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     7.1  Ownership of the Property. . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     8.1  Condition of the Property. . . . . . . . . . . . . . . . . . . . . . 6
     8.2  Possession and Use of the Property . . . . . . . . . . . . . . . . . 7

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     9.1  Compliance With Legal Requirements and Insurance Requirements. . . . 7

ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     10.1 Maintenance and Repair; Return; Appraisals . . . . . . . . . . . . . 8
     10.2 Environmental Inspection . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     11.1 Modifications, Substitutions and Replacements. . . . . . . . . . . . 9

ARTICLE XII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     12.1 Warranty of Title. . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE XIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     13.1 Permitted Contests Other Than in Respect of Indemnities. . . . . .  11


ARTICLE XIV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     14.1 Public Liability and Workers' Compensation
          Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     14.2 Hazard and Other Insurance . . . . . . . . . . . . . . . . . . . .  12
     14.3 Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE XV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     15.1 Casualty and Condemnation. . . . . . . . . . . . . . . . . . . . .  14
     15.2 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .  15
     15.3 Notice of Environmental Matters. . . . . . . . . . . . . . . . . .  16

ARTICLE XVI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     16.1 Termination Upon Certain Events. . . . . . . . . . . . . . . . . .  16
     16.2 Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE XVII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     17.1 Lease Events of Default. . . . . . . . . . . . . . . . . . . . . .  17
     17.2 Surrender of Possession. . . . . . . . . . . . . . . . . . . . . .  19
     17.3 Reletting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     17.4 Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     17.5 [intentionally omitted]. . . . . . . . . . . . . . . . . . . . . .  20
     17.6 Final Liquidated Damages . . . . . . . . . . . . . . . . . . . . .  20
     17.7 [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . .  21
     17.8 Waiver of Certain Rights . . . . . . . . . . . . . . . . . . . . .  21
     17.9 Assignment of Rights Under Contracts . . . . . . . . . . . . . . .  21
     17.10     Remedies Cumulative . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE XVIII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     18.1 Lessor's Right to Cure Lessee's Lease Defaults . . . . . . . . . .  21

ARTICLE XIX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     19.1 Provisions Relating to Lessee's Exercise of its Purchase Option. .  21
     19.2 No Termination With Respect to Less than All of
          a Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE XX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     20.1 Individual Purchase Option . . . . . . . . . . . . . . . . . . . .  22
     20.2 Anniversary Date Purchase or Sale Option . . . . . . . . . . . . .  23
     20.3 Lessor's Transfer Option . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XXI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     21.1 Renewal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE XXII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     22.1 Sale Procedure . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     22.2 Application of Proceeds of Sale. . . . . . . . . . . . . . . . . .  26
     22.3 Indemnity for Excessive Wear . . . . . . . . . . . . . . . . . . .  26
     22.4 Appraisal Procedure. . . . . . . . . . . . . . . . . . . . . . . .  26
     22.5 Certain Obligations Continue . . . . . . . . . . . . . . . . . . .  27

ARTICLE XXIII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     23.1 Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


ARTICLE XXIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     24.1 Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE XXV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     25.1 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     25.2 Subleases. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE XXVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     26.1 No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XXVII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     27.1 Acceptance of Surrender. . . . . . . . . . . . . . . . . . . . . .  29
     27.2 No Merger of Title . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XXVIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     28.1 [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE XXIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     29.1 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE XXX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     30.1 Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     30.2 Amendments and Modifications . . . . . . . . . . . . . . . . . . .  31
     30.3 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  31
     30.4 Headings and Table of Contents . . . . . . . . . . . . . . . . . .  31
     30.5 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     30.6 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     30.7 Calculation of Rent. . . . . . . . . . . . . . . . . . . . . . . .  31
     30.8 Memoranda of Lease and Lease Supplements . . . . . . . . . . . . .  31
     30.9 Allocations between the Lenders and the Holders. . . . . . . . . .  31
     30.10     Limitations on Recourse . . . . . . . . . . . . . . . . . . .  32


EXHIBITS

EXHIBIT A -    Lease Supplement No. ___
EXHIBIT B -    Other Names and Locations of Lessee

                                 LEASE AGREEMENT

                    (Tax Retention Operating Lease Agreement)


     THIS LEASE AGREEMENT (Tax Retention Operating Lease) (this "LEASE"), dated as of May 25, 1995, is between FIRST SECURITY BANK OF UTAH, N.A., a national banking association, having its principal office at 79 South Main Street, Salt Lake City, Utah 84111, not individually, but solely as Owner Trustee under the FH Trust 1995-1, as lessor (the "LESSOR"), and FOUNDATION HEALTH MEDICAL SERVICES, a California corporation, having its principal place of business at 3400 Data Drive, Rancho Cordova, California 95670, as lessee (the "LESSEE").

                              W I T N E S S E T H:

     A. WHEREAS, subject to the terms and conditions of the Agency Agreement, Lessor will (i) purchase various parcels of real property from one or more third parties designated by Lessee and (ii) fund the development, and construction by the Construction Agent of Improvements on such real property; and

     B. WHEREAS, the Basic Term shall commence with respect to each Property upon the earlier to occur of the Completion of such Property or if such Property is a Construction Period Property as of the date of any Agency Agreement Event of Default, the date of such Agency Agreement Event of Default; and

     C. WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, each Property;

     NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

     1.1 DEFINITIONS. Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in APPENDIX A to the Participation Agreement of even date herewith (as such may be amended, modified, supplemented, restated and/or replaced from time to time, the "PARTICIPATION AGREEMENT") among the Lessee, the Guarantor, First Security Bank of Utah, N.A., not individually, except as expressly stated therein, as Owner Trustee under the FH Trust 1995-1, the Holders, the Lenders and the Agent.


                                   ARTICLE II

     2.1 PROPERTY. Subject to the terms and conditions hereinafter set forth and contained in the respective Lease Supplement relating to each Property, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, each Property.

     2.2 LEASE TERM. The term of this Lease with respect to each Property (the "BASIC TERM") shall begin upon the earlier to occur of (i) the Completion Date for such Property or (ii) if such Property is a Construction Period Property as of the date of any Agency Agreement Event of Default, the date of such Agency Agreement Event of Default (in each case the "BASIC TERM COMMENCEMENT DATE") and shall end on May 25, 2000 (the "BASIC TERM EXPIRATION DATE"), unless the Term is extended or earlier terminated in accordance with the provisions of this Lease.

     2.3 TITLE. Each Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in title to any Property other than in connection with Lessor Liens.

     2.4 LEASE SUPPLEMENTS. On or prior to each Basic Term Commencement Date, Lessee and Lessor shall each execute and deliver a Lease Supplement for the Property to be leased effective as of such Basic Term Commencement Date in substantially the form of EXHIBIT A hereto. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact, with power of substitution, in the name of Lessor or the name of Lessee or otherwise, to execute any Lease Supplement which Lessee fails or refuses to sign in accordance with the terms of this Section 2.4 (including specifically without limitation any Lease Supplement required in connection with any Construction Period Property upon the occurrence of an Agency Agreement Event of Default).

                                   ARTICLE III

     3.1  RENT.

          (a) Lessee shall pay Basic Rent on each Payment Date, and on any date on which this Lease shall terminate with respect to any or all Properties during the Term; provided, however, with respect to each individual Property Lessee shall have no obligation to pay Basic Rent with respect to such Property until the Basic Term has commenced with respect to such Property.

          (b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks as Lessor shall from time to time direct.

          (c) Neither Lessee's inability or failure to take possession of all or any portion of any Property when delivered by Lessor, nor Lessor's inability or failure to deliver all or any portion of any Property to Lessee on or before the applicable Basic Term Commencement Date, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor (other than an act or omission that constitutes gross negligence or wilful misconduct of Lessor), or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Rent for such Property in accordance with the terms of this Lease.

     3.2 PAYMENT OF BASIC RENT. Basic Rent shall be paid absolutely net to Lessor or its designee, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

     3.3 SUPPLEMENTAL RENT. Lessee shall pay to Lessor or its designee or to the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay to Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Legal Requirements, (a) any and all unpaid fees, charges, payments and other obligations (other than the obligations of Lessor to pay the principal amount of the Loans and the Holder Amount) due and owing by Lessor under the Credit Agreement, under the Trust Agreement and/or under any other Operative Agreement (including specifically without limitation any amounts owing to the Lenders under Section 2.10 or Section 2.11 of the Credit Agreement and any amounts owing to the Holders under Section 3.8 or Section 3.9 of the Trust Agreement) and (b) interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

     3.4 PERFORMANCE ON A NON-BUSINESS DAY. If any payment is required hereunder on a day that is not a Business Day, then such payment shall be due on the next succeeding Business Day or, with respect to Basic Rent, the Scheduled Interest Payment Date to which such Basic Rent relates.

     3.5 RENT PAYMENT PROVISIONS. Lessee shall make payment of all Basic Rent and Supplemental Rent when due regardless of whether any of the Operative Agreements pursuant to which same is calculated and is owing shall have been rejected, avoided or disavowed in any bankruptcy or insolvency proceeding involving any of the parties to any of the Operative Agreements. Such provisions of such Operative Agreements and their related definitions are incorporated herein by reference and shall survive any termination, amendment or rejection of any such Operative Agreements.


                                   ARTICLE IV

     4.1 UTILITY CHARGES. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on a Property and related real property during the Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee. The amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to a Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for such party's pro rata share thereof.


                                    ARTICLE V

     5.1 QUIET ENJOYMENT. Subject to the rights of Lessor contained in Sections 17.2, 17.3 and 20.3 and the other terms of this Lease and so long as no Lease Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy each Property for the applicable Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the applicable Basic Term Commencement Date.


                                   ARTICLE VI

     6.1 NET LEASE. This Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any damage to or destruction of any Property or any part thereof; (ii) any taking of any Property or any part thereof or interest therein by Condemnation or otherwise; (iii) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of any Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (iv) any title defect, Lien or any matter affecting title to any Property; (v) any eviction by paramount title or otherwise; (vi) any default by Lessor hereunder; (vii) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting Lessor or any Governmental Authority; (viii) the impossibility or illegality of performance by Lessor, Lessee or both; (ix) any action of any Governmental Authority; (x) Lessee's acquisition of ownership of all or part of any Property; (xi) breach of any warranty or representation with respect to any Property or any Operative Agreement; (xii) any defect in the condition, quality or fitness for use of any Property or any part thereof; or (xiii) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants, agreements and obligations that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such covenants, agreements and obligations shall have been modified or terminated in accordance with an express provision of this Lease. Lessor and Lessee acknowledge and agree that the provisions of this Section 6.1 have been specifically reviewed and subject to negotiation.

     6.2 NO TERMINATION OR ABATEMENT. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor or any Governmental Authority, or any action with respect to this Lease or any Operative Agreement which may be taken by any trustee, receiver or liquidator of Lessor or any Governmental Authority or by any court with respect to Lessor or any Governmental Authority. Lessee hereby waives all right (i) to terminate or surrender this Lease or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.


                                   ARTICLE VII

     7.1  OWNERSHIP OF THE PROPERTY.

          (a) Lessor and Lessee intend that (i) for financial accounting purposes with respect to Lessee (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, (B) Lessor will be treated as the owner and lessor of each Property and (C) Lessee will be treated as the lessee of each Property, but (ii) for federal and all state and local income tax purposes, for bankruptcy purposes and for all other purposes (A) this Lease will be treated as a financing arrangement and (B) Lessee will be treated as the owner of the Properties and will be entitled to all tax benefits ordinarily available to owners of property similar to the Properties for such tax purposes.

          (b) To the extent this Lease is hereafter deemed to constitute a finance lease and not a true lease, then and only in such event, Lessor and Lessee intend and agree that, for the purpose of securing Lessee's obligations hereunder, (i) this Lease shall be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code respecting each of the Properties to the extent such is personal property and an irrevocable grant and conveyance of a lien and mortgage on each of the Properties to the extent such is real property;
     (ii) the conveyance provided for in Article II shall be deemed to be a grant by Lessee to Lessor of a lien on and security interest in all of Lessee's right, title and interest in and to the Property and all proceeds (including without limitation insurance proceeds) of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, and an assignment of all rents, profits and income produced by the Property; and (iii) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. Lessor and Lessee shall, to the extent consistent with this Lease, take such actions as may be necessary (including without limitation the filing of Uniform Commercial Code Financing Statements, Uniform Commercial Code Fixture Filings and the Mortgage Instruments) to ensure that, if this Lease were deemed to create a lien and security interest in the Property in accordance with this Section, such lien and security interest would be deemed to be a perfected lien and security interest of first priority under applicable law and will be maintained as such throughout the Term.


                                  ARTICLE VIII

     8.1 CONDITION OF THE PROPERTY. LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, (D) ALL APPLICABLE LEGAL REQUIREMENTS AND (E) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF. NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF), AND NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT. THE LESSEE HAS OR WILL HAVE BEEN AFFORDED FULL OPPORTUNITY TO INSPECT THE PROPERTY AND THE IMPROVEMENTS THEREIN, IS OR WILL BE (INSOFAR AS THE LESSOR, THE AGENT, EACH LENDER AND EACH HOLDER ARE CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS LEASE SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN THE LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS, ON THE ONE HAND, AND THE LESSEE, ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE.

     8.2  POSSESSION AND USE OF THE PROPERTY.

          (a) At all times during the Term with respect to each Property, such Property shall be used by Lessee in the ordinary course of its business. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Properties as contemplated by this Lease. Lessee shall not commit or permit any waste of the Properties or any part thereof.

          (b) The address stated below the signature of Lessee herein or on the applicable Lease Supplement is the chief place of business and chief executive office of Lessee (as such terms are used in Section 9-103(3) of the Uniform Commercial Code of any applicable jurisdiction). Regarding a particular Property, each Lease Supplement contains an accurate legal description for the related parcel of Land. Lessee has no other places of business where the Equipment or Improvements will be located other than those identified on the applicable Lease Supplement.

                                   ARTICLE IX

     9.1  COMPLIANCE WITH LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS.
Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (i) comply with all material Legal Requirements (including without limitation all material Environmental Laws), and all material Insurance Requirements relating to the Properties, including the use, development, construction, operation, maintenance, repair, and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Properties, and (ii) procure, maintain and comply with all material licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Properties and for the use, development, construction, operation, maintenance, repair and restoration of the Improvements.


                                    ARTICLE X

     10.1 MAINTENANCE AND REPAIR; RETURN; APPRAISALS.

          (a) Lessee, at its sole cost and expense, shall maintain each Property in good condition, repair and working order (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all material Legal Requirements, material Insurance Requirements, and material manufacturer's specifications and standards and on a basis consistent with the operation and maintenance of properties or equipment comparable in type and function to the applicable Property and in compliance with standard industry practice subject, however, to the provisions of Article XV with respect to Condemnation and Casualty.

          (b) Lessee shall not use or locate any component of any Property outside of any Approved State. Lessee shall not move or relocate any component of any Property beyond the boundaries of the Land (comprising part of the Property) described in the applicable Lease Supplement.

          (c) All components which are added to the Property shall immediately become the property of, and title thereto shall vest in, Lessor, and shall be deemed incorporated in the Property and subject to the terms of this Lease as if originally leased hereunder.

          (d) Upon reasonable advance notice, Lessor and its agents shall have the right to inspect each Property and all maintenance records with respect thereto at any reasonable time during normal business hours but shall not, in the absence of a Lease Event of Default, materially disrupt the business of Lessee.

          (e) Lessee shall cause to be delivered to Lessor (at Lessee's sole expense) any Appraisals (or reappraisals) as Lessor may request if any one of Lessor, the Agent, any Lender or any Holder is required pursuant to any applicable Legal Requirement to obtain such an Appraisal (or reappraisal) in addition to the Appraisals delivered in connection with Section 5.6(b) of the Participation Agreement.

          (f) Lessor shall under no circumstances be required to build any improvements on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Lease or maintain any Property in any way. Lessor shall not be required to maintain, repair or rebuild all or any part of any Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of any Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenants, condition or restriction at any time in effect.

          (g) Lessee shall, upon the expiration or earlier termination of this Lease with respect to a Property, if Lessee shall not have exercised its Purchase Option or Expiration Date Purchase Option with respect to such Property, surrender such Property to Lessor, or the third party purchaser, as the case may be, subject to Lessee's obligations under this Lease (including without limitation Sections 9.1, 10.1(a)-(f), 10.2, 11.1, 12.1,
     22.1 and 23.1).

     10.2 ENVIRONMENTAL INSPECTION. If Lessee has not given notice of exercise of its Expiration Date Purchase Option pursuant to Section 20.2, then not more than 120 days nor less than 60 days prior to the Expiration Date, Lessee shall, at its sole cost and expense, provide to Lessor a normal and customary Phase I environmental report by a reputable environmental consultant selected by Lessee and acceptable to Lessor, and any additional report or reports recommended by such phase one environmental report.


                                   ARTICLE XI

     11.1 MODIFICATIONS, SUBSTITUTIONS AND REPLACEMENTS.

          (a) Lessee may, either at its sole cost and expense, or with the proceeds of Construction Advances made pursuant to the terms of the Participation Agreement during the Construction Period (as specifically described in Section 5.6 of the Participation Agreement) at any time and from time to time without the consent of Lessor, make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "MODIFICATIONS"); PROVIDED, that: (i) except for any Modification required to be made pursuant to a Legal Requirement, no Modification shall materially impair the value, utility or useful life of the Property from that which existed immediately prior to such Modification; (ii) the Modification shall be done in a good and workmanlike manner; (iii) Lessee shall comply in all material respects with all Legal Requirements (including all material Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; and (iv) to the extent required by Section 14.2(a), Lessee shall maintain builders' risk insurance at all times when a Modification is in progress; (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any liens arising with respect to the Modification; and (vi) such Modification shall comply with the requirements of this Lease (including without limitation Sections 8.2 and 10.1). All Modifications shall become property of the Lessor and shall be subject to this Lease, and title to any component of any Property comprising any such Modifications shall immediately vest in Lessor.

          (b) The construction process provided for in the Agency Agreement is acknowledged by Lessor and the Agent to be consistent with and in compliance with the terms and provisions of this Article XI.


                                   ARTICLE XII

     12.1 WARRANTY OF TITLE.

          (a) Lessee agrees that, except as otherwise provided herein and subject to the terms of Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon any Property or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Agent pursuant to the Credit Agreement, other than Permitted Liens and Lessor Liens. Lessee shall promptly notify Lessor in the event it receives actual knowledge that a Lien other than a Permitted Lien or Lessor Lien has occurred with respect to a Property, and Lessee represents and warrants to, and covenants with, Lessor that the Liens in favor of the Lessor created by the Operative Agreements are first priority perfected liens subject only to Permitted Liens.

          (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO ANY PROPERTY.


                                  ARTICLE XIII

     13.1 PERMITTED CONTESTS OTHER THAN IN RESPECT OF INDEMNITIES. Except to the extent otherwise provided for in Section 13 of the Participation Agreement, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to
Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection of any such contested amount from, and suspend the enforcement thereof against, the applicable Properties, Lessor, the Holders, the Agent and the Lenders; (b) there shall be no risk of the imposition of a Lien (other than Permitted Liens) on any Property and no part of any Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, any Holder, the Agent or any Lender for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the end of the Term, then Lessee shall deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.


                                   ARTICLE XIV

     14.1 PUBLIC LIABILITY AND WORKERS' COMPENSATION INSURANCE. During the Term of each Property, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Properties or the premises where the Equipment is located and such other public liability coverages as are then customarily carried by similarly situated companies conducting business similar to that conducted by Lessee. Such insurance shall be on terms and in amounts that (a) are no less favorable than insurance maintained by Lessee with respect to similar properties and equipment that it owns and (b) are then carried by similarly situated companies conducting business similar to that conducted by Lessee. The policies shall be endorsed to name Lessor, the Holders, the Agent and the Lenders as additional insureds. The policies shall also specifically provide that such policies shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, the Holders, the Agent or the Lenders may have in force. Lessee shall, in the operation of the Properties, comply with the applicable workers' compensation laws and protect Lessor, the Holders, the Agent and the Lenders against any liability under such laws.

     14.2 HAZARD AND OTHER INSURANCE.

          (a) During the Term for each Property, Lessee shall keep, or cause to be kept, such Property insured against loss or damage by fire and other risks and shall maintain builders' risk insurance during construction of any Improvements or Modifications on terms and in amounts that (a) are no less favorable than insurance covering other similar properties owned by Lessee and (b) are then carried by similarly situated companies conducting business similar to that conducted by Lessee. The policies shall be endorsed to name Lessor, the Holders, the Agent and the Lenders, to the extent of their respective interests, as additional loss payees; PROVIDED, so long as no Lease Event of Default exists, any loss payable under the insurance policies required by this Section will be paid to Lessee.

          (b) During the Term with respect to a Property the area in which such Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act or 1973, or any amendments or supplements thereto, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it may apply to any such Property.

     14.3 COVERAGE.

          (a) As of the date of this Lease and annually thereafter, Lessee shall furnish Lessor and the Agent with certificates showing the insurance required under Sections 14.1 and 14.2 to be in effect, naming Lessor, the Holders, the Agent and the Lenders as additional insureds and loss payees and evidencing the other requirements of this Article XIV. All such insurance shall be at the cost and expense of Lessee. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor and the Agent in the event of cancellation or material alteration of such insurance. If a Lease Event of Default has occurred and is continuing and Lessor so requests, Lessee shall deliver to Lessor copies of all insurance policies required by Sections 14.1 and 14.2.

          (b) Lessee agrees that the insurance policy or policies required by Sections 14.1, 14.2(a) and 14.2(b) shall include an appropriate clause pursuant to which any such policy shall provide that it will not be invalidated should Lessee waive, at any time, any or all rights of recovery against any party for losses covered by such policy. Lessee hereby waives any and all such rights against the Lessor, the Holders, the Agent and the Lenders to the extent of payments made to any such Person under any such policy.

          (c) Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIV, except that Lessor may carry separate liability insurance at Lessor's sole cost so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Article XIV to be subject to a coinsurance exception of any kind.

          (d) Lessee shall pay as they become due all premiums for the insurance required by Section 14.1 and Section 14.2, shall renew or replace each policy prior to the expiration date thereof or otherwise maintain the coverage required by such Sections without any lapse in coverage.

          (e)  The insurance required to be maintained by Lessee under Sections
     14.1 and 14.2 shall be maintained with responsible and reputable insurance companies or associations having a rating of A or better from Best's. Lessee shall be deemed to be in compliance with requirements of this
     Section 14.3(e) if Lessee insures through a captive Insurance Subsidiary; provided, that each re-insurer to which coverage is ceded by such captive Insurance Subsidiary has the ratings specified in this Section 14.3(e) and the level of self-insurance retained by Lessee is substantially similar to the level Lessee would have maintained under Sections 14.1 and 14.2. Lessee may self-insure for workers' compensation liabilities if such self-insurance is approved by Lessee's board of directors and is conducted in accordance with applicable Law.


                                   ARTICLE XV

     15.1  CASUALTY AND CONDEMNATION.

          (a) Subject to the provisions of this Article XV and Article XVI (in the event Lessee delivers, or is obligated to deliver, a Termination Notice), and prior to the occurrence and continuation of a Lease Default or Lease Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds under Sections 14.2(a) or (b) hereof to which Lessee or Lessor may become entitled by reason of their respective interests in a Property (i) if all or a portion of such Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to such Property or any part thereof is the subject of a Condemnation; PROVIDED, HOWEVER, if a Lease Default or Lease Event of Default shall have occurred and be continuing such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor and held in accordance with the terms of this paragraph (a). All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be held as security for the performance of Lessee's obligations hereunder.

          (b) Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

          (c) If Lessee shall receive notice of a Casualty or a possible Condemnation of a Property or any interest therein where damage to the affected Property is estimated to equal or exceed ten percent (10%) of the Property Cost of such Property, Lessee shall give notice thereof to the Lessor and to the Agent promptly after the receipt of such notice.

          (d) In the event of a Casualty or a Condemnation (regardless of whether notice thereof must be given pursuant to paragraph (c)), this Lease shall terminate with respect to the applicable Property in accordance with
     Section 16.1 if Lessee, within thirty (30) days after such occurrence, delivers to Lessor and the Agent a notice to such effect.

          (e) If pursuant to this Section 15.1 this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the affected Property, Lessee shall, at its sole cost and expense and using, if available, the proceeds of any award, compensation or insurance with respect to such Casualty or Condemnation (including, without limitation, any such award, compensation or insurance which has been received by the Agent and which should be turned over to Lessee pursuant to the terms of the Operative Agreements), promptly and diligently repair any damage to the applicable Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1, using the as-built plans and specifications or manufacturer's specifications for the applicable Improvements or Equipment (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Legal Requirements), so as to restore as nearly as practicable the applicable Property to the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation. In such event, title to the applicable Property shall remain with Lessor.

          (f) In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section 15.1 affect Lessee's obligations to pay Rent pursuant to Section 3.1.

          (g) Notwithstanding anything to the contrary set forth in Section 15.1(a) or Section 15.1(e), if during the Term with respect to a Property a Casualty occurs with respect to such Property or Lessee receives notice of a Condemnation with respect to such Property, and following such Casualty or Condemnation, the applicable Property cannot reasonably be restored, repaired or replaced on or before the 180th day prior to the Expiration Date (if such Casualty or Condemnation occurs during the Term) to the same condition as existed immediately prior to such Casualty or Condemnation or on or before such day such Property is not in fact so re-stored, repaired or replaced, then Lessee shall be required to purchase such Property on the next Payment Date and pay Lessor the Termination Value for such Property and any and all Rent then due and owing and all other amounts then due and owing (including without limitation amounts described in clause FIRST of Section 22.2).

     15.2 ENVIRONMENTAL MATTERS. Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of any Property or Properties in concentrations and conditions that constitute an Environmental Violation and which, in the reasonable opinion of Lessee, the cost to undertake any legally required response, clean up, remedial or other action will result in a cost to Lessee of more than $100,000, Lessee shall notify Lessor in writing of such condition. In the event of any Environmental Violation (regardless of whether notice thereof must be given), Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor a Termination Notice with respect to the applicable Property or Properties pursuant to Section 16.1, if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, cleanup or remediate the Environmental Violation in accordance with all Environmental Laws. If Lessee does not deliver a Termination Notice with respect to such Property pursuant to Section 16.1, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by a reputable environmental consultant acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied to the extent required by applicable Environmental Law.

     15.3 NOTICE OF ENVIRONMENTAL MATTERS. Promptly, but in any event within five (5) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any material pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with any Property or Properties. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within ten (10) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with any Property. Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Lessor.


                                   ARTICLE XVI

     16.1 TERMINATION UPON CERTAIN EVENTS. If any of the following occur: (i) Lessee has delivered a written notice to the Lessor (in the form described in Section 16.2(a) (a "TERMINATION NOTICE") pursuant to Section 15.1(d) that following the applicable Casualty or Condemnation this Lease shall terminate with respect to the affected Property, or (ii) Lessee has delivered a Termination Notice pursuant to the second sentence of Section 15.2 that, due to the occurrence of an Environmental Violation, this Lease shall terminate with respect to the affected Property, then this Lease shall terminate with respect to the applicable Property.

     16.2 PROCEDURES.

          (a) A Termination Notice shall contain: (i) notice of termination of this Lease with respect to the affected Property on a Payment Date not more than sixty (60) days after Lessor's receipt of such Termination Notice but not later than the Expiration Date, (the "TERMINATION DATE"); and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value for the applicable Property, any and all Rent then due and owing and all other amounts then due and owing (including without limitation amounts described in clause FIRST of Section 22.2) and purchase such Property on such Termination Date.

          (b) On each Termination Date, Lessee shall pay to Lessor the Termination Value for the applicable Property, any and all Rent then due and owing and all other amounts then due and owing (including without limitation amounts described in clause FIRST of Section 22.2) theretofore accruing, and Lessor shall convey such Property or the remaining portion thereof, if any, to Lessee (or Lessee's designee), all in accordance with
     Section 19.1.


                                  ARTICLE XVII

     17.1 LEASE EVENTS OF DEFAULT. If any one or more of the following events (each a "LEASE EVENT OF DEFAULT") shall occur:

          (a) Lessee shall fail to make payment of (i) any Basic Rent (except as set forth in clause (ii)) within five (5) days after the same has become due and payable or (ii) any Termination Value, on the date any such payment is due, or any payment of Basic Rent or Supplemental Rent due on the due date of any such payment of Termination Value, or any amount due on the Expiration Date;

          (b) Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in Section 17(a)(ii)) due and payable within thirty (30) days after receipt of notice thereof (which notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law);

          (c) Lessee shall fail to maintain insurance as required by Article XIV of this Lease;

          (d) Lessee shall fail to observe or perform any term, covenant or condition of Lessee under this Lease or any other Operative Agreement to which Lessee is a party other than those set forth in Sections 17.1(a), (b) or (c) hereof, or any representation or warranty made by Lessee set forth in this Lease or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way; provided, however, to the extent such failure or misrepresentation or breach of warranty is capable of being cured an Event of Default shall not occur under this Section 17.1(d) unless and until such failure or breach shall remain uncured for a period of thirty (30) days after receipt of written notice from Lessor thereof (which notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law);

          (e) an Agency Agreement Event of Default shall have occurred and be continuing;

          (f) a Guaranty Agreement Event of Default shall have occurred and be continuing;

          (g) Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for Lessee or the whole or a substantial part of its property within ninety (90) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

          (h) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against Lessee and not dismissed within ninety (90) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, with the consent of Lessee, a receiver of Lessee or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof;

then, in any such event, (i) all Construction Period Properties shall become Properties subject to the terms of this Lease as more specifically provided in
Section 2.2 and thereafter all references hereunder to "Property" or "Properties" and all obligations of the Lessee with respect to the Properties (including specifically without limitation the obligations of the Lessee contained in this Article XVII) shall be deemed to include such Construction Period Properties, and (ii) Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving Lessee five (5) days notice of such termination, and this Lease shall terminate, and all rights of Lessee under this Lease shall cease. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, including without limitation fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

     17.2 SURRENDER OF POSSESSION. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon thirty (30) days written notice, surrender to Lessor possession of the Properties. Lessor may enter upon and repossess the Properties by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Properties. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law. Upon the written demand of Lessor, Lessee shall return the Properties promptly to Lessor, in the manner and condition required by, and otherwise in accordance with the provisions of, Section 22.1(c) hereof.

     17.3 RELETTING. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to
Section 17.1, Lessor may, but shall be under no obligation to, relet any or all of the Properties, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet any Property or for any failure to collect any rent due upon such reletting.

     17.4 DAMAGES. Neither (a) the termination of this Lease as to all or any of the Properties pursuant to Section 17.1; (b) the repossession of all or any of the Properties; nor (c) the failure of Lessor to relet all or any of the Properties, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including the date of such termination (it being intended that Lessor have the remedy described in California Civil Code Section 1951.4). Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to
Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of any Property or any portion thereof; PROVIDED that Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.6.
In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor's, any Holder's, the Agent's and any Lenders' reasonable expenses in connection therewith, including repossession costs, brokerage or sales commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent.

     17.5 [intentionally omitted]

     17.6 FINAL LIQUIDATED DAMAGES. If a Lease Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 13 of the Participation Agreement, and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the sum of
(a) the Termination Value for all Properties remaining under this Lease, PLUS
(b) all other amounts owing in respect of Rent and Supplemental Rent heretofore accruing under this Lease. Upon payment of the amount specified pursuant to the first sentence of this Section 17.6, Lessee shall be entitled to receive from Lessor, either at Lessee's request or upon Lessor's election, in either case at Lessee's cost, a grant and assignment of Lessor's entire right, title and interest in and to the Properties, the Improvements, Fixtures, Modifications and Equipment, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Lease and any Lessor Liens. The Properties shall be conveyed to Lessee (or Lessee's designee) "AS IS" and in their then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; PROVIDED, HOWEVER, Lessee shall not be entitled to receive Lessor's interest in the Properties, the Improvements, Fixtures, Modifications or Equipment or documents unless Lessee shall have paid in full the Termination Value and all other amounts due and owing hereunder and under the other Operative Agreements.

     17.7 [Intentionally Omitted].

     17.8 WAIVER OF CERTAIN RIGHTS. If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or possession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article XVII.

     17.9 ASSIGNMENT OF RIGHTS UNDER CONTRACTS. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor's demand immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the purchase, construction, development, use or operation of the Properties (including, without limitation, all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the purchase, construction, use and operation of the Properties.

     17.10 REMEDIES CUMULATIVE. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including, without limitation, any mortgage foreclosure remedies.


                                  ARTICLE XVIII

     18.1 LESSOR'S RIGHT TO CURE LESSEE'S LEASE DEFAULTS. Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon any Property, or real property owned or leased by Lessee and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of any lessee. All reasonable out-of-pocket costs and expenses so incurred (including without limitation fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.


                                   ARTICLE XIX

     19.1 PROVISIONS RELATING TO LESSEE'S EXERCISE OF ITS PURCHASE OPTION. Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to a Property or all of the Properties, and upon tender by Lessee of the amounts set forth in Sections 16.2(b) or 20.2, as applicable, Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense a grant and assignment of Lessor's entire interest in the applicable Property (which shall include an assignment of all of Lessor's right, title and interest in and to any Net Proceeds not previously received by Lessor), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Lease and any Lessor Liens attributable to Lessor but without any other warranties (of title or otherwise) from the Lessor. The applicable Property shall be conveyed to Lessee "AS IS" "WHERE IS" and in then present physical condition.

     19.2 NO TERMINATION WITH RESPECT TO LESS THAN ALL OF A PROPERTY. Lessee shall not be entitled to exercise its Purchase Option separately with respect to Property consisting of Land, Equipment and Improvements but shall be required to exercise its Purchase Option with respect to an entire Property.

                                   ARTICLE XX

     20.1 INDIVIDUAL PURCHASE OPTION. Provided that the Election Notice referred to in Section 20.2 has not been delivered, Lessee shall have the option, exercisable by giving Lessor no more than sixty (60) days and no less than thirty (30) days irrevocable written notice of Lessee's election to exercise such option, to either (a) purchase one or more (but not all) of the Properties on the Scheduled Interest Payment Date identified in such written notice, at a price equal to the Termination Value for such Property or Properties (which the parties do not intend to be a "bargain" purchase price), and Lessee at such time shall also pay any and all Rent then due and owing and all other amounts then due and owing with respect to the Properties to be purchased (including without limitation amounts, if any, described in clause FIRST of Section 22.2); provided, however, that the option referred to in this subclause (a) may not be exercised by the Lessee (i) if, after giving effect to such exercise, the aggregate Property Cost of all Properties then subject to the Lease would be less than $25,000,000 or there would be less than four (4) separate Properties subject to the terms of this Lease or (ii) if any Lease Default of the types specified in Sections 17.1(a), (b), (g) or (h) or any Lease Event of Default shall have occurred and be continuing; or (b) purchase all of the Properties on any Scheduled Interest Payment Date occurring after the Construction Period Termination Date as identified in such written notice, at a price equal to the Termination Value for all of the Properties (which the parties do not intend to be a "bargain" purchase) and the Lessee at such time shall also pay all Rent and other amounts then due and payable under this Lease and under any other Operative Agreement (including without limitation the amounts described in clause FIRST of Section 22.2). If Lessee exercises its option to purchase a Property or Properties pursuant to this Section 20.1, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to such Property as of the Scheduled Interest Payment Date on which such purchase occurs.

     20.2 ANNIVERSARY DATE PURCHASE OR SALE OPTION. Not less than 90 days and no more than 180 days prior to the third anniversary of the Initial Closing Date and any subsequent annual anniversary of the Initial Closing Date, Lessee may give Lessor and Agent irrevocable written notice (the "ELECTION NOTICE") that Lessee is electing to exercise either (a) the option to purchase all of the Properties on the next succeeding anniversary of the Initial Closing Date (the "Purchase Option") or (b) the option to remarket the Properties and cause a sale of the Properties to occur on the next succeeding anniversary of the Initial Closing Date pursuant to the terms of Section 22.1 (the "Sale Option"). If Lessee does not give an Election Notice indicating the Sale Option at least 90 days and not more than 180 days prior to the then current Expiration Date, then Lessee shall be deemed to have elected the Purchase Option for the Expiration Date. If Lessee shall either (i) elect (or be deemed to elect) to exercise the Purchase Option or (ii) elect to remarket the Properties pursuant to Section
22.1 and fail to cause all of the Properties to be sold in accordance with the terms of Section 22.1 on the applicable anniversary of the Initial Closing Date on which such a sale is required in connection with such election, then in either case, Lessee shall pay to Lessor on the applicable anniversary date of the Initial Closing Date an amount equal to the Termination Value for all the Properties (which the parties do not intend to be a "bargain" purchase) and, upon receipt of such amount plus all Rent and other amounts then due and payable under this Lease and under any other Operative Agreement (including without limitation the amounts described in clause FIRST of Section 22.2), Lessor shall grant and transfer to Lessee all of Lessor's right, title and interest in and to the Properties in accordance with Section 19.1.

     20.3 LESSOR'S TRANSFER OPTION. If, on the Construction Period Termination Date, either the aggregate Property Cost for all Properties then subject to the terms of this Lease is less than $25,000,000 or there are less than four (4) separate Properties subject to the terms of this Lease, then Lessor shall have the option to give Lessee irrevocable written notice that Lessor, on a Scheduled Interest Payment Date that is not less than thirty (30) days after the date of such written notice and not more than sixty (60) days after the Construction Period Termination Date, shall transfer and convey all of its right, title and interest in and to any or all of the Properties to Lessee. On any transfer and conveyance date specified by Lessor pursuant to this Section 20.3, (i) Lessor shall transfer and convey all of its right, title and interest in and to any or all of the Properties previously specified to Lessee, (ii) Lessee shall accept such transfer and conveyance of right, title and interest in and to the respective Property or Properties and (iii) Lessee shall pay the Termination Value for such respective Property or Properties and all Rent and other amounts then due and payable under this Lease and under any other Operative Agreement (including without limitation all costs and expenses referred to in clause FIRST of Section 22.2), in accordance with Section 19.1.


                                   ARTICLE XXI

     21.1 RENEWAL. Provided that no Lease Event of Default shall have occurred and be continuing and provided that the Lenders have agreed to extend the Maturity Date to a date that is identical to the final day of the Extended Term, at the Basic Term Expiration Date or at the expiration of any Extended Term, Lessee may renew this Lease (the "RENEWAL OPTION") for an Extended Term. Each renewal of this Lease for an Extended Term shall be on the same terms and conditions as set forth in this Lease for the original Term (which the parties do not intend to be "bargain" renewals).


                                  ARTICLE XXII

     22.1 SALE PROCEDURE.

          (a) During the Marketing Period, Lessee, on behalf of the Lessor, shall obtain bids for the cash purchase of all of the Properties in connection with a sale to one or more purchasers to be consummated on the Expiration Date for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for any Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time. Lessor may reject any and all bids and may assume sole responsibility for obtaining bids by giving Lessee written notice to that effect; PROVIDED, HOWEVER, that notwithstanding the foregoing, Lessor may not reject the bids for the Properties submitted by the Lessee if such bids, in the aggregate, are greater than or equal to the sum of the Limited Recourse Amount for all of the Properties, plus all costs and expenses referred to in clause FIRST of Section 22.2 and represent bona fide offers from one or more third party purchasers. If the price which a prospective purchaser or purchasers shall have offered to pay for the Properties is less than the sum of the Limited Recourse Amount plus all costs and expenses referred to in clause FIRST of Section 22.2, Lessor may elect to retain the Properties by giving Lessee prior written notice of Lessor's election to retain the Properties, and upon receipt of such notice, Lessee shall surrender the Properties to Lessor pursuant to Section
     10.1. Unless Lessor shall have elected to retain the Properties pursuant to the preceding sentence, Lessee shall arrange for Lessor to sell the Properties free of any Lessor Liens attributable to it, without recourse or warranty (of title or otherwise), for cash on the last day of the Marketing Period (such date being hereafter referred to as the "Sale Date") to the purchaser or purchasers identified by Lessee or Lessor, as the case may be; PROVIDED, HOWEVER, solely as to Lessor or the Trust Company, in its individual capacity, any Lessor Lien shall not constitute a Lessor Lien so long as Lessor or the Trust Company, in its individual capacity, is diligently contesting such Lessor Lien by appropriate proceedings. Lessee shall surrender the Property so sold or subject to such documents to each purchaser in the condition specified in Section 10.1. Lessee shall not take or fail to take any action where the taking or failure to take such action would have the effect of discouraging bona fide third party bids for any Property. If the Properties are not either (i) sold on the Sale Date in accordance with the terms of this Section 22.1, or (ii) retained by the Lessor pursuant to an affirmative election made by the Lessor pursuant to the third sentence of this Section 22.1(a), then the Lessee shall be obligated to pay the Lessor on the Sale Date an amount equal to the Termination Value for all of the Properties (plus all Rent and other amounts then due and payable under this Lease and any other Operative Agreements) in accordance with the terms of Section 20.2.

          (b) If the Properties are sold on the Sale Date to one or more third party purchasers in accordance with the terms of Section 22.1(a) and the aggregate purchase price paid for the Properties minus the sum of all costs and expenses referred to in clause FIRST of Section 22.2 is less than the sum of the aggregate Termination Values for all of the Properties plus all Rent and other amounts then due and payable under this Lease and under any other Operative Agreements (hereinafter such difference shall be referred to as the "Deficiency Balance"), then the Lessee hereby unconditionally promises to pay to the Lessor on the Sale Date the lesser of (i) the Deficiency Balance, or (ii) the Maximum Residual Guarantee Amount for all of the Properties. If the Properties are retained by the Lessor pursuant to an affirmative election made by the Lessor pursuant to the third sentence of Section 22.1(a), then the Lessee hereby unconditionally promises to pay to the Lessor on the Sale Date an amount equal to the aggregate Maximum Residual Guaranty Amounts for all of the Properties.

          (c) In the event that the Properties are either sold to one or more third party purchasers on the Sale Date or retained by the Lessor in connection with an affirmative election made by the Lessor pursuant to the third sentence of Section 22.1(a), then in either case on the Sale Date the Lessee shall provide Lessor or such third party purchaser with (i) all permits, certificates of occupancy, governmental licenses and authorizations necessary to use and operate such Property for its intended purposes, and (ii) such easements, licenses, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, repair, access to or maintenance of such Property for its intended purpose or otherwise as the Lessor shall reasonably request. All assignments, licenses, easements, agreements and other deliveries required by clauses (i) and (ii) of this paragraph (c) shall be in form satisfactory to the Lessor or such third party purchaser, as applicable, and shall be fully assignable (including both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.

     22.2 APPLICATION OF PROCEEDS OF SALE. The Lessor shall apply the proceeds of sale of any Property in the following order of priority:

            (i) FIRST, to pay or to reimburse Lessor for the payment of all reasonable third party costs and expenses incurred by Lessor in connection with the sale;

           (ii) SECOND, so long as the Credit Agreement is in effect and any Holder Advances or any amount is owing to the Holders under any Operative Agreement, to the Agent to be applied pursuant to inter-creditor provisions between the Lenders and the Holders contained in the Operative Agreements; and

          (iii)     THIRD, to the Lessee.

     22.3 INDEMNITY FOR EXCESSIVE WEAR. If the proceeds of the sale described in Section 22.1 with respect to the Properties, less all expenses incurred by Lessor in connection with such sale, shall be less than the Limited Recourse Amount with respect to the Properties, and at the time of such sale it shall have been determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Properties, shall have been impaired by greater than reasonably expected wear and tear during the term of the Lease, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor's written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or
(ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less.

     22.4 APPRAISAL PROCEDURE. For determining the Fair Market Sales Value of any Property or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the "APPRAISAL PROCEDURE"). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure under the applicable section of the Lease, and if they cannot agree within ten (10) days, then two qualified appraisers, one chosen by Lessee and one chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two appraisers or, failing agreement as to such third appraiser within (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two shall be discarded and such average shall be binding on Lessor and Lessee; PROVIDED that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses not being indemnified pursuant to Section 13 of the Participation Agreement); and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor.

     22.5 CERTAIN OBLIGATIONS CONTINUE. During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Properties (including the installment of Basic Rent due on the Expiration Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, if any, the Maximum Residual Guarantee Amount, the amount due under Section 22.3, if any, and all other amounts due to Lessor with respect to all Properties. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.


                                  ARTICLE XXIII

     23.1 HOLDING OVER. If Lessee shall for any reason remain in possession of a Property after the expiration or earlier termination of this Lease as to such Property (unless such Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the Property and Lessee shall continue to pay Basic Rent at 110% of the Basic Rent that would otherwise be due and payable at such time. Such Basic Rent shall be payable from time to time upon demand by Lessor and such additional 10% amount shall be applied by the Lessor to the payment of the Loans pursuant to the Credit Agreement and the Holder Advances pursuant to the Trust Agreement pro rata between the Loans and the Holder Advances. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue their occupancy and use of such Property. Nothing contained in this Article XXIII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to any Property (unless such Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of such Property or exercising any other remedy available to Lessor at law or in equity.


                                  ARTICLE XXIV

     24.1 RISK OF LOSS. During the Term, unless Lessee shall not be in actual possession of the Property in question solely by reason of Lessor's exercise of its remedies of dispossession under Article XVII, the risk of loss or decrease in the enjoyment and beneficial use of such Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.

                                   ARTICLE XXV

     25.1 ASSIGNMENT.

          (a) Lessee may not assign this Lease or any of its rights or obligations hereunder in whole or in part to any Person unless either (i) the Lessee obtains the prior written consent of the Agent and the Lessor, with such consent to be given or withheld in the sole discretion of each such party or (ii) such transfer is to the Guarantor or a wholly owned subsidiary of the Guarantor and the Guarantor consents in writing to such assignment.

          (b) No such assignment or other relinquishment of possession to any Property shall in any way discharge or diminish any of the obligations of Lessee to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to any assignment regarding this Lease.

     25.2 SUBLEASES.

          (a) Promptly following the execution and delivery of any sublease permitted by this Article XXV, Lessee shall notify Lessor and the Agent of the execution of such sublease. As of the date of each Lease Supplement, Lessee shall lease the respective Properties described in such Lease Supplement from Lessor, and any existing tenant respecting such Property shall automatically be deemed to be a subtenant of Lessee and not a tenant of Lessor.

          (b) Without the consent of the Lessor, Lessee may (i) sublet up to 100% of an undivided Property to any wholly-owned direct or indirect subsidiary of the Guarantor, or (ii) sublet not more than 50% of an undivided Property to any other Person or Persons provided that, in each case, the term of such sublease or subleases does not extend beyond the Term. Lessee may not sublet any Property or portion thereof in addition to that referenced in the preceding sentence without first obtaining the prior written consent of the Lessor, which consent will not be unreasonably withheld.

          (c) No such sublease or other relinquishment of possession to any Property shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so sublet.


                                  ARTICLE XXVI

     26.1 NO WAIVER. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

                                  ARTICLE XXVII

     27.1 ACCEPTANCE OF SURRENDER. No surrender to Lessor of this Lease or of all or any portion of any Property or of any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Credit Documents, the Agent, and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

     27.2 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) any right, title or interest in any Property, (c) any Notes, or (d) a beneficial interest in Lessor.



                                 ARTICLE XXVIII

     28.1 [Intentionally Omitted].


                                  ARTICLE XXIX

     29.1 NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered personally or by a nationally recognized overnight courier service or mailed (by registered or certified mail, return receipt requested, postage prepaid), addressed to the respective parties, as follows:

     If to Lessee:

               Foundation Health Medical Services
               3400 Data Drive
               Rancho Cordova, California, 95670
               Attention: Chief Financial Officer
               Telephone No.: (916) 631-5000
               Telecopy No.: (916) 631-5335

     If to Lessor:

               First Security Bank of Utah, N.A.
               79 South Main Street
               Salt Lake City, Utah 84111
               Attention: Val T. Orton
               Telephone No.: (801) 246-5300
               Telecopy No.: (801) 246-5053

     with a copy to the Agent:

               NationsBank of Texas, N.A.
               444 S. Flower Street, Suite 1500
               Los Angeles, California 90071
               Attention:  Mr. Brad DeSpain
               Telephone No.: (213) 236-4916
               Telecopy No.: (213) 624-5815

     with a copy to:

               NationsBank of Texas, N.A.
               Corporate Credit Services
               901 Main Street, 13th Floor
               Dallas, Texas  75201
               Attention:  Marie Lancaster
               Telecopy No.: (214) 508-2515

or such additional parties and/or other address as such party may hereafter designate, and shall be effective upon receipt or refusal thereof.

                                   ARTICLE XXX

     30.1 MISCELLANEOUS. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any provision of this Lease shall be held to be unenforceable in any jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Lease and such jurisdiction or of such provision or of any other provision hereof in any other jurisdiction.

     30.2 AMENDMENTS AND MODIFICATIONS. Neither this Lease, any Lease Supplement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Lessor and Lessee.

     30.3 SUCCESSORS AND ASSIGNS. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     30.4 HEADINGS AND TABLE OF CONTENTS. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     30.5 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

     30.6 GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (EXCEPT TO THE EXTENT MATTERS RELATED TO A PROPERTY ARE NECESSARILY GOVERNED BY THE LAW OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED).

     30.7 CALCULATION OF RENT. All calculation of Rent payable hereunder shall be computed based on the actual number of days elapsed over a year of 360 days.

     30.8 MEMORANDA OF LEASE AND LEASE SUPPLEMENTS. Lessor and Lessee shall promptly after the date hereof record this Lease (or a memorandum hereof) and shall also record each Lease Supplement (or a memorandum thereof), in all cases at Lessee's cost and expense, and as required under applicable law to sufficiently evidence this Lease or any such Lease Supplement in the applicable real estate filing records.

     30.9 ALLOCATIONS BETWEEN THE LENDERS AND THE HOLDERS. Notwithstanding any other term or provision of this Lease to the contrary, the allocations of the proceeds of the Properties and any and all other Rent and other amounts received hereunder shall be subject to the inter-creditor provisions between the Lenders and the Holders contained in the Operative Agreement (or as otherwise agreed among the Lenders and the Holders from time to time).

    30.10 LIMITATIONS ON RECOURSE. Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's estate and interest in the Properties for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lessee under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Properties or any other liability of Lessor to Lessee. Nothing in this Section shall be interpreted so as to limit the terms of Sections 6.1 or 6.2.


                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.

                              FOUNDATION HEALTH MEDICAL SERVICES

                              By:
                                  ---------------------------------------------
                              Name:
                                    -------------------------------------------
                              Title:
                                     ------------------------------------------

                              Address:  3400 Data Drive
                                        Rancho Cordova, California 95670

                              Attention: Chief Financial Officer
                              Telephone No.: (916) 631-5000
                              Telecopy No.: (916) 631-5335

                              FIRST SECURITY BANK OF UTAH, N.A.,
                              not individually, but solely as
                              Owner Trustee under the FH Trust
                              1995-1

                              By:
                                 ----------------------------------------------
                              Name:
                                    -------------------------------------------
                              Title:
                                     ------------------------------------------

                              Address:  79 South Main Street
                                        Salt Lake City, Utah 84111
                              Attention:  Val T. Orton
                              Telephone No.:  (801) 246-5300
                              Telecopy No:  (801) 246-5053

                              Receipt of this original
                              counterpart of the foregoing
                              Lease is hereby acknowledged
                              as the date hereof

                              NATIONSBANK OF TEXAS, N.A.,
                                as Agent


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


                              Address:  444 S. Flower Street, Suite 1500
                                        Los Angeles, CA 90071
                              Attention: Mr. Brad DeSpain
                              Telephone No.: (213) 236-4912
                              Telecopy No:  (213) 624-5815

                                  EXHIBIT A TO
                                     THE LEASE


                            LEASE SUPPLEMENT NO. ___



     THIS LEASE SUPPLEMENT NO. ___ (this "LEASE SUPPLEMENT") dated as of [________________] between First Security Bank of Utah, N.A., not individually, but solely as Owner Trustee under the FH Trust 1995-1, as lessor (the "LESSOR"), and FOUNDATION HEALTH MEDICAL SERVICES, as lessee (the "LESSEE").

     WHEREAS, the Lessor is the owner or will be owner of the Property described on SCHEDULE I hereto (the "LEASED PROPERTY") and wishes to lease the same to Lessee;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS; RULES OF USAGE. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in APPENDIX A to the Participation Agreement, dated as of _________, 1995, among the Lessee, the Lessor, not individually, except as expressly stated therein, but solely as Owner Trustee under the FH Trust 1995-1, __________ and ____________, as the Holders and NationsBank of Texas, N.A., as Agent for the Lenders.

     SECTION 2. THE PROPERTIES. Attached hereto as Schedule I is the description of the Leased Property, with an Equipment Schedule attached hereto as Schedule I-A, an Improvement Schedule attached hereto as Schedule I-B and a legal description of the Land for such Project attached hereto as Schedule I-C. Effective upon the execution and delivery of this Lease Supplement by the Lessor and the Lessee, the Leased Property shall be subject to the terms and provisions of the Lease.

     SECTION 3. RATIFICATION. Except as specifically modified hereby, the terms and provisions of the Lease and the Operative Agreements are hereby ratified and confirmed and remain in full force and effect.

     SECTION 4. ORIGINAL LEASE SUPPLEMENT. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the "ORIGINAL EXECUTED COUNTERPART"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

     SECTION 5. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF [_________].

     SECTION 6. COUNTERPART EXECUTION. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

     FIRST SECURITY BANK OF UTAH, N.A., not individually, but solely as Owner Trustee under the FH Trust 1995-1, as Lessor

                                        By:
                                            -----------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



                                   FOUNDATION HEALTH MEDICAL SERVICES, as Lessee

                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                          --------------------------------------


Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as the date hereof.

                                        NATIONSBANK OF TEXAS, N.A., as Agent

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                               --------------------------------

STATE OF _______________ )
                         ) ss:
COUNTY OF ______________ )

     The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of _________________ this _____ day of ______________, by ________________, as __________________ of First Security
Bank of Utah, N.A., a national banking association, not individually, but solely as Owner Trustee under the FH Trust 1995-1, on behalf of the Owner Trustee.

[Notarial Seal]
                                        Notary Public

My commission expires:____________

STATE OF _______________ )
                         ) ss:
COUNTY OF ______________ )

     The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of _________________ this _____ day of ______________, by ________________, as __________________ of FOUNDATION HEALTH
MEDICAL SERVICES, a California corporation, on behalf of the corporation.

[Notarial Seal]
                                        Notary Public

My commission expires:____________

STATE OF _______________ )
                         ) ss:
COUNTY OF ______________ )

     The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of _________________ this _____ day of ______________, by ________________, as __________________ of NATIONSBANK OF
TEXAS, N.A., a national banking association, as Agent.

[Notarial Seal]
                                        Notary Public

My commission expires:____________

                                   SCHEDULE I
                          TO LEASE SUPPLEMENT NO. ____

                                  SCHEDULE I-A
                          TO LEASE SUPPLEMENT NO. ____

                                   (Equipment)

                                  SCHEDULE I-B
                          TO LEASE SUPPLEMENT NO. ____

                                 (Improvements)

                                  SCHEDULE I-C
                          TO LEASE SUPPLEMENT NO. ____

                                     (Land)

                             EXHIBIT B TO THE LEASE


                       OTHER NAMES AND LOCATIONS OF LESSEE

                               GUARANTY AGREEMENT


     THIS GUARANTY AGREEMENT, dated as of May 25, 1995 (the "GUARANTY AGREEMENT"), is given by FOUNDATION HEALTH CORPORATION, a Delaware corporation (the "Guarantor"), for the benefit of FIRST SECURITY BANK OF UTAH, N.A., a national banking association, not individually but solely as Owner Trustee under the FH Trust 1995-1 (together with its successors and permitted assigns, the "Owner Trustee"), as lessor under the Lease (hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, the Owner Trustee, Foundation Health Medical Services, a California corporation and a wholly-owned subsidiary of the Guarantor ("FHMS"), the Guarantor, the Holders (hereinafter defined) and the Agent (hereinafter defined) are party to a Participation Agreement dated as of the date hereof (as such may be amended from time to time, the "Participation Agreement") which describes and references certain Operative Agreements (hereinafter defined) and provides for a financing of certain real estate assets provided by the Lenders and the Holders in favor of FHMS;

     WHEREAS, the Owner Trustee and FHMS are party to an Agency Agreement dated as of the date hereof (as such may be amended from time to time, the "Agency Agreement") which provides for FHMS to act as agent for the Owner Trustee in the acquisition, development and construction of certain real estate assets;

     WHEREAS, the Owner Trustee and FHMS are party to a Lease Agreement dated as of the date hereof (as such may be amended from time to time, the "Lease") which provides for the leasing by the Owner Trustee to FHMS of certain real estate assets;

     WHEREAS, the financing arrangement evidenced by the documents described above constitutes a substantial benefit to the Guarantor;

     NOW, THEREFORE, IT IS AGREED:


                                    ARTICLE I

                                   DEFINITIONS

     1.01 DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Capitalized terms used in this Guaranty Agreement and not defined in this Section 1.01 shall have the meanings given to such terms in APPENDIX A to the Participation Agreement. Defined terms herein shall include in the singular number the plural and in the plural the singular:

     "ACQUISITION" means the purchase of capital stock (or options, warrants or similar instruments convertible into capital stock) of, or merger with, purchase of assets of, purchase of convertible debt of, a Person not an Affiliate of the Guarantor or one of its Subsidiaries on the date of determination, or any combination thereof, in each case involving a purchase in connection with which the acquiring Person owns 50% or more of the equity interest of such Person after giving effect to such purchase, substantially all of such Person's assets, or a line of business or business of such Person, but excluding purchases of inventory, equipment and supplies in the ordinary course of business.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of any Person, whether through ownership of voting securities, by contract or otherwise.

     "AGENCY AGREEMENT" shall have the meaning given to such term in the second "WHEREAS" clause hereof.

     "AGENT" means NationsBank, as Agent for the Lenders under the Credit Agreement, together with its successors and assigns.

     "CAPITAL LEASE OBLIGATION" means, with respect to any lease of property which, in accordance with GAAP, should be capitalized on the balance sheet of any Person, the amount of the liability which should be so capitalized.

     "CHANGE OF CONTROL" means an event or series of events by which: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), provided that in no event shall an existing Guarantor employee stock ownership plan or any other Guarantor employee benefit plan which may hereafter be established by the Guarantor be deemed a "person" or part of a "group") is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly of 50% or more of the Guarantor's then outstanding voting stock, otherwise than through a transaction consummated with the prior approval of the Guarantor's Board of Directors, a majority of whose members are Continuing Directors (as defined below); or (ii) during any period of two consecutive calendar years, individuals who, on the date hereof, constitute the Guarantor's Board of Directors (together with any new director whose election by the Guarantor's Board of Directors or whose nomination for election by the Guarantor's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office. For the purposes of the foregoing, the term "Continuing Directors" means, as of the date of any such approval, (1) individuals who, on the date hereof, are members of the Guarantor's Board of Directors and (2) any new director whose election by the Guarantor's Board of Directors or whose nomination for election by the Guarantor's stockholders is approved by a vote of a least a majority of the directors then still in office who either are directors on the date hereof or whose election or nomination for election was previously so approved.

     "CONSOLIDATED", "CONSOLIDATING" and similar derivatives of each such word refers to the consolidation of accounts in accordance with GAAP.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "DEBT" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations, contingent or otherwise, of such Person in connection with the drawn portion of any letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding), excluding payables for goods or services incurred in the ordinary course of business and not overdue for a period of ninety days or more and deferred compensation arrangements with officers, directors and employees, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of such Person (but excluding any obligation of such Person under a lease that is an operating lease as determined in accordance with GAAP), (v) all obligations, contingent or otherwise, of such Person in connection with interest rate exchange agreements, foreign exchange rate agreements and similar agreements (provided that the obligations under such agreements shall be recorded on a net basis and marked to market on a current basis), (vi) all Debt of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (vii) all Guaranteed Debt and (viii) if an ERISA Event shall have occurred with respect to any Plan, the Insufficiency (if any) of such Plan (or, in the case of a Plan with respect to which an ERISA Event described in clause (iii) through (vi) of the definition of ERISA Event shall have occurred, the liability related thereto).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA AFFILIATE" means any Person that for the purposes of Title IV of ERISA is a member of the Guarantor's controlled group, or under common control with the Guarantor within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

     "ERISA EVENT" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA; (iv) the withdrawal by the Guarantor or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Guarantor or any ERISA Affiliate to make a payment to a Plan required under
Section 302(f)(l) of ERISA, which Section imposes a lien for failure to make required payments; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or
(vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

     "EVENT OF DEFAULT" shall have the meaning given to such term in
Section 2.05(a) hereof.

     "EXISTING CREDIT AGREEMENT" shall mean the Original Credit Agreement, as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.

     "EXISTING CREDIT AGREEMENT EVENT OF DEFAULT" shall mean an "Event of Default" as such term is defined in the Existing Credit Agreement.

     "FHMS" shall have the meaning given to such term in the first "WHEREAS" clause hereof.

     "FHMS OBLIGATIONS" shall have the meaning given to such term in Section
2.01 hereof.

     "FISCAL YEAR" means, with respect to any Person, a fiscal year of such Person.

     "GAAP" shall have the meaning given to such term in the Participation Agreement.

     "GUARANTEED DEBT" of any Person means all Debt referred to in clause (i),
(ii), (iii), (iv) or (v) of the definition of "Debt" in this Section 1.01 guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply such funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss.

     "GUARANTOR" shall have the meaning given to such term in the first paragraph hereof.

     "GUARANTY AGREEMENT" shall have the meaning given to such term in the first paragraph hereof.

     "GUARANTY DOCUMENTS" shall mean, collectively, the Guaranty Agreement and the Participation Agreement.

     "HMO" means a health maintenance organization doing business as such (or required to qualify or to be licensed as such) under HMO Regulations.

     "HMO EVENT" means material non-compliance by the Guarantor or any of its Material Subsidiaries with any of the terms and provisions of the HMO Regulations pertaining to fiscal soundness, solvency or financial condition; or the assertion in writing, after the date hereof, by an HMO Regulator that it intends to take administrative action against the Guarantor or any of its Material Subsidiaries to revoke or modify any material contract of insurance, license, charter or permit, or to enforce the fiscal soundness, solvency or financial provisions or requirements of the HMO Regulations against any of such entities as a result of any material non-compliance therewith.

     "HMO REGULATIONS" means all laws, regulations, directives and administrative orders applicable under federal or state law to HMOs as such.

     "HMO REGULATOR" means any Person charged with the administration, oversight or enforcement of an HMO Regulation.

     "HOLDERS" shall have the meaning given to such term in APPENDIX A to the Participation Agreement.

     "INCORPORATED COVENANTS" shall have the meaning given to such term in
Article IV hereof.

     "INCORPORATED FINANCIAL COVENANTS" means the financial covenants contained in Section 5.03 of the Original Credit Agreement, together with any amendments, modifications, substitutions or replacements thereof which are part of the Incorporated Covenants in accordance with the terms of Article IV hereof.

     "INCORPORATED REPRESENTATIONS AND WARRANTIES" shall have the meaning given to such term in Article III hereof.

     "INSUFFICIENCY" means with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     "LEASE" shall have the meaning given to such term in the third "WHEREAS" clause hereof.

     "LENDER" or "LENDERS" means each of the Lender now or hereafter named under the Credit Agreement.

     "LIEN" shall have the meaning given to such term in APPENDIX A to the Participation Agreement.

     "LOSS" shall have the meaning given to such term in Section 5.04(c) hereof.

     "MATERIAL SUBSIDIARY" means each Subsidiary that (i) for the most recent Fiscal Year of the Guarantor, accounted for more than 5% of the Consolidated revenues of the Guarantor or (ii) as at the end of such fiscal year, was the owner, directly or indirectly, of more than 5% of the Consolidated assets of the Guarantor, all as shown on its Consolidated financial statements for such Fiscal Year, PROVIDED that in the case of a Subsidiary acquired during a Fiscal Year, clause (i) shall not be applicable until the following Fiscal year and clause
(ii) shall be determined on a pro forma basis in the case of such Subsidiary, giving effect to such acquisition as if it occurred at the end of such Fiscal year.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Guarantor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

     "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Guarantor or an ERISA Affiliate and at least one Person other than the Guarantor and its ERISA Affiliates or (ii) was so maintained and in respect of which the Guarantor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NATIONSBANK" means NationsBank of Texas, N.A., a national banking association, and its successors and assigns.

     "NET WORTH" of any Person on any date of determination means an amount equal to the excess of Total Assets over Total Liabilities of such Person.

     "NEW FACILITY" shall have the meaning given to such term in Article IV hereof.

     "OPERATIVE AGREEMENTS" shall have the meaning given to such term in APPENDIX A to the Participation Agreement.

     "ORIGINAL CREDIT AGREEMENT" shall mean the Revolving Credit Agreement dated as of December 5, 1994 among the Guarantor, the various banks and financial institutions which are parties thereto, CitiCorp USA, Inc., as administrative agent, Wells Fargo Bank, N.A. and NationsBank, as co-agents and CitiCorp Securities, Inc., as arranger.

     "OWNER TRUSTEE" shall have the meaning given to such term in the first paragraph hereof.

     "PARTICIPATION AGREEMENT" shall have the meaning given to such term in the first "WHEREAS" clause hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERSON" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" means a Single-Employer Plan or a Multiple Employer Plan.

     "SINGLE-EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Guarantor or an ERISA Affiliate and no Person other than the Guarantor and its ERISA Affiliates or (ii) was so maintained and in respect of which the Guarantor or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

            (i) the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

           (ii) the interest in the capital or profits of such partnership or joint venture, or

          (iii)     the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries, or by one or more of such Person's other Subsidiaries,

     "TOTAL ASSETS" of any Person means all property, whether real, personal, tangible, intangible or otherwise, that, in accordance with GAAP, should be included in determining total assets as shown on the assets portion of a balance sheet of such Person.

     "TOTAL LIABILITIES" of any Person at any date means all obligations that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date.

     "WITHDRAWAL LIABILITY" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     1.02 COMPUTATION OF TIME PERIODS. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to and including."

     1.03 ACCOUNTING TERMS. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, GAAP.

                                   ARTICLE II

                            BASIC GUARANTY PROVISIONS

     2.01  THE GUARANTEE.  The Guarantor hereby guarantees to the Owner Trustee,
(i) the payment by FHMS when due (whether by acceleration or otherwise) of all amounts owing under the Agency Agreement, the Lease and/or under any of the other Operative Agreements to which FHMS is a party, including specifically without limitation all payments under the Agency Agreement, Basic Rent, Supplemental Rent, and other amounts now or hereafter owing by FHMS in connection with the Agency Agreement, the Lease and/or the other Operative Agreements to which FHMS is a party, as such obligations may be modified, extended or renewed from time to time, and (ii) the performance by FHMS of all obligations under the Agency Agreement, the Lease, the Participation Agreement and/or the other Operative Agreements to which FHMS is a party, (hereinafter such obligations under subsections (i) and (ii) may be referred to herein as the "FHMS Obligations").

     2.02 OBLIGATIONS UNCONDITIONAL. The Guarantor agrees that the obligations of the Guarantor under Section 2.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the FHMS Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this
Section 2.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the FHMS Obligations shall be extended, or such performance or compliance shall be waived;

           (ii) any of the acts mentioned in any of the provisions of any of the Operative Agreements or any other agreement or instrument referred therein shall be done or omitted;

          (iii) the maturity of any of the FHMS Obligations shall be accelerated, or any of the FHMS Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Operative Agreements or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the FHMS Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

           (iv) any Lien granted to, or in favor of, the Agent, the Lenders or the Holders as security for any of the FHMS Obligations (or as security for the guarantee thereof by the Guarantor) shall fail to attach or be perfected; or

            (v) any of the FHMS Obligations shall be determined to be void or voidable or shall be subordinated to the claims of any Person.

     2.03 REINSTATEMENT. The obligations of the Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the FHMS Obligations is rescinded or must be otherwise restored by any holder of any of the FHMS Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     2.04 WAIVERS BY THE GUARANTOR. (a) With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Owner Trustee exhaust any right, power or remedy or proceed against any Person under any of the Operative Agreements or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the FHMS Obligations. Without limiting the generality of the foregoing or of any other provision of this Guaranty Agreement, and to the extent permitted by law, the Guarantor also hereby waives and agrees not to assert or take advantage of (as a defense or otherwise):

            (i) Any right to require the Owner Trustee to proceed against FHMS or any other Person or to proceed against or exhaust any security held by the Owner Trustee at any time or to pursue any other remedy available to the Owner Trustee under any other agreement before proceeding against the Guarantor hereunder;

           (ii) The defense of the statute of limitations in any action hereunder;

          (iii) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of the Owner Trustee to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

           (iv) Any failure on the part of the Owner Trustee to ascertain the extent or nature of the collateral subject to any of the Security Documents or any insurance or other rights with respect thereto, or the liability of any party liable with respect to the FHMS Obligations;

            (v) Any defense based upon an election of remedies by the Owner Trustee;

           (vi) Any right or claim to cause a marshaling of the assets of the Guarantor;

          (vii) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty Agreement;

         (viii) Any duty on the part of the Owner Trustee to disclose to the Guarantor any facts that the Owner Trustee may now or hereafter know about FHMS or the Properties, regardless of whether the Owner Trustee has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of FHMS, of the condition of the Properties, and of any and all circumstances bearing on the risk that liability may be incurred by the Guarantor hereunder;

           (ix) Any lack of notice of disposition or of manner of disposition of any collateral subject to any of the Security Documents;

            (x) Failure to properly record any document or any other lack of due diligence by the Owner Trustee in creating or perfecting a security interest in or collection, protection or realization upon any Property or in obtaining reimbursement or performance from any Person or entity now or hereafter liable for the FHMS Obligations;

           (xi) The inaccuracy of any representation or other provision contained in any Operative Agreement (other than a representation by the Owner Trustee);

          (xii) Any sale or assignment of the FHMS Obligations or the Operative Agreements, in whole or in part;

         (xiii) Any sale or assignment by FHMS of any Property, or any portion thereof or interest therein, whether or not consented to by the Owner Trustee and any release by the Owner Trustee of any Property;

          (xiv) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Operative Agreements;

           (xv) Any lack of commercial reasonableness in dealing with any Property;

          (xvi) Any deficiencies in any Property or any deficiency in the ability of the Owner Trustee to collect or to obtain performance from any Persons or entities now or hereafter liable for the payment and performance of any of the FHMS Obligations;

         (xvii) An assertion or claim that the automatic stay provided by 11 U.S.C. Section 362 (arising upon the voluntary or involuntary bankruptcy proceeding of FHMS) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Owner Trustee, to enforce any of its rights, whether now or hereafter acquired, which the Owner Trustee may have against the Guarantor or the Property;

        (xviii)     Any modification of the Operative Agreements or any
     obligation of FHMS relating to the FHMS Obligations by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

          (xix)     Any change in the composition of FHMS;

           (xx) The release of FHMS or of any other Person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any agreements, documents or instruments; and

          (xxi) Without limiting the generality of the foregoing, any rights and benefits which might otherwise be available to any guarantor under California Civil Code Sections 2809, 2810, 2815, 2819, 2822, 2839, 2845
     through 2847, 2848, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and any successor sections to such sections of the Civil Code and Code of Civil Procedures.

     The Guarantor expressly acknowledges and agrees to the foregoing waivers in subclause (xxi) and the Guarantor further understands (with respect to California law) that: (A) Section 580d of the California Code of Civil Procedure generally prohibits a deficiency judgment against a borrower after a non-judicial foreclosure; (B) Guarantor's subrogation rights may be destroyed by a non-judicial foreclosure under the Mortgage Instrument (because the Guarantor may not be able to pursue FHMS for a deficiency judgment by reason of the application of Section 580d of the California Code of Civil Procedure); (C) under UNION BANK V. GRADSKY, 265 Cal. App. 2nd 40 (1968), a lender may be estopped from pursuing a guarantor for a deficiency judgment after a non-judicial foreclosure (on the theory that a guarantor should be exonerated if a lender elects a remedy that eliminates the guarantor's subrogation rights) absent an explicit waiver, and (D) GRADSKY, SUPRA PROVIDES THAT THE GUARANTOR MAY WAIVE THAT DEFENSE, THUS ALLOWING A LENDER TO PURSUE THE GUARANTOR ON ITS GUARANTEE EVEN THOUGH THE GUARANTOR WILL NOT BE ABLE TO PURSUE FHMS BECAUSE THE GUARANTOR'S SUBROGATION RIGHTS WILL HAVE BEEN DESTROYED. Without limitation on the generality of the other waivers contained in this Guaranty Agreement, the Guarantor hereby waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure of California or otherwise.

     (b) Without limitation to the provisions of the preceding subparagraph (a) or any other term or provision of this Guaranty Agreement, the Guarantor specifically acknowledges and agrees and consents to (i) the conveyance by the Owner Trustee from time to time of all or any part of the Property, as determined by Owner Trustee in its sole discretion, without notice to or consent of the Guarantor, and (ii) the non-recourse provisions of Section 14.10 of the Participation Agreement.

     2.05  EVENTS OF DEFAULT; REMEDIES.

          (a) EVENTS OF DEFAULT. If any of the following events (each an "Event of Default" and collectively "Events of Default") shall occur and be continuing:

                 (i) The Guarantor shall (A) fail to perform or observe any term, covenant or agreement of any of the Incorporated Financial Covenants, or (B) fail to perform or observe any term, covenant or agreement referenced in Article IV (other than the Incorporated Financial Covenants referred to in subclause (A)) or the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Guaranty Agreement or in any other Operative Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Guarantor by the Agent, any Lender or any Holder; or

                (ii) The Guarantor or any of its Subsidiaries shall fail to pay any Debt in a principal payment amount (whether singly or in the aggregate) equal to or in excess of $10,000,000 (but excluding Debt outstanding under the Existing Credit Agreement or the promissory notes issued in connection with the Existing Credit Agreement) of the Guarantor or such Subsidiary, as the case may be, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise (and inclusive of principal, interest, fees and penalties)), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to such Debt; or any other event shall occur or condition shall exist under any agreements or instruments relating to any such Debt and shall continue after the applicable grace period (which grace period, if shorter than 30 days, shall be deemed extended to 30 days for purposes of this subsection (ii) if (A) such Debt was assumed in connection with an Acquisition and is in aggregate principal amount of not in excess of $20,000,000, (B) not more than 90 days have elapsed since the consummation of such Acquisition and (C) the Guarantor shall have segregated cash in an amount sufficient to pay the principal amount of such Debt plus interest and premium, if any, then due thereon within such 30 day period), if any, specified in such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

               (iii) The Guarantor, any of its Material Subsidiaries or two or more of the Guarantor's Subsidiaries in any twelve-month period shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Guarantor or any of its Subsidiaries seeking to adjudicate the issue as to whether the entity is bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief of the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or similar official for, the entity or for any substantial part of its property) shall occur; or the Guarantor or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (iii); or

                (iv) Any judgment or order for the payment of money in an aggregate amount in excess of $10,000,000 (less any payments made in respect thereof) shall be rendered against the Guarantor or any of its Subsidiaries, and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, statutory bond or otherwise, shall not be in effect; or

                 (v) Any non-monetary judgment or order shall be rendered against the Guarantor or any of its Subsidiaries that has a Material Adverse Effect, and either (A) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (B) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order by reason of a pending appeal or otherwise, shall not be in effect; or

                (vi)     [Intentionally Omitted]

               (vii) Any ERISA Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Guarantor by the Agent, (A) such ERISA Event shall still exist and (B) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or in the case of a Plan with respect to which an ERISA Event described in clause
          (iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than 5% of the Guarantor's Consolidated Net Worth; or

              (viii) The Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Guarantor and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds 5% of the Guarantor's Consolidated Net Worth; or

                (ix) The Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Guarantor and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding 5% of the Guarantor's Consolidated Net Worth; or

                 (x) Any proceeding shall be instituted against the Guarantor or any of its Subsidiaries which is likely (taking into account the probability of an adverse determination and the exhaustion of all appeals) to have a Material Adverse Effect; or

                (xi)     A Change of Control shall have occurred; or

               (xii) An HMO Event which, if unremedied, is reasonably likely to have a Material Adverse Effect shall have occurred and remain unremedied for thirty days after the occurrence thereof (or such lesser period of time, if any, as the HMO Regulator administering the HMO Regulations shall have imposed for the cure of such HMO Event; it being understood that if the Guarantor reaches a written agreement with such HMO Regulator during such thirty-day (or shorter) period which cures (or provides a means for the cure of) such HMO Event to such HMO Regulator's satisfaction, then no Event of Default shall exist under this subsection (xii)); or

              (xiii)     Any Existing Credit Agreement Event of Default; or

               (xiv)     Any Lease Event of Default.

          (b) REMEDIES. Upon the occurrence of an Event of Default, then, and in any such event, the Owner Trustee may by notice to the Guarantor declare its obligations under the Operative Agreements to be terminated, whereupon the same shall forthwith terminate, and the Owner Trustee shall have the right to exercise its remedies in accordance with Article XVII of the Lease and the Owner Trustee may, without the necessity of further action, call upon the Guarantor for prompt payment and/or performance.

          The Guarantor agrees that, as between the Guarantor, on the one hand, and the Owner Trustee, on the other hand, the FHMS Obligations may be declared to be forthwith due and payable as provided in the Lease (and shall be deemed to have become automatically due and payable in the circumstances provided in the Lease) for purposes of Section 2.01 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such FHMS Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such FHMS Obligations being deemed to have become automatically due and payable), such FHMS Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of said Section 2.01.

     2.06 NO SUBROGATION; NO RECOURSE AGAINST OWNER TRUSTEE. Notwithstanding the satisfaction by the Guarantor of any liability of the Guarantor hereunder, the Guarantor shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of FHMS or to any Property. In connection with the foregoing, the Guarantor expressly waives any and all rights of subrogation to the Owner Trustee against FHMS, and the Guarantor hereby waives any rights to enforce any remedy which the Owner Trustee may have against FHMS and any right to participate in any Property. Further, the Guarantor shall have no right of recourse against the Owner Trustee by reason of any action that the Owner Trustee may take or omit to take under the provisions of this Guaranty Agreement or under the provisions of any of the Operative Agreements.

     2.07 CONTINUING GUARANTEE. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all FHMS Obligations whenever arising.

                                   ARTICLE III

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     Reference is made to the representations and warranties contained in
Article IV of the Existing Credit Agreement (hereinafter referred to as the "Incorporated Representations and Warranties") and the covenants contained in
Article V of the Existing Credit Agreement (hereinafter referred to as the "Incorporated Covenants"). The Guarantor agrees with the Owner Trustee that the Incorporated Representations and Warranties and the Incorporated Covenants (and all other relevant provisions of the Existing Credit Agreement related thereto) are hereby incorporated by reference into this Guaranty Agreement to the same extent and with the same effect as if set forth fully herein, including without limitation any and all waivers, amendments, modifications or replacements of the Existing Credit Agreement or any term or provision of the Incorporated Representations and Warranties and the Incorporated Covenants occurring subsequent to the date of this Guaranty Agreement and the Guarantor further agrees that the Incorporated Representations and Warranties shall be deemed to be restated and made as of the date hereof and as of the date of each Requisition. In the event a waiver is granted under the Existing Credit Agreement or an amendment or modification is executed with respect to the Existing Credit Agreement, and such waiver, amendment and/or modification affects the Incorporated Representations and Warranties or the Incorporated Covenants, then such waiver, amendment or modification shall automatically be effective with respect to the Incorporated Representations and Warranties and the Incorporated Covenants as incorporated by reference into this Guaranty Agreement without further action. If any Lender is not a lender under the Existing Credit Agreement, Guarantor shall deliver to such Lender a copy of the waiver, amendment or modification affecting the Incorporated Representations or Warranties or the Incorporated Covenants. In the event of any replacement of the Existing Credit Agreement with a similar credit facility (the "New Facility") then, if each of the Lenders are lenders under the New Facility, the representations, warranties and covenants contained in the New Facility which correspond to the representations, warranties and covenants contained in Article IV and Article V of the Existing Credit Agreement shall automatically become Incorporated Representations and Warranties and the Incorporated Covenants hereunder without further action. If one or more of the Lenders is not a lender under the New Facility, (i) the Guarantor shall deliver, or cause to be delivered, a copy of the executed New Facility to each of the Lenders on or prior to the effective date thereof and the Majority Lenders shall elect whether
(i) the representations, warranties and covenants contained in the New Facility which correspond to the representations, warranties and covenants contained in
Article IV and Article V of the Existing Credit Agreement shall become the Incorporated Representations and Warranties and the Incorporated Covenants hereunder or (ii) the representations, warranties and covenants contained in
Article IV and Article V of the Existing Credit Agreement immediately prior to such termination (as such may have been amended, modified, supplemented, restated and/or replaced from time to time prior to the termination of the Existing Credit Agreement) shall continue to be the Incorporated Representations and Warranties and the Incorporated Covenants hereunder. If the Existing Credit Agreement is terminated and not replaced, then the representations, warranties and covenants contained in Article IV and Article V of the Existing Credit Agreement immediately prior to such termination (as such may have been amended, modified, supplemented, restated and/or replaced from time to time prior to such termination) shall continue to be the Incorporated Representations and Warranties and the Incorporated Covenants hereunder.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.01 NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered personally or by a nationally recognized overnight courier service or mailed (by ministered or certified mail, return receipt requested, postage prepaid), addressed to the respective parties, as follows:

if to the Guarantor:

               Foundation Health Corporation
               3400 Data Drive
               Rancho Cordova, California  95670
               Attn:  Chief Financial Officer
               Telephone:  (916) 631-5000
               Telecopy:   (916) 631-5335


if to the Owner Trustee:

               First Security Bank of Utah, N.A.
               79 South Main Street
               Salt Lake City, Utah  84111
               Attn:  Val T. Orton
               Telephone:  (801) 246-5300
               Telecopy:   (801) 246-5053


or such additional parties and/or other address as such party may hereafter designate, and shall be effective upon receipt or refusal thereof.

     5.02 BENEFIT OF AGREEMENT. This Guaranty Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto and the assignees of the Owner Trustee (which assignees include the Agent and the Lenders pursuant to the terms of the Security Agreement). The Guarantor shall not assign and transfer any of its rights or obligations hereunder without the prior written consent of the Owner Trustee.

     5.03 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Owner Trustee in exercising any right, power or privilege hereunder or under any other Guarantor Document and no course of dealing between the Guarantor and the Owner Trustee shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Guarantor Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Owner Trustee would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Owner Trustee to any other or further action in any circumstances without notice or demand.

     5.04 PAYMENT OF EXPENSES, ETC.  The Guarantor agrees to:

          (a) pay all reasonable out-of-pocket costs and expenses of the Owner Trustee, the Agent, the Lenders and the Holders in connection with any amendment, waiver or consent relating to this Guaranty Agreement or any of the Guarantor Documents which was requested by either the Guarantor or the Lessee, and, in addition, pay all such costs and expenses related to any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Guarantor under this Guaranty Agreement and all such costs and expenses of the Owner Trustee, the Agent, the Lenders and the Holders in connection with enforcement of the Guarantor Documents (including, without limitation, the reasonable fees and disbursements of counsel for the Owner Trustee, the Agent, the Lenders and the Holders); and

          (b) pay and hold harmless the Owner Trustee, the Agent, the Lenders and the Holders from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and hold harmless the Owner Trustee, the Agent, the Lenders and the Holders from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

     5.05 AMENDMENTS, WAIVERS AND CONSENTS. Neither Guarantor Document nor any of the terms thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is approved or consented to in writing by the Owner Trustee. Any such amendment, change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purpose for which given.

     5.06 COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart.

     5.07 HEADINGS. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty Agreement.

     5.08 GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     5.09 SEVERABILITY. If any provision of any of the Guarantor Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     5.10 ENTIRETY. This Guaranty Agreement together with the other Guarantor Documents represent the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Guarantor Documents or the transactions contemplated herein and therein.


     IN WITNESS WHEREOF, the Guarantor has caused a counterpart of this Guaranty Agreement to be duly executed under seal and delivered as of the date first above written.


                              FOUNDATION HEALTH CORPORATION


                              By:
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                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


Accepted:

FIRST SECURITY BANK OF
UTAH, N.A., not individually
but solely as Owner Trustee
under the FH Trust 1995-1


By:
   ---------------------------
Name:
     -------------------------
Title:
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